      As filed with the Securities and Exchange Commission on July 24, 2000



                                                 Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2

                             Registration Statement
                                      Under

                           The Securities Act of 1933

                             USA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

 Pennsylvania                        7359                        23-2679963

(State or other          (Primary Standard Industrial        (I.R.S. Employer
jurisdiction of           Classification Code Number)       Identification No.)
incorporation or
organization)


                                200 Plant Avenue
                            Wayne, Pennsylvania 19087
              (Address of principal executive offices and zip code)

                              George R. Jensen, Jr.
                             Chief Executive Officer
                             USA Technologies, Inc.
                                200 Plant Avenue
                            Wayne, Pennsylvania 19087
                                 (610) 989-0340
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   Copies to:
                            Douglas M. Lurio, Esquire
                            Lurio & Associates, P. C.
                              One Commerce Square
                         2005 Market Street, Suite 2340
                           Philadelphia, PA 19103-7015
                                 (215) 665-9300
                      -----------------------------------
         Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the
following box:        [ ]


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box:        [X]


         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

============================================================================================
                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
Title of each
class of                                  Proposed           Proposed
Securities            Amount              Maximum            Maximum            Amount of
to be                 to be               Offering Price     Aggregate          Registration
Registered            Registered          Per Unit(1)        Offering Price     Fee
----------            ----------          ---------------    --------------     ------------
Common Stock,
no par value .......2,200,000 shares       $1.40              $ 3,080,000      $   843.92
                                                                               ----------

Total...............2,200,000 shares.......................................... $   843.92
                                                                               ==========

(1) This has been calculated by using the closing bid price of the Common Stock on July 19, 2000 which is greater than the purchase price to be paid by the Selling Shareholders of $1.00 per share.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                             USA TECHNOLOGIES, INC.


                        2,200,000 shares of Common Stock



         These shares of Common Stock are being sold by the Selling Shareholders listed below. The Company will not directly receive any part of the proceeds from the sale. See "Selling Shareholders."

                                ----------------


         The Common Stock is listed on the OTC Electronic Bulletin Board under the symbol "USTT." The closing bid price for the Common Stock on July 19, 2000 was $1.40 per share.


                                -----------------


         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" ON PAGE 6.

                               -------------------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.









                  The date of this prospectus is July 24, 2000.

        No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which the Prospectus relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is current as of any time subsequent to its date.


                               TABLE OF CONTENTS


Prospectus Summary .......................................................     1

Risk Factors .............................................................     5

Use of Proceeds ..........................................................    12

Management Discussion And Analysis of
  Financial Condition And Results
  of Operations ..........................................................    12

Business .................................................................    18

Management ...............................................................    28

Principal Shareholders ...................................................    37

Certain Transactions .....................................................    41

Selling Shareholders .....................................................    44

Market for Common Stock ..................................................    47

Description of Securities ................................................    49

Plan of Distribution .....................................................    61

Legal Matters ............................................................    62

Experts ..................................................................    62

Financial Statements .....................................................   F-1

                               PROSPECTUS SUMMARY

     The following information does not purport to be complete and is qualified in its entirety by and should be read in conjunction with the more detailed information and Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus. Prospective investors should consider carefully the factors discussed below under "Risk Factors".

                                   The Company

     Our Company, USA Technologies, Inc., a Pennsylvania corporation, was founded in January 1992. We are an owner and licensor of automated, credit card activated control systems for use in connection with copying machines, debit card purchase/revalue stations, facsimile machines, personal computers, and computer printers. Our customers are hotels, university libraries, public libraries and retail locations. We generate revenues primarily from the sale of equipment utilizing our control systems, from retaining a percentage of the revenues generated from all credit card transactions conducted through our control systems, and from monthly administrative fees paid by various locations utilizing our control systems.

     Each control system operates as follows:
         - The consumer swipes a valid credit card through the control system.
         - The control system transmits the request to the credit card processor.
         - The credit card processor verifies that the credit card is valid and authorizes the transaction.
         - The control system activates the equipment for use by the consumer.
         - Once the consumer finishes using the equipment, the control system transmits a record of the transactions to our computer center.
         - The transaction information collected from all of the installed control devices is transmitted by us to the credit card processor.
         - The credit card processor electronically transfers the proceeds derived from these transactions, less the credit card processor's charge, to us.
         - Finally, we forward a check to each location representing its share of the proceeds.


    As of March 31, 2000, we had a total installed base of 1,321 control systems, distributed as follows: 1,122 Business Express(R) or MBE Business Express(TM) control systems, 75 Business Express(R) Limited Service (LSS) control systems, 36 Copy Express(TM) control systems, 27 Debit Express(TM) control systems, 11 Fax/Printer Express(TM) control systems, 42 Public PC(TM) control systems and 8 TransAct(TM) control systems located at various hotels and libraries throughout the United States and Canada. The total Business Express(R) or MBE Business Express(TM) or LSS locations as of March 31, 2000 is 352.

         Our executive offices are located at 200 Plant Avenue, Wayne, Pennsylvania 19087. The telephone number is (610) 989-0340. Our website is located at http://www.usatech.com.


Where to Get More Information

         Our Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Such reports, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at the Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission, Washington, D.C. 20549 or by calling the Commission at 1-800-SEC-0330. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval System are publicly available through the Commission's site on the Internet's World Wide Web, located at http://www.sec.gov.

         We will provide a copy of any or all documents incorporated by reference herein (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein), without charge, to each person to whom this Prospectus is delivered, upon written or oral request to USA Technologies, Inc., 200 Plant Avenue, Wayne, Pennsylvania 19087, Attn: George R. Jensen, Jr., Chief Executive Officer (telephone (610) 989-0340).


         The Company will furnish record holders of its securities with annual reports containing financial statements audited and reported upon by its independent auditors, quarterly reports containing unaudited interim financial information, and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

                                   Securities

Securities Offered .....................       Up to 2,200,000 shares of
                                               Common Stock by the Selling
                                               Shareholders.


Common Stock Outstanding
         as of March 31, 2000 ..........       13,083,732 shares. On a fully
                                               converted basis, there would be
                                               20,579,361 shares outstanding
                                               consisting of 3,452,250 shares
                                               issuable upon exercise of the
                                               Warrants issued in November and
                                               December 1999 ("1999-B
                                               Warrants"), 1,637,200 shares
                                               issuable upon conversion of the
                                               Senior Notes ("Senior Notes"),
                                               125,400 shares issuable upon
                                               exercise of Warrants issued in
                                               August 1999 to a consultant
                                               ("Consultant Warrants"),
                                               1,003,007 shares issuable upon
                                               exercise of 991,267 options to
                                               purchase Common Stock and 11,740
                                               Common Stock Purchase Rights
                                               (collectively "Management
                                               Options"), 100,000 shares
                                               issuable upon exercise of the
                                               Warrants issued to affiliates
                                               and/or consultants to GEM
                                               Advisors, Inc. in June 1997,
                                               15,000 shares issuable upon the
                                               exercise of the Warrants issued
                                               in June 1999 ("1999-A
                                               Warrants"), 5,000 shares
                                               issuable upon the exercise of
                                               the Warrants issued August and
                                               September 1998 ("1998-B
                                               Warrants"), 4,000 shares
                                               issuable upon the exercise of
                                               the Warrants issued in January,
                                               February and March 1998 ("1998-A

                                            Warrants"), 1,500 shares
                                               issuable upon exercise of the
                                               Warrants issued in April, May
                                               and June 1997 ("1997-Warrants"),
                                               4,000 shares issuable upon
                                               exercise of the Warrants issued
                                               in January and February 1997
                                               ("1996-B Warrants"), 86,800
                                               shares issuable upon exercise of
                                               the Warrants issued in 1996
                                               ("1996 Warrants"), 67,300 shares
                                               issuable upon the exercise of
                                               the  Warrants issued by the
                                               Company in 1995
                                               ("1995-Warrants"), 595,027
                                               shares issuable upon conversion
                                               of the Series A Convertible
                                               Preferred Stock ("Series A
                                               Preferred Stock"), and 399,145
                                               shares issuable upon conversion
                                               of accrued and unpaid dividends
                                               on the Series A Preferred Stock.
                                               As of July 12, 2000, on a fully
                                               converted basis, there would be
                                               20,769,860 shares outstanding.

Series A Preferred Stock Outstanding as
        of March 31, 2000 ...........          595,027 shares. Each share of
                                               Series A  Preferred Stock, no
                                               par value, of the Company is
                                               convertible by the holder
                                               thereof at any time into 1
                                               share of Common Stock. The
                                               holders of Series A Preferred
                                               Stock are entitled to an annual
                                               cumulative cash dividend of
                                               $1.50 per share. At the time of
                                               conversion, all accrued and
                                               unpaid dividends are converted
                                               into Common Stock at the rate of
                                               $10.00 per share. See
                                               "Description of Securities -
                                               Series A Convertible Preferred
                                               Stock."

                                  RISK FACTORS

     The securities described herein are speculative and involve a high degree of risk. Each prospective investor in the Common Stock should carefully consider the following risk factors inherent in and affecting our business and the Common Stock before investing in the Common Stock.

         1. Limited Operating History; Significant Cumulative Operating Losses; Auditor Report Modification for Going Concern. From inception through March 31, 2000, our Company has generated funds primarily through the sales of its securities. The auditor's report at June 30, 1999 includes a modification that indicates that the Company's existence may be dependent on its ability to continue to raise capital and generate sufficient revenue from operations. See "Consolidated Financial Statements."

         Our Company installed its first product, the Golfer's Oasis(TM) in June 1994. This product line did not achieve the anticipated market acceptance and was also very capital intensive. There are currently no units in operation and revenues were nominal. The Copy Express(TM) was first installed in January 1995, and as of March 31, 2000, there were 36 units in operation. The Credit Card Vending Express(TM) was first installed in March 1995, and as of March 31, 2000, there were no units in operation. The Fax Express(TM) was first installed in February 1997 and as of March 31, 2000 there were 11 units in operation and net revenues were nominal. The Company's Debit Express(TM) was first installed in April 1995, and as of March 31, 2000, there were 27 units in operation and net revenues were nominal. The Public PC(TM) (formerly known as the Credit Card Computer Express(TM)) was first installed in April 1996, and as of March 31, 2000, there were 42 units in operation and net revenues were nominal. The Business Express(R) was first installed in September 1996, and as of March 31, 2000, there were 352 Business Express(R) or MBE Business Express(TM) units in operation (containing 1,122 control systems). Although the MBE Joint Venture was established in September 1997, as of March 31, 2000, 203 MBE Business Express(TM) units were sold. The MBE Joint Venture was terminated in May 1999. See "Business-Legal Proceedings."

         For its fiscal years ended June 30, 1999, 1998, and 1997 our Company incurred operating losses of $3,651,624, and $3,568,281, respectively. From its inception on January 16, 1992 through March 31, 2000, we have incurred operating losses of $25.6 million.

         As of March 31, 2000, our Company had working capital of approximately $4,070,400, of which $1,117,375 was invested in inventory. At March 31, 2000, we had cash of $3,385,430. We anticipate generating additional cash to finance future operating expenses by selling additional securities and through increased revenues primarily through resale of equipment utilizing our control systems. As of March 31, 2000, there were an aggregate of 1,321 of our control devices at locations in the United States. We have an limited operating history upon which an evaluation of future prospects can be made. Such future prospects must be considered in light of the risks, expenses and difficulties frequently encountered in the establishment of a new business. There is currently no basis upon which to assume that our business will prove financially profitable or generate more than nominal operating revenues. In addition, there can be no assurances that we will be able to continue to sell additional securities. If we fail to generate increased revenues or fail to sell additional securities, investors may lose all or a substantial portion of their investment.

         2. Dependence Upon Key Personnel. Our Company is dependent on certain key management personnel, particularly its Chairman and Chief Executive Officer, George R. Jensen, Jr. The loss of services of Mr. Jensen or other executive officers would have a material adverse effect upon our Company's business. The Company entered into an employment agreement with Mr. Jensen that expires in June 2002. The Company also entered into employment agreements with other executive officers, each of which contain non-compete agreements. We have also obtained a key man life insurance policy in the amount of $2,000,000 on Mr. Jensen, and a key man life insurance policy in the amount of $1,000,000 on our Vice President-Research and Development, Haven Brock Kolls, Jr. We do not have and do not presently intend to obtain key man life insurance coverage on any of our other executive officers.

         3. Uncertainty of New Product Development; Unproven Commercial Viability. While a number of products or services such as gasoline and public telephones are currently provided through unattended, credit card activated terminals, the commercial viability of any of our products has not been established. Although commercial production and installation of our products has commenced on a very limited basis, there can be no assurance that our products will be successful or become profitable. In addition, there can be no assurance that the demand for our products will be sufficient to enable us to become profitable. Even if our current products would prove to be commercially viable, there can be no assurance that they can evolve or be improved to meet the future needs of the market place. In any such event, investors may lose all or substantially all of their investment in our Company.

         4. Dependence on Proprietary Technology; Patent Issues. Our Company's success is dependent in part on its ability to obtain patent protection for its products, maintain trade secret protection and operate without infringing the proprietary rights of others. To date, we have pending patent applications, and intend to file applications for additional patents covering our future products although there can be no assurance that we will do so. In addition, there can be no assurance that we will maintain or prosecute these applications. The United States Government granted us eight patents as of June 30, 2000. See "Business - Patents, Trademarks and Proprietary Information." There can be no assurance that any of the remaining patent applications will be granted to us, that we will develop additional products that are patentable or do not infringe the patents of others, or that any patents issued to us will provide us with any competitive advantages or adequate protection for our products. In addition, there can be no assurance that any patents issued to us will not be challenged, invalidated or circumvented by others. There can be no assurance that any of our products would not infringe the patents of others. If any of the products are found to have infringed any patent, there can be no assurance that we will be able to obtain licenses to continue to manufacture and license such product or that we will not have to pay damages as a result of such infringement. Even if a patent application is granted for any of our products, there can be no assurance that the patented technology will be a commercial success or result in any profits to us. See "Business-Legal Proceedings."

         5. Competition. There are companies presently offering automated, credit card activated control systems in connection with facsimile machines, personal computers, debit card purchase/revalue stations, and use of the Internet and e-mail which are in direct competition with our Company's products, including the Business Express(R) and Public PC(TM). See "Business-Competition." In addition, the businesses which have developed unattended, credit card activated control systems currently used in connection with gasoline dispensing, public telephones, prepaid telephone cards, ticket dispensing machines, or vending machines are capable of developing control systems in direct competition with our Company. Many of these businesses are well established, have substantially greater resources than our Company and have established reputations for success in the development, sale and service of high quality products. Such competition may result in lower percentages of gross revenues being retained by our Company in connection with its devices, or otherwise may reduce potential profits or result in a loss of some or all of its customer base. To the extent that our competitors are able to offer more attractive technology, our ability to compete could be materially and adversely affected. We are also aware of several businesses which make available use of the Internet and use of personal computers to hotel guests in their hotel rooms on an as-needed basis. Although these services are not credit card activated, such services would compete with the Company's Business Express(R), and the location may not order the Business Express(R), or if ordered, the hotel guest may not use it.

         6. Dependence on Third-Party Suppliers. Our Company is dependent on third-party suppliers for the various component parts of its products. Although we believe there are alternative sources for these component parts, the failure of such suppliers to supply such component parts or the absence of readily available alternative sources could have a material adverse effect on our Company, including delaying the implementation of our business plan to achieve profitability. We do not have supply contracts with any of such third-party suppliers and we intend to purchase components pursuant to purchase orders placed from time to time. See "Business-Procurement".


         7. Cash Dividends Not Likely. There can be no assurance that the proposed operations of our Company will result in significant revenues or any level of profitability. Any earnings which may be generated by our Company would be used, for the foreseeable future, to finance the growth of our business. Accordingly, while payment of dividends rests within the discretion of the Board of Directors, no cash dividends on the Common Stock or Series A Preferred Stock have been declared or paid by us to date, and the Company does not presently intend to pay cash dividends on the Common Stock or Series A Preferred Stock for the foreseeable future. Although we paid a special stock dividend in August 1995 consisting of one-third of a share of Common Stock for each share of outstanding Series A Preferred Stock, there can be no assurance that cash dividends will ever be paid on the Common Stock. Our Articles of Incorporation prohibit the declaration of any dividends on the Common Stock unless and until all unpaid and accumulated dividends on the Series A Preferred Stock have been declared and paid. Through March 31, 2000, the unpaid and cumulative dividends on the Series A Preferred Stock equal $3,991,449. The unpaid and accumulated dividends are either payable in cash by our Company when and if declared by the Board of Directors or may be converted into shares of Common Stock at the rate of $10.00 per share. Through March 31, 2000, $2,046,373 of unpaid and cumulative dividends on the Series A Preferred Stock were converted into 2,002,697 shares of Common Stock. See "Description of Securities - Series A Convertible Preferred Stock."

         8. Need For Market Acceptance; Location Risk. There can be no assurance that demand for our Company's products will be sufficient to enable us to become profitable. Likewise, no assurance can be given that we will be able to install the credit card activated control systems at enough locations or sell equipment utilizing our control systems to enough locations to achieve significant revenues or that our operations can be conducted profitably. As of March 31, 2000, an aggregate of 1,321 control devices have been installed at commercial locations and revenues have been small. Alternatively, the locations which would utilize the control systems may not be successful locations. In such event, our revenues would be adversely affected. We may in the future lose locations utilizing our products to competitors, or may not be able to install our products at competitor's locations. Moreover, even if our current products would prove to be commercially viable, there can be no assurance that they can evolve or be improved to meet the future needs of the market place.


         9. No Current Established Trading Market; No Assurance of Active
Public Market. The Common Stock is currently traded on the OTC Electronic Bulletin Board. Although there is limited trading in the Common Stock, there is no established trading market. Unless and until there is an established trading market for the Common Stock, holders of the Common Stock could find it difficult to dispose of, or to obtain accurate quotations as to the price of, the Common Stock. See "Description of Securities - Shares Eligible For Future Sale" and "Market For Common Stock."


         10. Risks of Low-Priced Stocks. The Common Stock is subject to the so-called penny stock rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with a spouse). For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser's written consent to the transaction prior to sale. These regulations may adversely affect the ability or willingness of broker-dealers to sell the Common Stock.

         The Commission has adopted regulations that define a penny stock to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market.

         As of the date hereof, the Common Stock qualifies as a penny stock and is subject to the above regulations. The above regulations could adversely affect the market liquidity for the Common Stock and could limit the ability or willingness of broker-dealers to sell the Common Stock as well as the ability of holders of the Common Stock to sell the Common Stock in the secondary market.

         11. Shares Eligible for Future Sale. Of the 13,083,732 shares of Common Stock issued and outstanding as of March 31, 2000, 11,181,132 are freely transferable without restriction or further registration under the Act (other than shares held by "affiliates" of the Company), and the remaining 1,902,600 are "restricted securities", as that term is defined under Rule 144 promulgated under the Act, and under certain circumstances may be sold without registration pursuant to that Rule. Of the 595,027 shares of Preferred Stock issued and outstanding on March 31, 2000, all are freely transferable without restriction or further registration under the Act (other than shares held by "affiliates" of the Company). As of March 31, 2000, there were 67,300 shares of Common Stock issuable by the Company to the holders of the outstanding unexercised 1995 Warrants, 86,800 shares of Common Stock issuable by the Company to the holders of the outstanding unexercised 1996 Warrants, 4,000 shares of Common Stock issuable by the Company to the holders of the outstanding 1996-B Warrants, 1,500 shares of Common Stock issuable to the holders of the outstanding 1997 Warrants, 4,000 shares of Common Stock issuable to the holders of the outstanding 1998-A Warrants, 1,003,007 shares of Common Stock issuable to the holders of the Management Options, 100,000 shares of Common Stock issuable upon the exercise of the GEM Warrants, 5,000 shares of Common Stock issuable by the Company to the holders of the outstanding 1998-B Warrants, 15,000 shares of Common Stock issuable to the holders of the 1999-A Warrants, 1,657,200 shares issuable upon conversion of the Senior Notes, 125,400 shares issuable upon exercise of the Consultant Warrants, and 3,452,250 shares issuable upon exercise of the 1999-B Warrants. Such Common Stock, if issued, will be freely tradeable under the Act. See "Description of Securities". We are unable to predict the effect that sales made under Rule 144 or otherwise may have on the market price of the Common Stock prevailing at the time of any such sales. See "Description of Securities--Shares Eligible for Future Sale" and "Market for Securities".

         12. Year 2000 Compliance. In prior years, we discussed the nature and progress of our plans to become Year 2000 ready. In late 1999, we completed our remediation and testing of systems. As a result of those planning and implementation efforts, we experienced no significant disruptions in mission critical information technology and non-information technology systems and believe those systems successfully responded to the Year 2000 date change. We expensed approximately $25,000 during 1999 in connection with remediating our systems. We are not aware of any material problems resulting from Year 2000 issues, either with our products, our internal systems, or the products and services of third parties. We will continue to monitor our mission critical computer applications and those of our suppliers and vendors throughout the Year 2000 to ensure that any latent Year 2000 matters that may arise are addressed promptly.

         13. Ability to Service Debt; Subordination. As a result of our incurrence of indebtedness in connection with our issuance of the Senior Notes, we will be obligated to make substantial principal and interest payments to the holders of the Senior Notes.

         During October 1999, in an effort to reduce our debt payments, we authorized the voluntary conversion of all or any part of the Senior Notes into shares of Common Stock at the rate of $2.50 per share, at any time until the maturity date of December 31, 2001. If all of the $4,618,000 principal amount of the Senior Notes are converted, we would issue 1,847,200 shares of Common Stock. We have agreed to use our best efforts to register for resale under the Act the shares of Common Stock into which the Senior Notes are convertible. Through March 31, 2000, a total of $525,000 of our Senior Notes have been converted into 210,000 shares of Common Stock.

         In the event that no additional Senior Notes are converted, on December 31, 2001, we are obligated to repay the $4,093,000 remaining principal amount of the Senior Notes. Until the Senior Notes have been paid by us, the amount of the Senior Notes will be reflected as a liability on our financial statements, net of related discount. In addition, pending such repayment, our Company is required to make interest payments each calendar quarter in the amount of $122,790, or in the amount of $491,160 each year. The ability of our Company to satisfy its debt obligations will be dependent on its future performance and the success of its product lines and on its ability to raise capital. Such performance is subject to financial, business and market factors and other factors affecting our Company's business and operations.

         We anticipate that the scheduled interest and principal payments required under the Senior Notes can be met from cash from operations, if any, as well as proceeds from other securities offerings. However, there can be no assurance that such interest and principal payments can be met.

         The Senior Notes are unsecured and thus, in effect, will rank junior to any Senior Indebtedness, as defined therein. See "Description of Securities - 12% Senior Notes." The payment of any amount owing in respect of the Senior Notes will be subordinated to prior payment in full of all existing and future Senior Indebtedness. In the event of the liquidation, dissolution, reorganization or similar proceedings with respect to the Company, assets of the Company will be available to pay obligations on the Senior Notes only after all of the Senior Indebtedness, as applicable, has been paid in full, and there can be no assurance that sufficient assets to pay amounts due on all or any of the Senior Notes will remain.

                                 USE OF PROCEEDS

         The Company will not directly receive any of the proceeds from the sales of the Common Stock by the Selling Shareholders. See "Selling Shareholders" for a list of those Shareholders entitled to receive net proceeds from the sales of the Common Stock. The Selling Shareholders will receive all of the net proceeds from the sale of the Common Stock pursuant to this Prospectus. See "Description of Securities."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

         This Form SB-2 contains certain forward looking statements regarding, among other things, the anticipated financial and operating results of the Company. For this purpose, forward looking statements are any statements contained herein that are not statements of historical fact and include, but are not limited to, those preceded by or that include the words, "believes," "expects," "anticipates," or similar expressions. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward looking information is based on various factors and was derived using numerous assumptions. Important factors that could cause the Company's actual results to differ materially from those projected, include, for example
(i) the ability of the Company to generate sufficient sales to generate operating profits, or to sell products at a profit, (ii) the ability of the Company to raise funds in the future through sales of securities, (iii) whether the Company is able to enter into binding agreements with third parties to assist in product or network development, (iv) the ability of the Company to commercialize its developmental products, or if actually commercialized, to obtain commercial acceptance thereof, (v) the ability of the Company to compete with its competitors to obtain market share, (vi) the ability of the Company to obtain sufficient funds through operations or otherwise to repay its debt obligations, (vii) the ability to prevail in its pending legal proceeding with MBE, or (viii) the failure by the Selling Shareholders to deliver to the Company the amount of $2,200,000 due on or before August 31, 2000 pursuant to subscription agreements entered into during June 2000 covering the sale of 2,200,000 shares of Common Stock. Although the Company believes that the forward looking statements contained herein are reasonable, it can give no assurance that the Company's expectations will be met.

Introduction

         Events in the latter portion of the fiscal year ended June 30, 1998 enabled the Company to complete its transition from a development stage enterprise to an enterprise focusing on marketing its products and its commercial operations. The Company has incurred operating losses during the years ended June 30, 1999 and 1998 of $3,651,624 and $3,568,281, respectively, and lost $5,997,689 for the nine months ended March 31, 2000, and anticipates incurring operating losses through at least the first half of fiscal 2001.

         The Company's independent auditors have included an explanatory paragraph in their report on the Company's June 30, 1999 consolidated financial statements discussing issues which raise substantial doubt about the Company's ability to continue as a going concern. The Company believes that the funds available at March 31, 2000 combined with the revenues to be generated from operations, the potential capital to be raised from the exercise of Common Stock Purchase Warrants, private placement offerings, and the ability to reduce anticipated expenditures, if required, will provide for the Company to continue as a going concern.

Results of Operations

Fiscal quarter and nine months ended March 31, 2000:

         The fiscal quarter ended March 31, 2000 resulted in a net operating loss of $2,175,039 compared to a net loss of $758,643 for the fiscal quarter ended March 31, 1999, for the reasons described below. Losses are projected to continue until sufficient revenue is generated from equipment sales and licensing fees from the Company's proprietary technology.

         Revenues were $314,256 compared to $997,436 from the previous year's fiscal quarter. This $683,180 or 69% shortfall reflects the large Prime Hospitality rollout of the MBE Business Express(TM) last year at this time. Of the total revenues, equipment sales totaled $159,011, a decrease of $705,332 or 82% over the same period last year. License fees, however, increased to $155,245 from $133,093 for the same period during the prior year, an increase of 17%. This is due to the continuing increase in the installed base of control systems. Revenue is still well below the level required for the Company to be profitable.

         Cost of sales for the period included labor and equipment of $159,310 which represented a decrease of $525,526 or 77% versus the same period during the prior year, and is directly attributable to the decrease in equipment sales described above.

         General and administrative expenses of $1,392,857 increased by $776,788 or 126% from the same quarter last year. The principal reason was a large increase in legal costs of $355,095 or 117%. Of this increase, $280,272 was for legal fees related to the MBE litigation described in Part II, Item 1 (Legal Proceedings), which has been funded through the issuance of Company stock and therefore does not consume cash. Other components of general and administrative costs included an increase in outside services of $147,273 or 351%; consulting fees increase of $72,050, advertising cost increase of $42,105, professional fees increase of $40,139, repairs and maintenance expense increase of $34,942, travel expense increases of $26,641, and increases in telephone expenses of $19,976 or 72%.

         Compensation expense of $513,382 increased by 52% due to increased personnel activities in all areas of the Company. The interest expense of $402,894 increased by $382,541, which was due to two factors. The increase in non-cash amortization of the debt issuance cost and the equity component was $258,401; while the remaining increase was primarily due to interest payments on the remaining 12% Senior Debt. Depreciation expense decreased from $31,710 to $20,150, primarily due to the transfer of $8,984 of depreciation expense to cost of goods as offset to licensing revenues generated from installations owned by the Company.

             During the quarter, shares of common stock have been issued in lieu of cash payments with a fair value of $351,899, and are reflected primarily as an increase in prepaid assets.

          The nine month period ended March 31, 2000 resulted in a net operating loss of $5,997,689 compared to a net loss of $2,138,780 for the comparable period ended March 31, 1999. Revenues were $1,407,760 compared to $3,340,282, a $1,932,522 or 58% reduction. Of the total revenues, equipment sales totaled $931,797, a decrease of $2,089,930 or 69%. Cost of sales of $864,402 represented a decrease of $1,711,992, and is directly attributable to the decrease in equipment sales. General and administrative expenses of $3,555,753 increased by $1,941,346 or 120%. The principal reason was a large increase in legal fees of $1,112,438 related to the MBE litigation described in Part II, Item 1, (Legal Proceedings). Other components of general and administrative costs included increases in outside marketing and operational services of $370,399, increased charges for consulting and professional fees of $195,535, and increases in costs related to the rental and maintenance of the company's corporate office of $88,087 or 153%; offset by reductions in travel and entertainment and trade show costs of $45,504. Compensation expense of $1,664,299 increased by $639,145 or 62% due to increased personnel activities in all areas of the Company. Debt related expenses including interest charges increased $1,217,072 over the comparable nine month period last year, due to interest charges on the Senior Notes outstanding for this current period and amortization of debt issuance costs and the equity component of the Senior Notes.

Fiscal year ended June 30, 1999:

         For the fiscal year ended June 30, 1999, the Company had a net loss of $3,651,624. The overall loss applicable to common shares of $4,654,077 or $1.07 per common share (basic and diluted) was derived by adding the $3,651,624 net loss and the $1,002,453 of cumulative preferred and other adjustments and dividing by the weighted average shares outstanding of 4,348,866.

         Revenues for the fiscal year ended June 30, 1999 were $3,890,516, an increase of $2,065,287 or 113% over the prior year, reflecting the continued penetration of the Business Express(R) and the MBE Business Express(TM) into the marketplace.

         Operating expenses for the fiscal year ended June 30, 1999 were $7,295,628, representing a $1,793,978 or 33% increase over the prior year. The primary contributors to this increase were cost of equipment sales and general and administrative expenses, as detailed below.

         Cost of sales increased by $1,701,193 from the prior year, primarily reflecting the increase in MBE Business Express(TM) business. General and administrative expenses of $2,687,744 increased by $473,760 or 21%. This increase is primarily due to legal expenses associated with the pending MBE litigation, which amounted to over $600,000. See "Business - Legal Proceedings." Without these legal expenses, general and administrative expenses would have declined by over $100,000. In addition, outside services increased by $141,135 or 199% primarily to fund promotional programs in the marketing and investor relations areas. Offsetting these increases were decreases in travel and entertainment expenses of $147,097, or 42%; decreases in product development of $45,760 or 46%; and decreases in advertising by $103,270 or 49%.

         Compensation expense was $1,553,189, a decrease of $356,493 or 19% from the previous year. The decrease was primarily due to the non-cash expense of $554,630 last year which reflected the compensation charge recorded for the repricing of the Common Stock options below fair market value during April 1998. Offsetting this decrease were increases in salaries of $237,260, or 21%, which is due to increased personnel requirements in the operations and sales areas.

         Depreciation expense of $91,773 decreased by $24,382 or 21%, due to a lower depreciable asset base.

Fiscal year ended June 30, 1998:

         For the fiscal year ended June 30, 1998, the Company had a net loss of $3,568,281. The overall loss applicable to common shares of $5,322,847 or $1.51 per common share (basic and diluted) was derived by adding the $3,568,281 net loss and the $1,754,566 of cumulative preferred and other adjustments and dividing by the weighted average shares outstanding of 3,532,048.

         Revenues for the fiscal year ended June 30, 1998 were $1,825,229, an increase of $1,217,457 or 200% over the prior year, reflecting the continued entrance of the Business Express(R) and the MBE Business Express(TM) into the marketplace.

         Operating expenses for the fiscal year ended June 30, 1998 were $5,501,650, representing a $1,758,689 or 47% increase over the prior year. The primary contributors to this increase were cost of sales, general and administrative expense, and compensation expense, as detailed below.

         Cost of sales increased by $736,639 from the prior year, primarily reflecting the increase in MBE Business Express(TM) business. General and administrative expense of $2,213,984 increased by $173,821 or 8.5% which reflects both a general increase in spending to support the expansion of operations and other factors as described below. Specifically, the major contributors to this increase were: reserves of $87,520 established in fiscal 1998 to cover estimated future field service warranty expenses for the Company's control system terminals; marketing promotions and trade show expenses increased $64,901 or 59%; and advertising increased by $125,204 or 143%, reflecting the need to increase product awareness in the marketplace. Certain other increases were experienced in outside services, telephone, and office supplies. Certain other expenses decreased as compared to the prior year, primarily professional and consultant fees, which decreased by $109,916 or 20%.

         Compensation expense was $1,909,682, an increase of $829,224 or 76.7% over the previous year. The increase was primarily due to the non-cash expense of $554,630 which reflects the compensation charge recorded for the repricing of the common stock options below fair market value during April 1998. The remainder of the increase is due to increased personnel requirements in the operations and sales areas.

         Depreciation expense of $116,255 increased by $19,005, which is attributable to the increased depreciable asset base.


Plan of Operations

         As of March 31, 2000, the Company had an installed base of a total of 1,321 control systems, distributed as follows: 1,122 Business Express(R) or MBE Business Express(TM) control systems, 75 Business Express(R) Limited Service control systems, 36 Copy Express(TM) control systems, 27 Debit Express(TM) control systems, 11 Fax/Printer Express(TM) control systems, 42 Public PC(R) and 8 TransAct(TM) control systems located at various hotels and libraries throughout the United States and Canada. The total Business Express(R) or MBE Business Express(TM) locations as of March 31, 2000 was 352, compared to 290 locations as of March 31, 1999. The total license fee revenues received by the Company from these systems increased by 17% from the same quarter last fiscal year, but is still well below the level required to achieve profitability.

         The Company has developed a product line extension to its flagship Business Express(R) product, called the Business Express(R) Limited Service Series (LSS). The LSS has copier and fax capabilities plus laptop printing, dataport capabilities and credit card activated phone. The LSS is targeted to the hospitality industry, which includes mid-market, limited service and economy properties. As of March 31, 2000, 43 LSS locations have been installed, in Holiday Inns, Best Westerns and others.

         In March 2000, the Company signed an agreement with an affiliate of MeriStar Hospitality Corporation, which is the largest independent hotel management company in the United States, operating approximately 225 hotels and resorts under such names as Hilton, Holiday Inn and Wyndham. The agreement provides that the Company will be the exclusive provider of business center solutions to the approximately half of the hotels and resorts which are owned by MeriStar, and will be recommended as the preferred provider of business center solutions to the other half which are managed but not owned by MeriStar. The agreement expires in February 2002. As of March 31, 2000, two business center solutions have been installed at MeriStar locations.

         In April, 2000, the Company signed an agreement with Wayport, Inc. of Austin Texas, a leading high speed Internet solutions provider. The agreement allows the Company to broaden its business center offering to provide its hotel customers with in-room Internet access; provides faster response times for its current Business Express(R) product; and gives the Company a strategic partner to co-market the Business Express(R).

         The Company's next generation of terminal, e-Port(TM), would contain the functionality of the current TransAct(TM) terminal for card processing, control and data management, and in addition would offer capability for public access electronic commerce and advertising using the internet. The Company introduced to the public a preliminary version of e-Port(TM) in mid December. A limited number of e-Port(TM) units have been manufactured, and during the next several months, the Company anticipates that it would beta-test these terminals in selected locations, and believes that it would begin selling e-Port(TM) in the next fiscal year.

         On May 2, 2000, the Company was issued a United States patent for a system to control and network vending machines. The Company believes that the patent may place it in a solid position to help the $35 billion vending industry in its on-going efforts to network its vending machines together for better control and increases in operating efficiency. The Company also received a notice of allowance for a related patent for a system for batch processing of credit card transactions, and believes that this patent may facilitate a unique ability to affordably process the micro transactions which are typical of vending machine operations. The Company is working with a Fortune 100 consumer products company, pursuant to which that company would establish a pilot program using e-Port(TM) in a limited number of its beverage vending machines. The pilot is expected to begin in the spring and last several months, with all costs covered. The Company is in discussions with that consumer products company regarding a comprehensive business relationship if the pilot program is a success. The patent in conjunction with e-Port(TM) would allow a networked, credit card operated system which could manage inventory on a real time basis, and give consumers an internet experience.

              In total, the Company has eight issued patents, and thirty-four patents pending. These patents generally cover credit card processing and the system and network in which it functions, which includes office equipment, vending machines and retail points of sale. The most recent patents pending cover the use of the e-Port(TM) including interactive advertising and e-commerce, in a variety of end user applications.

              The Company continues to work with its business partner IBM in designing an enhanced internet-capable version of the network which will underlie all transaction processing for e-Port(TM), including advertising and e-commerce.

         The Company is marketing its products through its full-time sales staff consisting of three national accounts salespeople and two regional sales managers, either directly to customer locations or to management companies or distributors servicing these locations. Strategic partnerships and pilot programs with key customers continue to be pursued and developed.

         In May, 2000, the Company demonstrated its vision for use of the e-Port(TM) at the @d:tech.San Francisco Internet conference. The Company announced its intention to position itself as a key player in the interactive media space, with e-Port(TM) targeted at three Internet markets: interactive advertising, electronic commerce and pervasive computing. As a non-PC device, e-Port(TM) allows Internet access in many locations currently unreachable by the PC, such as retail point of sale and vending.

Liquidity and Capital Resources

         For the nine month period ended March 31, 2000, there was a net increase in cash of $1,720,414. This was attributable primarily to net proceeds of $6,422,691 from the issuance of Common Stock and the exercise of warrants. Cash was used by the operating loss of $5,997,689, partially offset by favorable changes of $282,458 in operating assets and liabilities including the effect of using stock in lieu of cash payments, and $752,339 of non cash amortization of the equity component of the Senior Note. As of March 31, 2000, total cash on hand was $3,385,430, and working capital was $4,070,400, of which $1,117,375 was invested in inventory.

         During the quarter ended September 30, 1999, 136,000 1999-A Warrants were exercised at $.50 per share, resulting in gross proceeds to the Company of $68,000.

         During October and November 1999, the Company's Board of Directors authorized a private placement offering to accredited investors of up to 356 units at a unit price of $10,000. Each unit consisted of 10,000 shares of Common Stock at $1.00 per share, and 10,000 1999-B Warrants. Each 1999-B Common Stock purchase warrant entitles the holder to purchase one share of Common Stock for $2.00. As a result of the offering, during October, November and December 1999, a total of 356 units were sold at $10,000 per unit, resulting in gross proceeds of $3,560,000 to the Company.

         During the period October 1, 1999 through December 31, 1999, an additional 627,700 1999-A Warrants were exercised at $.50 per warrant, resulting in gross proceeds to the Company of $313,850.

         During December 1999, the holder of 10,000 of the GEM Warrants which had been issued in June 1997 exercised such warrants for $2.00 per share resulting in $20,000 of gross proceeds.

         During January 2000, the Company issued an aggregate of 146,900 shares of Common Stock upon the exercise of 1999-A Warrants at $.50 per share generating gross proceeds of $73,450.

         During February 2000, the Company received gross proceeds of $85,000 upon the exercise of warrants by Harmonic Research, Inc. to purchase 34,000 shares of Common Stock at $2.50 per share.

         During February and March 2000 the Company issued an aggregate of 107,750 shares of Common Stock upon the exercise of 1999-B Warrants at $2.00 per share for gross proceeds of $215,500.

         During February 2000, the Company received gross proceeds of $31,250 upon the exercise of options by the holders thereof for 16,500 shares of Common Stock.

         During February, March and April 2000, the Company sold an aggregate of 1,300,000 shares of Common Stock pursuant to a private placement at $2.00 per share generating gross proceeds of $2,600,000.

         During June 2000, the Company sold to the Selling Shareholders an aggregate of 2,200,000 shares of Common Stock pursuant to a private placement at $1.50 per share. In July 2000, the purchase price was reduced to $1.00 per share. Pursuant to the subscription agreements entered into by the Selling Shareholders and the Company, the purchase price of $2,200,000 is to be paid on or before August 31, 2000. As of the date hereof, the Company has not received any payments against the outstanding subscriptions.


         The Company believes that existing proceeds from the above, together with funds available from the potential exercise of outstanding warrants and options, payment of the $2,200,000 by the Selling Shareholders, increased revenues from its business, and additional sales of securities would be sufficient to fund operations until at least through December 31, 2000. However, there can be no assurance that any such additional warrant or option exercises would occur, any additional securities would be sold, that the monies due under the subscription agreements would be paid, or that increased revenues would result from its business activities. Under such circumstances, the Company may cease to be a going concern or may have to reduce its operations.

         During the fiscal year ended June 30, 1999, the Company completed several financing transactions. Net proceeds of $4,106,440 were realized from issuance of Senior Notes, $254,360 were realized from private placement offerings of Series A Preferred Stock, and $182,540 were realized from Common Stock transactions, principally the exercise of Common Stock Purchase Warrants and Options. As of June 30, 1999, the Company had working capital of $1,279,367, which included cash and cash equivalents of $1,665,016 and inventory of $1,255,836.

         During the fiscal year ended June 30, 1999, net cash of $3,940,414 was used by operating activities, primarily due to the net loss of $3,651,624. The net cash provided by financing activities of $5,320,747 was principally due to the net proceeds generated from the issuance of the Senior Notes and the $804,485 proceeds from the line of credit from IBM Global Financing.

         The Company's independent auditors have included an explanatory paragraph in their report on the Company's June 30, 1999 consolidated financial statements discussing issues which raise substantial doubt about the Company's ability to continue as a going concern. The Company anticipates that for the year ending June 30, 2000 there will be a negative cash flow from operations in excess of $4.0 million. However, the Company believes that the funds available at December 31, 1999 combined with the revenues to be generated during fiscal year 2000, the potential capital to be raised from the exercise of the Common Stock Purchase Warrants and private placement offerings, and the ability to reduce anticipated expenditures, if required, will provide for the Company to continue as a going concern through calendar year 2000.

Commitments

         The Company leases approximately 10,000 square feet in Wayne, Pennsylvania for a monthly rental of $11,500 plus utilities and operating expenses. The lease is for a term of three years and expires June 30, 2002.

         The Company has acquired inventory financing using IBM Global Financing. The debt to IBM is secured primarily by the inventory being financed. As of March 31, 2000, $83,689 of inventory is being financed. Such inventory was originally the inventory of the MBE Joint Venture, but was purchased by the Company from the MBE Joint Venture when the MBE Joint Venture was terminated in May 1999.

                                    BUSINESS

         USA Technologies, Inc., a Pennsylvania corporation (the "Company"), was founded in January 1992. The Company is a leading provider and licensor of automated, credit card activated control systems for the copying, debit card and personal computer industries. The Company's devices make available credit card payment technology in connection with the sale of a variety of products and services. The Company generates its revenues from the direct sale of its control systems and the resale of configured office products, from monthly administrative fees paid by locations utilizing its control systems, and from retaining a portion of the monies generated from all credit card transactions conducted through its control systems.

         The Company has developed an automated, credit card activated control system to be utilized with photocopying machines, facsimile machines, computer printers, and debit card purchase/revalue stations. The control systems allow consumers to use credit cards to pay for use of these products.

         The Company has also developed the Public PC(R), which is an automated credit card activated control system to be used in connection with a personal computer, including on-line services, such as the Internet. This product enables locations to offer the use of personal computers to the public on an "as needed" basis utilizing credit cards as a method of payment. In addition, the Company introduced to the university library market its Automated Print Payment System(TM) (APPS). This system enables libraries to charge users via credit/debit cards for the printed output from computer networks, thus providing a new source of revenue to cover their increasing costs of operations.

         During fiscal year 1997, the Company introduced the Business Express(R), which is being marketed to the hospitality industry as an amenity to the business traveler. The Business Express(R) combines the Company's existing applications for computers, copiers, and facsimiles into a kiosk type configuration. All services provided are credit card activated. The Business Express(R) continues the Company's move towards the sale of the Company's proprietary equipment to operators rather than the revenue sharing arrangements employed in past years. The Company still retains all rights to software and proprietary technology which it licenses to location operators for their exclusive use. As of March 31, 2000, 352 Business Express(R) or MBE Business Express(TM) units have been installed.

         During the last part of the 1999 fiscal year, the Company introduced a product line extension to its flagship Business Express(R) product, called the Business Express(R) Limited Service Series (LSS). The LSS has copier and fax capabilities plus laptop printing, dataport capabilities and credit card activated phone. The LSS is targeted to the hospitality industry, which includes mid-market, limited service and economy properties. As of March 31, 2000, 43
LSS units have been installed.

         The Company generates its revenues from the sale of equipment utilizing its control systems, from retaining a portion of the revenues generated from all credit card transactions conducted through its control systems, and from monthly administrative fees from each location utilizing its control systems. The Company has entered into a joint marketing agreement with Minolta Corporation, and has been designated as an authorized equipment reseller by Hewlett-Packard Company and International Business Machines Corporation. The Company believes that it benefits from the association of its control systems with the well-known brands of business equipment manufactured by these companies.

         On September 24, 1997, the Company entered into a Joint Venture Agreement with Mail Boxes Etc. ("MBE"), in order to sell and market automated, credit card activated business centers under the name MBE Business Express(TM) to the hospitality industry. The MBE Business Express(TM) bundles together the same components as the Business Express(R), but under the MBE brand name. In addition, the MBE Business Express(TM) includes a dial-through service to a nearby MBE store making available the products and services of the store. Through the fiscal year ended June 30, 1999, the MBE Joint Venture sold and installed 203 MBE Business Express(TM) business centers. The MBE Joint Venture was terminated in May 1999 and the Company is currently involved in legal proceedings with MBE. Notwithstanding these proceedings, the Company continues to service all field installations. See "Business - Legal Proceedings."

         In 1998, Prime Hospitality Corp. entered into an agreement with the MBE Joint Venture, pursuant to which Prime would purchase a minimum of 100 MBE Business Express(TM) units for installation at Prime's owned and managed hotels (primarily the AmeriSuites brand). During the first quarter of fiscal year 2000, all of the installations under the agreement had been completed, generating total revenues of approximately $1.9 million.

         During the past fiscal year the Company has focused on developing a new terminal, trademarked e-Port(TM). It contains all the functionality of the current TransAct(TM) terminal for credit card processing, control and data management, and in addition would offer capability for public access electronic commerce and advertising using the Internet. With the development of e-Port(TM), USA Technologies hopes to position itself to claim a piece of two important market spaces within the new "Internet" economy - electronic commerce and pervasive computing. To date, there are no commercial installations of the e-Port(TM).

         In May 1999, the Company signed an agreement with International Business Machines Corporation ("IBM") whereby IBM agreed to be the executional partner for certain aspects of the Company's business, including project management services, asset procurement, configuration and testing of equipment, site preparation, installation, maintenance services, and asset management. This agreement expands an earlier agreement between IBM and the MBE Joint Venture from 1,000 to 5,000 locations, and expands the array of products which are eligible for IBM installation. IBM is also helping the Company design an enhanced version of the network which will underlie all transaction processing for e-Port(TM), including advertising and e-commerce.

         The Company has entered into a corporate agreement on May 14, 1999 with Choice Hotels International (which includes the Comfort, Clarion, Quality, Sleep, Econo Lodge, Rodeway and Mainstay brands) which establishes USA as the only endorsed vendor of business center products for its over 3,000 properties. This agreement reflects Choice's commitment to promote the Company's LSS internally to its own hotels. Also, the Company has entered into a corporate agreement with Promus Hotel Corporation (Embassy Suites, Hampton, and Doubletree brands) which establishes itself as a preferred supplier of business center products for those brands. In addition, the Company's Business Express(R) has been approved and recommended as a solution for business center needs by Marriott for its hotels.

         In March 2000, the Company and MeriStar H&R Operating Company, L.P., an affiliate of MeriStar Hospitality Corporation ("MeriStar"), entered into a Business Center Solutions Supply Agreement. MeriStar is the largest independent hotel management company in the United States, operating 225 hotels and resorts under such known brand names as Hilton, Holiday Inn and Wyndham. The agreement provides that the Company will supply its business center products to MeriStar managed and MeriStar owned hotels. The Company's business center products are the Business Express(R), Business Express(R) Limited Service Series, and TransAct(TM) terminals. The Company will be listed as the only business center provider in all purchasing guidebooks and purchasing web sites of MeriStar. The Company will be the exclusive provider of business center solutions to the 116 properties owned by MeriStar. MeriStar will recommend the Company as the preferred provider of business center products for the remaining 109 hotels which are managed but not owned by MeriStar. The agreement expires in February 2002, and may be terminated by either party prior thereto upon 60-days prior notice.

         In April 2000, the Company signed an agreement with Wayport, Inc. of Austin, Texas, a leading high speed Internet solutions provider. Wayport provides high speed Internet access to hotels, airports and conference centers at speeds 50 times faster than regular modem connections. The agreement benefits the Company in three ways: broadening its business center product offering to include providing hotels with in-room high speed Internet access; providing faster speed in the Business Express(R) product itself; and giving the Company a strategic partner to co-market its Business Express(R) product.

         On June 24, 2000 the Company entered into a Development and Manufacturing Agreement ("DMA") with RadiSys Corporation, a leading global designer and manufacturer of building blocks enabling next generation Internet and communications systems. Pursuant thereto, RadiSys will develop a rengineered version of the e-Port for the Company. RadiSys will then exclusively manufacture the revised e-Port product for the Company. The Company's e-Port is a web enabled credit card device which allows customers to conduct e-commerce transactions while making everyday purchases at vending machines, convenience stores, gas pumps, business centers and other high traffic retail points of sale. The DMA can be terminated by either party upon thirty days notice.

         On June 28, 2000 the Company and Xerox Corporation entered into a Strategic Alliance Teaming Agreement pursuant to which Xerox would act as a non-exclusive reseller and distribution entity for the Company's TransAct(TM) terminals in the United States. Under the Agreement, Xerox would be able to specify TransAct(TM) as another value added facet of its managed business center solution, and in addition, would be able to sell TransAct(TM) units through its manufacturer representative sales team and through its dealer network. The Company's TransAct(TM) terminal is a device which permits unattended credit card activation of various types of office equipment components. The agreement is a non-exclusive arrangement for both parties and is terminable by either party upon sixty days prior notice.

         For the years ended June 30, 1999 and 1998, the Company has spent approximately $198,000 and $199,000, respectively for the development of its proprietary technology. These amounts include the expense of outside consultants and contractors as well as compensation paid to certain of the Company's employees and are reflected in compensation expense in the accompanying consolidated financial statements.

         As of March 31, 2000, the Company had 1,122 Business Express(R) or MBE Business Express(TM) control systems, 75 Business Express(R) Limited Service Series (LSS) control systems, 36 Copy Express(TM) control systems, 27 Debit Express(TM) control systems, 11 Fax/Printer Express(TM) control systems, 42 Public PC(R) control systems and 8 TransAct(TM) control systems located at various hotels and libraries throughout the United States and Canada. Through March 31, 2000 the total gross revenues received by the Company from these systems, although growing, has not been sufficient to cover operating expenses.

         The Company has been certified by PNC Merchant Services (a subsidiary of First Data Corporation), a leading credit card processor in the United States. PNC Merchant Services has extended to the Company a fixed rate percentage processing charge in connection with the credit card transactions conducted through the Company's control systems. This charge is payable by the Company (not the locations) out of its share of the gross proceeds.

Industry Trends

         With trends over the last twenty years indicating an ever increasing customer reliance on the use of credit cards as a method of payment, the Company believes the future of purchasing retail products and services is in credit cards rather than cash. Consumers are constantly searching for ways to purchase quality products and services in the most convenient manner. Examples of this trend include the increasing use of unattended Automated Teller Machines (ATM's) in banking transactions and the use of unattended, self-service gasoline pumps with credit and debit card payment capabilities. Consumers are becoming more accustomed to using credit cards in an ever increasing number of retail and service settings. They increasingly use mail order, telephone and the Internet to order goods and services and use credit cards to pay for them. There are over a billion credit cards in the United States. The Company's products reflect this overall trend and feature automated credit card control systems. The Company has focused its efforts towards the personal computer, copier, and debit card industries.

         Further, trends in the space of electronic commerce and pervasive computing are encouraging signs for e-Port(TM):

>> By the year 2003, 500 million internet users will be conducting $1.3 trillion in commerce over the net (versus 160 million users conducting $50 billion in 1998). This increased use would amount to two new users per second.

>> By the year 2001, consumer used pervasive computing devices/network appliances will outship desktop PC shipments to homes - nearly 20 million per year by 2001.


Credit Card Processing

         Each of the Company's credit card activated control devices records and transmits all transaction data to the Company, and the Company then forwards such data to the credit card processor. After receiving transaction information from the Company, the credit card processor electronically transfers the funds (less the credit card processor's charge) to the Company. The Company then forwards to the location its share of the funds.

         The Company and each location have agreed on a percentage split of the gross proceeds from the Company's device. The credit card processor's fees and cost to forward the location's share of the gross proceeds are all paid for out of the Company's portion of the gross revenue.

         The Company currently retains a portion of the gross revenues from each device. If the Company has sold the equipment to the location, the portion retained is generally 5% of the gross revenues. In cases where the Company continues to own the equipment, the portion retained can be as high as 90% of gross revenues. In addition, the Company charges a fixed monthly management fee which is generally $20-$25 per control device.

Product Lines

The Business Express(R)

         The hotel/motel hospitality industry continues to expand, but has become more competitive as chains increase their efforts to attract the most dominant and profitable customer: the business traveler. Business travelers and conference attendees account for the majority of hotel occupancy, stay longer and spend more per visit than the leisure traveler. For these reasons, hotels have become very sensitive and responsive to the needs and preferences of the business traveler. The Business Express(R) enables a hotel to address these needs in a comprehensive and cost effective manner, while simultaneously generating incremental revenue.

         The Business Express(R) utilizes the Company's existing applications for computers, copiers, and facsimile equipment, and combines them into a branded product. The Business Express(R) bundles the Public PC(R) unit, the Copy Express(TM) unit, and the Fax Express(TM) unit, into a functional kiosk type work station. All devices are credit card activated, therefore eliminating the need for an attendant normally required to provide such services.

The MBE Business Express(TM)

         The MBE Business Express(TM) bundles together the same components as the Business Express(R): Public PC(R), Copy Express(TM), and Fax Express(TM), but under the MBE brand name. In addition, the MBE Business Express(TM) includes a dial-through service to a nearby MBE store making available the products and services of the store.

         The MBE Business Express(TM) was marketed and sold by the MBE Joint Venture which was terminated in May 1999. The Company is presently engaged in legal proceedings with MBE. See "Business - Legal Proceedings."

The Copy Express(TM)

         Traditionally, customers wishing to use a photocopying machine have either used a prepaid, stored value card or cash. In most instances, this places a burden on employees of the facility to provide a number of services unrelated to their primary jobs, such as providing change and collecting/counting/reloading coins. With the Copy Express(TM), the attendant no longer needs to interact with the customers for these purposes.

         The Copy Express(TM) provides a cashless method to pay for the use of photocopying machines. The device is attached to the photocopying machine, computer printer, or microfilm/fiche printer in a similar manner as attaching a standard coin acceptor. The device can be attached to either existing or new equipment. The control system enables customers to photocopy documents with the use of a credit card.

The Debit Express(TM)

         Many "closed" environments such as universities or hospitals utilize a private card known as a debit or "stored value" card, to store cash value. The system works by encouraging customers (by discounting the price of the products or services) to transfer lump sum cash values onto a magnetic stripe or imbedded chip card that can be used to activate equipment within the closed environment. As the cardholder uses the card to purchase products or services the cash value is deducted from the total value on the card. Typically, the cards are purchased from attendants or from machines which accept coins or dollar bills.

         The Company's Debit Express(TM) enables customers to purchase or revalue their debit cards with the swipe of a credit card and eliminates the need for cash or for an attendant to handle cash or provide change. The Debit Express(TM) eliminates any reliance on cash by allowing customers to use a valid credit card to purchase or place additional value on a debit card.

The Public PC(R)

         The Company believes that the growing dependence on personal computers has created an environment where there is a need for access to personal computers by the general public on an "as needed" basis. To meet this need, the Company has developed the Public PC(R). Through December 31, 1999, the Company has an installed base of 41 units in libraries and retail locations. The device enables the public to utilize personal computers and/or the services they offer on an "as-needed" basis. The system is designed so that the computer cannot be used until a valid credit card is swiped through the control system. Once the user is authorized to proceed, the system has the ability to charge for time in use, printed output, and any modem activity.

         The Company believes that the personal computer is becoming an integral part of how people access and utilize the information available to them. The Company believes that the majority of libraries do not currently offer general use personal computers to their patrons. The Company will pursue print shops, cyber cafes, hotels, airports, convention and conference centers, and various retail outlets as potential customers.

The e-Port(TM)

         e-Port(TM) contains all the functionality of the current TransAct(TM) terminal for credit card processing, control and data management, and in addition would offer capability for public access electronic commerce and advertising using the Internet. With e-Port(TM), the Company believes it has positioned itself to claim a piece of two important market spaces within the new "Internet" economy -- electronic commerce and pervasive computing. e-Port(TM) would enable e-commerce to be transacted away from the computer and would offer internet merchants an extension of their business without brick and mortar outlays. The e-Port(TM) could be considered a low cost "physical" location for "virtual" merchants. e-Port(TM) will possibly give consumers the opportunity to engage in interactive advertising and e-commerce while making routine purchases at millions of points of sale - including our Business Express(R) locations, vending machines, and convenience stores.

         As of the date hereof, there are no commercial installations of the e-Port(TM), although the Company is planning to beta test the product at its Philadelphia offices and in other retail locations in the United States.

TransAct(TM) as a Stand Alone Product

         The Company has developed TransAct(TM), a cashless transaction terminal that enables secure, low cost credit transactions to take place. As the nerve center for USA's Business Express(R) product line and the MBE Business Express(TM), TransAct(TM) currently enables over 400 automated business center locations, that benefit from TransAct's ability to provide 24/7 business center accessibility, secure transaction settlements and voice and display instructions for users. The installed locations of Business Express(R) indicates that TransAct(TM) works effectively to transform a la carte office components into automated, credit card-operated, revenue centers.

         To effectively penetrate the "pay as you go" business service markets within the retail, university, transportation and apartment communities, three standardized TransAct(TM) packages have been developed, priced and launched to office component dealers who already service these markets. The Company anticipates that the development of a dealer channel to sell TransAct(TM) units would increase the Company's licensing and usage revenue streams.

Marketing

         The Company is currently marketing its products through its full-time sales staff consisting of four salespeople, to hotel and retail locations, either directly or through facility management companies servicing these locations. The Company believes the agreements with Marriott, Choice Hotels International, and Promus Hotel Corporation are an important component of the Company's effort to market the Business Express(R) to the hospitality industry because they provide instant brand name recognition.

Procurement

         The Company's control system devices consist of a card reader, printer, amplifier, circuit board and micro chip in a specially designed housing. The devices are currently manufactured to the Company's design specification by an independent contractor, LMC - Autotech Technologies, LP. As of March 31, 2000, the Company has no outstanding orders with LMC.

         The Company anticipates obtaining its complete computer systems (other than the control system) through IBM. As of March 31, 2000, the Company has adequate inventory, and has no outstanding orders through IBM.

Competition

         There are currently other businesses offering an unattended, credit card activated control system for use in connection with copiers, printers, general use personal computers, facsimile machines, Internet and e-mail access, and debit card purchase/revalue stations as well as businesses offering business centers in competition with the Business Express(R). In addition, the businesses which have developed unattended, credit card activated control systems currently in use in connection with gasoline dispensing, public telephones, prepaid telephone cards, ticket dispensing machines, vending machines, or facsimile machines, are capable of developing products or utilizing their existing products in direct competition with the Company. Many of these businesses are well established, have substantially greater resources than the Company and have established reputations for success in the development, sale and service of high quality products. The Company is aware of businesses which have developed an unattended, credit card activated control system to be used in connection with vending machines. Any such increased competition may result in reduced sales and/or lower percentages of gross revenues being retained by the Company in connection with its licensing arrangements, or otherwise may reduce potential profits or result in a loss of some or all of its customer base. The Company is also aware of several businesses which make available use of the Internet and use of personal computers to hotel guests in their hotel rooms. Such services might compete with the Company's Business Express(R), and the locations may not order the Business Express(R), or if ordered, the hotel guest may not use it. The Company is aware that credit card activated personal computer kiosks have been developed and are in the marketplace.


Patents, Trademarks and Proprietary Information

         The Company received federal registration approval of its trademarks Business Express(R), C3X(R), Public PC (R), and has applied for federal registration of its trademarks Copy Express(TM), e-Port(TM) and TransAct(TM).

         Much of the technology developed or to be developed by the Company is subject to trade secret protection. To reduce the risk of loss of trade secret protection through disclosure, the Company has entered into confidentiality agreements with its key employees. There can be no assurance that the Company will be successful in maintaining such trade secret protection, that they will be recognized as trade secrets by a court of law, or that others will not capitalize on certain of the Company's technology.

         As of June 30, 2000, the Company has thirty-four pending patent applications as well as fourteen pending foreign patents. To date, eight United States patents have been issued to the Company: U.S. Patent No. 5,619,024 entitled "Credit Card and Bank Issued Debit Card Operating System and Method for Controlling and Monitoring Access of Computer and Copy Equipment", U.S. Patent No. 5,637,845 entitled "Credit and Bank Issued Debit Card Operating System and Method for Controlling a Prepaid Card Encoding/Dispensing Machine", U.S. Patent No. D423,474 entitled "Dataport", U.S. Patent No. D415,742 entitled "Laptop Data Port Enclosure", U.S. Patent No. D418,878 entitled "Sign Holder", U.S. Patent No. 6,056,194 entitled "System And Method For Networking And Controlling Vending Machines", U.S. Patent No. D428,047 entitled "Electronic Commerce Terminal Enclosure", and U.S. Patent No. D428,444 entitled "Electronic Commerce Terminal Enclosure For A Vending Machine"; and, to date, one foreign patent has been granted to the Company, Canadian Patent No. D87998 entitled "Sign Holder."

Employees

         As of March 31, 2000, the Company had twenty-five full time employees.

Properties

         The Company leases its principal executive offices, consisting of approximately 10,000 square feet, at 200 Plant Avenue, Wayne, Pennsylvania for a monthly rental of $11,500 plus utilities and operating expenses. The lease is for a term of three years and expires June 30, 2002.


Impact of Year 2000

         In prior years, the Company discussed the nature and progress of its plans to become Year 2000 ready. In late 1999, the Company completed its remediation and testing of systems. As a result of those planning and implementation efforts, the Company experienced no significant disruptions in mission critical information technology and non-information technology systems and believes those systems successfully responded to the Year 2000 date change. The Company expensed approximately $25,000 during 1999 in connection with remediating its systems. The Company is not aware of any material problems resulting from Year 2000 issues, either with its products, its internal systems, or the products and services of third parties. The Company will continue to monitor its mission critical computer applications and those of its suppliers and vendors throughout the Year 2000 to ensure that any latent Year 2000 matters that may arise are addressed promptly.

Legal Proceedings

         On June 11, 1998, the Company filed a complaint in the District Court of the Eastern District of Pennsylvania against Alphanet Hospitality Systems, Inc. ("Alphanet Hospitality") and Alphanet Telecom, Inc. ("Alphanet Telecom") (collectively "Alphanet"). The complaint alleged that the Defendants engaged in patent infringement, breach of contract, misappropriation of trade secrets, unfair competition and tortious interference with prospective business relations. The Company and Alphanet Hospitality had considered entering into a business relationship. In order to protect the Company's confidential information and trade secrets, Alphanet Hospitality signed a Non-Disclosure and Non-Use Agreement as part of the negotiation process. Alphanet terminated the negotiations and the relationship with the Company. Shortly thereafter, Alphanet began marketing an unattended business center similar to the Company's Business Express(R). The Company believes that Alphanet wrongfully used the confidential information and trade secrets it became privy to during the negotiations, to develop its product.

         Alphanet Telecom, Inc. filed for bankruptcy in Canada during 1999 and therefore the lawsuit against them was stayed. Tech Electro Industries announced on August 12, 1999 that it intended to acquire Alphanet Hospitality. During April 2000, the parties executed a settlement agreement and the lawsuit has been dismissed.

         On September 3, 1998, MBE commenced a legal action against the Company in the Superior Court of the State of California, San Diego County. The complaint alleges that 195 terminals purchased by MBE were defective, and seeks a refund of the purchase price in the amount of $141,260 as well as lost profits claimed to be several hundred thousand dollars. In addition, the complaint seeks a declaratory judgement that MBE is not obligated to purchase the 600 terminals ordered in April 1998. In October 1998, the Company had the case removed to the United States District Court for the Southern District of California.

         In September 1998, the Company commenced arbitration proceedings against MBE in connection with MBE's breach of the Joint Venture Agreement. In December 1998, the parties agreed that the arbitration proceedings would be terminated, and the Company would proceed with all of its claims against MBE in the pending Federal Court action described above.

         Pursuant to the above Federal Court action, the Company asserted counterclaims. These counterclaims allege that MBE breached the Joint Venture Agreement by among other things, utilizing a competitor of the Company in connection with MBE's in-store computer workstation project ("ICW Project"), for which project the Company believes MBE was obligated to purchase USA's terminals. The counterclaims also allege that MBE breached a separate agreement pursuant to which it had agreed to purchase USA terminals for use in the ICW Project. The counterclaims also allege that by attempting to revoke or cancel its written purchase orders with the Company for in excess of 700 terminals, MBE breached its obligations under these purchase orders. The counterclaim includes claims by the Company against MBE for breach of contract, breach of fiduciary duty, and trade libel. The counterclaims seek recovery from MBE of monetary damages caused by MBE's actions, including lost profits, consequential damages and/or incidental damages, and punitive damages. The total counterclaims are for an amount in excess of $10 million. The Company has also requested a declaration that MBE is required to use the Company in connection with its ICW project and prohibiting MBE from continuing to breach the Joint Venture Agreement.

         On May 14, 1999, the Company notified MBE that the Company was terminating the Joint Venture Agreement. On May 19, 1999, the Company received a letter from MBE purporting to terminate the Joint Venture Agreement. The Joint Venture Agreement provided that it could be terminated at any time by either partner if the other partner breached any material term or condition of the agreement; provided that the terminating partner will have provided the other partner with written notice of the alleged breach and at least a sixty day period to cure such alleged breach. Previously, as required under the Joint Venture Agreement, on February 4, 1999 and February 19, 1999, the Company had given to MBE notice that MBE was in default of the Joint Venture Agreement in connection with five separate items, and demanded that MBE cure the breaches within sixty days.

         The Company's May 14, 1999 letter to MBE states five reasons for the termination: MBE's refusal to authorize the installation of data port terminals as required under the sales agreement between the MBE Joint Venture and a customer; MBE's refusal to allow the MBE Joint Venture to market and sell the data port terminals; MBE's ongoing failure to commit adequate and appropriate resources to MBE Joint Venture sales and marketing to effectuate a reasonable number of sales of business center equipment; MBE's failure to acknowledge the Company's ownership of the trademark Business Express(R) and its actions inconsistent with the Company's ownership of the mark; and MBE's refusal to timely meet with the Company to discuss and conclude a sales and marketing budget for the fiscal year commencing April 1, 1999.

         On January 7, 2000, the Company filed a First Amended Answer and Counterclaims. As set forth above, the Company has denied the allegations set forth in MBE's original complaint of September 1998. In addition to the counterclaims previously set forth, the Company has stated additional claims against MBE, including that MBE misrepresented to USA that MBE's franchisees would be capable of selling the MBE Joint Venture's products. The new counterclaims seek relief from MBE for intentional and negligent misrepresentation and seek recovery of an unspecified amount of money damages in excess of $10 million dollars as well as punitive damages. The Company has eliminated its demand for injunctive relief regarding the Joint Venture Agreement and ICW Project as described above because the MBE Joint Venture has now been terminated.

        On January 7, 2000, MBE filed a First Amended Complaint. In addition to the allegations set forth in MBE's original complaint, MBE has stated numerous additional claims against the Company, including that the Company failed to develop for MBE a working ICW Project as promised, the Company owes MBE $392,760 under the Joint Venture Agreement, the Company has breached the Joint Venture Agreement, and the Company's technology was not viable and "public proof" as promised. The new claims seek relief from the Company for intentional misrepresentation, breach of the Joint Venture Agreement, breach of express and implied warranty, breach of fiduciary duty, and trade libel, and seek recovery of an unspecified amount of money damages in excess of $10 million dollars as well as punitive damages.

         On January 27, 2000 MBE filed a motion to dismiss three claims of the Company's amended counterclaims against MBE. Subsequent to this filing, MBE withdrew a portion of its motion to dismiss that relates to one of the Company's claims. By court order dated May 3, 2000, MBE's motion to dismiss was denied in part and granted in part. None of the Company's claims against MBE were dismissed.

         Both parties have requested a jury trial. By court order, discovery is required to be completed by March 20, 2001 and the jury trial is scheduled to commence on June 18, 2001.

         On June 26, 2000, MBE filed its Answer to the Company's First Amended Counterclaims in which it denied the Company's counterclaims and asserted various affirmative defenses.

         By court order, a mandatory settlement conference is scheduled for August 9, 2000.

         The Company believes that the claims of MBE are without merit and that it will prevail in this matter. Accordingly, there has been no provision recorded for this action in the accompanying consolidated financial statements.

                                   MANAGEMENT

Directors and Executive Officers

         The Directors and executive officers of the Company, together with their ages and business backgrounds are as follows.

         Name                      Age          Position(s) Held
         ----                      ---          ----------------

George R. Jensen, Jr.              51           Chief Executive
                                                Officer, Chairman of the
                                                Board of Directors
Stephen P. Herbert                 36           President, Director
Haven Brock Kolls, Jr.             33           Vice President - Research
                                                and Development
Leland P. Maxwell                  53           Senior Vice President,
                                                Chief Financial Officer,
                                                Treasurer
Michael K. Lawlor                  39           Vice President - Markting and
                                                Sales
William W. Sellers (1)(2)          77           Director
Henry B. duPont Smith              37           Director
William L. Van Alen, Jr. (1)(2)    65           Director
Steven Katz (1)                    50           Director
Douglas M. Lurio (2)               43           Director
Edwin R. Boynton                   45           Director

(1) Member of Compensation Committee
(2) Member of Audit Committee

         Each Director holds office until the next Annual Meeting of Shareholders and until his successor has been elected and qualified. Effective May 1, 2000, Peter G. Kapourelos resigned from the Board of Directors.

         George R. Jensen, Jr., has been, Chief Executive Officer and Director of the Company since January 1992. Mr. Jensen is the founder, and was Chairman, Director, and Chief Executive Officer of American Film Technologies, Inc. ("AFT") from 1985 until 1992. AFT was in the business of creating color imaged versions of black-and-white films. From 1979 to 1985, Mr. Jensen was Chief Executive Officer and President of International Film Productions, Inc. Mr. Jensen was the Executive Producer of the twelve hour miniseries, "A.D.", a $33 million dollar production filmed in Tunisia. Procter and Gamble, Inc., the primary source of funds, co-produced and sponsored the epic, which aired in March 1985 for five consecutive nights on the NBC network. Mr. Jensen was also the Executive Producer for the 1983 special for public television, " A Tribute to Princess Grace". From 1971 to 1978, Mr. Jensen was a securities broker, primarily for the firm of Smith Barney, Harris Upham. Mr. Jensen was chosen 1989 Entrepreneur of the Year in the high technology category for the Philadelphia, Pennsylvania area by Ernst & Young LLP and Inc. Magazine. Mr. Jensen received his Bachelor of Science Degree from the University of Tennessee and is a graduate of the Advanced Management Program at the Wharton School of the University of Pennsylvania.

         Stephen P. Herbert was elected a Director of the Company in April 1996, and joined the Company on a full-time basis on May 6, 1996. Mr. Herbert was elected as President in June 1999. Prior to joining the Company and since 1986, Mr. Herbert had been employed by Pepsi-Cola, the beverage division of PepsiCo., Inc. From 1994 to April 1996, Mr. Herbert was a Manager of Market Strategy. In such position he was responsible for directing development of market strategy for the vending channel and subsequently the supermarket channel for Pepsi-Cola in North America. Prior thereto, Mr. Herbert held various sales and management positions with Pepsi-Cola. Mr. Herbert graduated with a Bachelor of Science degree from Louisiana State University.

         Haven Brock Kolls, Jr., joined the Company on a full-time basis in May 1994 and was elected an executive officer in August 1994. In August 1997, Mr. Kolls became a patent agent registered to practice before the United States Patent and Trademark Office. From January 1992 to April 1994, Mr. Kolls was Director of Engineering for International Trade Agency, Inc., an engineering firm specializing in the development of control systems and management software packages for use in the vending machine industry. Mr. Kolls was an electrical engineer for Plateau Inc. from 1988 to December 1992. His responsibilities included mechanical and electrical computer-aided engineering, digital electronic hardware design, circuit board design and layout, fabrication of system prototypes and software development. Mr. Kolls is a graduate of the University of Tennessee with a Bachelor of Science Degree in Engineering.

         Leland P. Maxwell joined the Company on a full-time basis on February 24, 1997 as Chief Financial Officer, Senior Vice President and Treasurer. Prior to joining the Company, Mr. Maxwell was the corporate controller for Klearfold, Inc., a privately-held manufacturer of specialty consumer packaging. From 1992 to 1996, Mr. Maxwell was the regional controller for Jefferson Smurfit/Container Corporation of America, a plastic packaging manufacturer, and from 1986 to 1992 was the divisional accounting manager. Prior thereto, he held financial positions with Safeguard Business Systems and Smithkline-Beecham. Mr. Maxwell received a Bachelor of Arts degree in History from Williams College and a Master of Business Administration-Finance from The Wharton School of the University of Pennsylvania. Mr. Maxwell is a Certified Public Accountant.

         Michael K. Lawlor joined the Company on a full-time basis in 1997 and was promoted to Senior Vice President, Sales and Marketing in September 1999. Prior to joining the Company, Mr. Lawlor was employed by Aladdin Industries, a leading manufacturer of promotional drinkware, as Director of Restaurant Sales. From 1986 to 1995, Mr. Lawlor was employed in various sales capacities by Pepsi-Cola and was National Accounts Sales Manager when he departed in 1995. Mr. Lawlor received an undergraduate degree in Marketing from the University of Texas.

         William W. Sellers joined the Board of Directors of the Company in May 1993. Mr. Sellers founded The Sellers Company in 1949 which has been nationally recognized as the leader in the design and manufacture of state-of-the-art equipment for the paving industry. Mr. Sellers has been awarded five United States patents and several Canadian patents pertaining to this equipment. The Sellers Company was sold to Mechtron International in 1985. Mr. Sellers is Chairman of the Board of Sellers Process Equipment Company which sells products and systems to the food and other industries. Mr. Sellers is actively involved in his community. Mr. Sellers received his undergraduate degree from the University of Pennsylvania.

         Henry B. duPont Smith joined the Board of Directors of the Company in May 1994. Since January 1992, Mr. Smith has been a Vice President of The Rittenhouse Trust Company and since September 1991 has been a Vice President of Rittenhouse Financial Services, Inc. From September 1991 to December 1992, he was a registered representative of Rittenhouse Financial Securities, Inc. Mr. Smith was an Assistant Vice President of Mellon Bank, N.A. from March 1988 to July 1991, and an investment officer of Provident National Bank from March 1985 to March 1988. Mr. Smith received a Bachelor of Arts degree in Accounting in 1984 from Franklin & Marshall College.

         William L. Van Alen, Jr., joined the Board of Directors of the Company in May 1993. Mr. Van Alen is President of Cornerstone Entertainment, Inc., an organization engaged in the production of feature films of which he was a founder in 1985. Since 1996, Mr. Van Alen has been President and a Director of The Noah Fund, a publicly traded mutual fund. Prior to 1985, Mr. Van Alen practiced law in Pennsylvania for twenty-two years. Mr. Van Alen received his undergraduate degree in Economics from the University of Pennsylvania and his law degree from Villanova Law School.

         Steven Katz joined the Board of Directors in May 1999. He is President of Steven Katz & Associates, Inc., a management consulting firm specializing in strategic planning and corporate development for technology and service-based companies in the health care, environmental, telecommunications and Internet markets. Mr. Katz's prior experience includes five years with Price Waterhouse & Co. in audit, tax and management advisory services; two years of corporate planning with Revlon, Inc.; five years with National Patent Development Corporation (NPDC) in strategic planning, merger and acquisition, technology in-licensing and out-licensing, and corporate turnaround experience as President of three NPDC subsidiaries; and two years as a Vice President and General Manager of a non-banking division of Citicorp, N.A.

         Douglas M. Lurio joined the Board of Directors of the Company in June 1999. Mr. Lurio is President of Lurio & Associates, P.C., attorneys-at-law, which he founded in 1991. He specializes in the practice of corporate and securities law. Prior thereto, he was a partner with Dilworth, Paxson LLP. Mr. Lurio received a Bachelor of Arts Degree in Government from Franklin & Marshall College, a Juris Doctor degree from Villanova Law School, and a Masters in Law (Taxation) from Temple Law School.

         Edwin R. Boynton joined the Board of Directors in July 1999. He is a partner of Stradley Ronon Stevens & Young LLP, and is a member of and currently the chair of the firm's estates department. Mr. Boynton received his bachelor of arts degree from Harvard University in 1976 and his Juris Doctor degree from Duke University in 1979.

Executive Compensation

         The following table sets forth certain information with respect to compensation paid or accrued by the Company during the fiscal years ended June 30, 1998, June 30, 1999 and June 30, 2000 to each of the executive officers of the Company named below. Except as set forth below, no individual who was serving as an executive officer of the Company at the end of the fiscal years ended June 30, 1998, June 30, 1999 or June 30, 2000 received salary and bonus in excess of $100,000 in any such fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                             ANNUAL COMPENSATION
                                                  -------------------------------------------
NAME AND PRINCIPAL              FISCAL             SALARY         BONUS(1)       OTHER ANNUAL
POSITION                        YEAR                                             COMPENSATION
---------------------------------------------------------------------------------------------
George R. Jensen, Jr., Chief    2000              $117,500       $50,000          $80,000 (2)
Executive Officer               1999              $100,000             0               --
                                1998              $100,000             0               --
---------------------------------------------------------------------------------------------
Stephen P. Herbert,             2000              $107,500       $94,000          $80,000 (2)
President
---------------------------------------------------------------------------------------------
Leland P. Maxwell, CFO and      2000              $ 99,000       $29,000               --
Treasurer
---------------------------------------------------------------------------------------------
H. Brock Kolls, Senior Vice     2000              $105,000       $44,000          $80,000 (2)
President, Research and
Development
---------------------------------------------------------------------------------------------
Michael K. Lawlor, Senior       2000              $ 83,200       $35,500          $43,000 (3)
Vice President Sales and
Marketing
---------------------------------------------------------------------------------------------

(1) Represents shares of Common Stock issued to the executive officers during the fiscal year valued at $2.00 per share, the closing bid price on the date of issuance. For Mr. Lawlor, the bonus also includes a $5,500 sales commission.

(2) Represents shares of Common Stock issuable to such executive officers if employed by the Company on June 30, 2002. The shares have been valued at $2.00 per share, the closing bid price of the Common Stock on the date of grant.

(3) Represents payment by the Company of relocation expenses.

         The following table sets forth information regarding stock options granted during fiscal year 2000 to the executive officers of the Company named below:

              OPTION GRANTS DURING FISCAL YEAR ENDED JUNE 30, 2000


NAME                     NUMBER OF       PERCENTAGE OF      EXERCISE       EXPIRATION DATE
                         SECURITIES      TOTAL OPTIONS      PRICE PER
                         UNDERLYING      GRANTED TO         SHARE
                         OPTIONS         EMPLOYEES IN
                         GRANTED         FISCAL YEAR
------------------------------------------------------------------------------------------
Stephen P. Herbert        45,000            37.5%            $2.00       November 23, 2004
------------------------------------------------------------------------------------------
Leland P. Maxwell         15,000            12.5%            $2.00       November 23, 2004
------------------------------------------------------------------------------------------
H. Brock Kolls            30,000              25%            $2.00       November 23, 2004
------------------------------------------------------------------------------------------
Michael K. Lawlor         20,000            16.7%            $2.00          August 5, 2004
------------------------------------------------------------------------------------------

Executive Employment Agreements

         The Company has entered into an employment agreement with Mr. Jensen which expires June 30, 2002. The Agreement is automatically renewed from year to year thereafter unless canceled by Mr. Jensen or the Company. The agreement provides for an annual base salary of $135,000 per year effective March 1, 2000. Mr. Jensen is entitled to receive such bonus or bonuses as may be awarded to him by the Board of Directors. In determining whether to pay such a bonus, the Board would use its subjective discretion. The Agreement requires Mr. Jensen to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the Agreement and for a period of one year thereafter. The agreement provides that if Mr. Jensen is employed by the Company on June 30, 2002, the Company will issue to him 40,000 shares of Common Stock.

         The agreement also grants to Mr. Jensen in the event a "USA Transaction" (as defined below) occurs after the date thereof that number of shares of Common Stock as shall when issued to him equal eight percent of all the then issued and outstanding shares of Common Stock (the "Rights"). Mr. Jensen is not required to pay any additional consideration for the Rights. At the time of any USA Transaction, all of the shares of Common Stock underlying the Rights are automatically deemed to be issued and outstanding immediately prior to any USA Transaction, and are entitled to be treated as any other issued and outstanding shares of Common Stock in connection with such USA Transaction.

         The term USA Transaction is defined as (i) the acquisition of fifty-one percent or more of the then outstanding voting securities entitled to vote generally in the election of Directors of the Company by any person, entity or group, or (ii) the approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation, or dissolution of the Company, or the sale, transfer, lease or other disposition of all or substantially all of the assets of the Company.

         The Rights are irrevocable and fully vested and will not be affected by the termination of Mr. Jensen's employment with the Company for any reason whatsoever. If a USA Transaction shall occur at a time when there are not a sufficient number of authorized but unissued shares of Common Stock, then the Company shall as a condition of such USA Transaction promptly take any and all appropriate action to make available a sufficient number of shares of Common Stock. In the alternative, the Company may structure the USA Transaction so that Mr. Jensen would receive the same amount and type of consideration in connection with the USA Transaction as any other holder of Common Stock.

         On January 21, 1999, Mr. Jensen purchased ten (10) units pursuant to the Company's private placement offering of the Senior Notes for $100,000. In full payment therefore, Mr. Jensen has agreed to forego any base salary otherwise payable to him under his employment agreement during the period of time commencing on April 1, 1999 and ending on June 30, 2000, or such longer period of time as may be required based upon his monthly net base salary after all applicable withholding taxes and other deductions.

         The Company has entered into an employment agreement with Mr. Herbert which expires on June 30, 2002. The agreement is automatically renewed from year to year thereafter unless canceled by Mr. Herbert or the Company. The Agreement provides for an annual base salary of $125,000 per year effective March 1, 2000. Mr. Herbert is entitled to receive such bonus or bonuses as the Board of Directors may award to him. The Agreement requires Mr. Herbert to devote his full time and attention to the business and affairs of the Company and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter. The agreement provides that if Mr. Herbert is employed by the Company on June 30, 2002, the Company will issue to him 40,000 shares of Common Stock.

          Mr. Kolls has entered into an employment agreement with the Company which expires on June 30, 2002, and is automatically renewed from year to year thereafter unless canceled by Mr. Kolls or the Company. The agreement provides for an annual base salary of $120,000 per year effective March 31, 2000. Mr. Kolls is also entitled to receive such bonus or bonuses as may be awarded to him by the Board of Directors. The Agreement requires Mr. Kolls to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter. The agreement provides that if Mr. Kolls is employed by the Company on June 30, 2002, the Company will issue to him 40,000 shares of Common Stock.

         Mr. Maxwell has entered into an employment agreement with the Company which expires on June 30, 2001, and is automatically renewed from year to year thereafter unless cancelled by Mr. Maxwell or the Company. The agreement provides for an annual base salary of $108,000 effective March 1, 2000. Mr. Maxwell is also entitled to receive such bonus or bonuses as by the Board of Directors may award to him. The Agreement requires Mr. Maxwell to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter.

         Mr. Lawlor has entered into an employment agreement with the Company which expires on June 30, 2001, and is automatically renewed from year to year thereafter unless canceled by Mr. Lawlor or the Company. The agreement provides for an annual base salary of $100,000 effective March 1, 2000. Mr. Lawlor is also entitled to receive such bonus or bonuses as by the Board of Directors may award to him. The Agreement requires Mr. Lawlor to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter.

Director Compensation and Stock Options

         Members of the Board of Directors do not currently receive any cash compensation for serving on the Board of Directors.

         In July 1993, the Company issued to each of Messrs. Sellers and Van Alen fully vested options to purchase 10,000 shares of Common Stock at an exercise price of $2.50 per share. In March 1998, the expiration date of these options was extended from June 30, 1998 to June 30, 2000 and in April 1998, the exercise price was reduced from $2.50 to $1.50.

         In March 1995, the Company issued to Mr. Smith fully vested options to purchase 10,000 shares of Common Stock, to Mr. Sellers fully vested options to purchase 5,500 shares of Common Stock, and to Mr. Van Alen fully vested options to purchase 2,500 shares of Common Stock. The exercise price of these options is $2.50 per share and they must be exercised on or before February 29, 2000. In April 1998, the exercise price of these options was reduced from $2.50 to $1.50.

         In March 1998, the Company extended the expiration date of the following options to purchase shares of Common Stock from June 30, 1998 to the close of business on June 30, 2000, to the following Directors of the Company:
William W. Sellers - 10,000 options; and William L. Van Alen, Jr. - 10,000 options.

         In April 1998, the Company reduced from $2.50 to $1.50 the exercise price of the following options to purchase Common Stock issued to the following Directors of the Company: William W. Sellers - 15,500 options; William L. Van Alen, Jr. - 12,500 options; and Henry B. duPont Smith - 10,000 options.

         In November 1998, all of the Common Stock underlying the above options was registered by the Company under the Act, for resale by the holder thereof. Such registration was at the Company's cost and expense.

         During June and July 1999, the Company granted 10,000 options to each of the Directors who were not executive officers of the Company. Each option is exercisable at $2.00 per share at any time for five years following the vesting thereof.

         The Board of Directors is responsible for awarding stock options. Such awards are made in the subjective discretion of the Board. Other than the repricing of the options by the Company in April 1998, the exercise price of all the above options represents on the date of issuance of such options an amount equal to or in excess of the market value of the Common Stock issuable upon the exercise of the options. In connection with the April 1998 stock option repricing, the exercise price of all these options were below the fair market value on the date of the repricing, therefore, the Company recorded a charge to compensation expense during fiscal year 1998.

         All of the foregoing options are non-qualified stock options and not part of a qualified stock option plan and do not constitute incentive stock options as such term is defined under Section 422 of the Internal Revenue Code, as amended, and are not part of an employee stock purchase plan as described in
Section 423 thereunder.

Executive Stock Options

         In April 1998, the Company issued to each of Messrs. Herbert, Kolls and Maxwell options to purchase up to 5,000 shares of Common Stock at $4.50 per share. The options become vested over a one-year period at the rate of 1,250 per quarter. The options must be exercised within five years of vesting.

         In April 1998, the Company permanently reduced the exercise price to $1.50 of the following options to purchase Common Stock: Haven Brock Kolls, Jr.
- 10,000 options from $2.50 to $1.50; Stephen P. Herbert - 10,000 options from $4.50 to $1.50; and Leland P. Maxwell - 10,000 options from $4.50 to $1.50.

         In June 1999, the Company granted an aggregate of 470,000 options to the executive officers as follows: Mr. Jensen - 180,000 options; Mr. Herbert - 110,000; Mr. Kolls - 100,000 options; Mr. Maxwell - 40,000 options; Mr. Lawlor - 20,000 options; and Mr. Donahue - 20,000 options. All of Mr. Jensen's options became vested immediately. All of the other executive officers' options would vest as follows: one-third immediately; one-third on June 17, 2000, and one-third on June 17, 2001. Each option is exercisable at $2.00 per share at any time for five years following vesting thereof.

         In November 1999, the Company issued fully vested options to purchase an aggregate of 90,000 shares of Common Stock to its executive officers as follows: Stephen P. Herbert - 45,000 options; Haven Brock Kolls - 30,000 options; and Leland Maxwell - 15,000 options. Each option is exercisable at $2.00 per share of Common Stock at any time within five years following issuance.

         The Board of Directors is responsible for awarding stock options. Such awards are made in the subjective discretion of the Board. Other than the repricing of the options by the Company in April 1998, the exercise price of all the above options represents on the date of issuance of such options an amount equal to or in excess of the market value of the Common Stock issuable upon the exercise of the options. In connection with the April 1998 stock options repriced, the exercise prices of all those options were below the fair market value on the date of the repricing, therefore, the Company recorded a charge to compensation expense during fiscal year 1998.

         All of the foregoing options are non-qualified stock options and not part of a qualified stock option plan and do not constitute incentive stock options as such term is defined under Section 422 of the Internal Revenue Code, as amended, and are not part of an employee stock purchase plan as described in
Section 423 thereunder.


                             PRINCIPAL SHAREHOLDERS

Common Stock

         The following table sets forth, as of March 31, 2000, the beneficial ownership of the Common Stock of each of the Company's directors and executive officers, as well as by the Company's directors and executive officers as a group. Except as set forth below, the Company is not aware of any beneficial owner of more than five percent of the Common Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                         Number of Shares
       Name and Address                  of Common Stock          Percent
       of Beneficial Owner               Beneficially Owned(1)   of Class(2)
       -------------------               ---------------------   -----------
George R. Jensen, Jr.                       660,000 shares(3)         3.2%
16 Marlborough Road
Newtown Square, Pennsylvania 19073


Stephen P. Herbert                          178,717 shares(4)          *
536 West Beach Tree Lane
Strafford, Pennsylvania 19087

Haven Brock Kolls, Jr.                      157,183 shares(5)          *
1573 Potter Drive
Pottstown, PA 19464

Leland P. Maxwell                            75,884 shares(6)          *
401 Dartmouth Rd.
Bryn Mawr, Pennsylvania 19010

Michael K. Lawlor                            51,717 shares(7)          *
131 Lisa Drive
Paoli, PA 19301

Edwin R. Boynton                            120,500 shares(8)          *
104 Leighton Drive
Bryn Mawr, Pennsylvania 19010

Steven Katz                                  10,000 shares(9)          *
20 Rebel Run Drive
East Brunswick, New Jersey 08816

Douglas M. Lurio                             63,213 shares(10)         *
2005 Market Street, Suite 2340
Philadelphia, Pennsylvania 19103

William W. Sellers                          454,075 shares(11)        2.22%
394 East Church Road
King of Prussia, Pennsylvania 19406

Henry B. duPont Smith                        50,000 shares(12)         *
350 Mill Bank Road
Bryn Mawr, Pennsylvania 19010

William L. Van Alen, Jr.                     52,500 shares(13)         *
Cornerstone Entertainment, Inc.
P.O. Box 727
Edgemont, Pennsylvania 19028

All Directors and Executive Officers
As a Group (11 persons)                   1,873,788 shares(14)       9.2%

---------
*Less than one percent (1%)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to securities. Shares of Common Stock issuable upon conversion of the Preferred Stock, or shares of Common Stock issuable upon exercise of options currently exercisable, or exercisable within 60 days of March 31, 2000, are deemed to be beneficially owned for purposes hereof.

(2) On March 31, 2000 there were 13,083,732 shares of Common Stock and 595,027 shares of Series A Preferred Stock issued and outstanding. For purposes of computing the percentages under this table, it is assumed that all shares of issued and outstanding Preferred Stock have been converted into 595,027 shares of Common Stock and that all Management Options which are fully vested as of March 31, 2000 (or within 60-days of March 31, 2000) have been converted into 823,007 shares of Common Stock. Of the 1,003,007 Management Options issued as of March 31, 2000, only 823,007 are vested (or become vested within 60-days), and are included in this table. For purposes of computing such percentages it has also been assumed that all of the remaining 1995 Warrants have been exercised for 67,300 shares of Common Stock, all of the remaining 1996 Warrants have been exercised for 86,800 shares of Common Stock, all of the 1996-B Warrants have been exercised for 4,000 shares of Common Stock, all of the 1997 Warrants have been exercised for 1,500 shares of Common Stock, all of the Warrants issued to affiliates and/or consultants to GEM Advisors, Inc. have been exercised for 100,000 shares of Common Stock, all of the 1998-A Warrants have been exercised for 4,000 shares of Common Stock, all of the 1998-B Warrants have been exercised for 5,000 shares of Common Stock, and all of the accrued and unpaid dividends on the Preferred Stock as of March 31, 2000 have been converted into 399,145 shares of Common Stock. It has also been assumed that the 1999-A Warrants have been exercised for 15,000 shares of Common Stock, all of the 1999-B Warrants have been exercised for 3,452,250 shares of Common Stock, all of the Senior Notes have been converted into 1,637,200 shares of Common Stock, and all of the Consultant Warrants have been exercised into 125,400 shares of Common Stock. Therefore, for purposes of computing the percentages under this table, there are 20,411,101 shares of Common Stock issued and outstanding.

(3) Includes 200,000 shares of Common Stock held by Mr. Jensen with his children as joint tenants with right of survivorship, 180,000 shares of Common Stock issuable upon the exercise of options, 80,000 shares issuable upon conversion of Senior Note, and 200,000 shares issuable upon exercise of 1999-B Warrants. Does not include the right granted to Mr. Jensen under his Employment Agreement to receive eight percent (8%) of the issued and outstanding Common Stock upon the occurrence of a USA Transaction (as defined herein). See "Executive Employment Agreements".

(4) Includes 136,667 shares of Common Stock issuable to Mr. Herbert upon the exercise of options and 2,000 shares beneficially owned by his child.

(5) Includes 103,333 shares of Common Stock issuable to Mr. Kolls upon the exercise of options, 12,000 shares of Common Stock owned by his spouse and 12,000 shares issuable to his spouse upon conversion of her Senior Note.

(6) Includes 43,334 shares of Common Stock issuable to Mr. Maxwell upon the exercise of options.

(7) Includes 36,667 shares of Common Stock issuable to Mr. Lawlor upon exercise of options.

(8) Includes 5,500 shares of Common Stock issuable upon conversion of 5,500 shares of Series A Preferred Stock. Includes 10,000 shares of Common Stock issuable upon exercise of options, 20,000 shares issuable upon conversion of his Senior Note, and 10,000 shares issuable upon exercise of 1999-B Warrants. Does not include any shares of Common Stock issuable upon conversion of any accrued and unpaid dividends on the Series A Preferred Stock.

(9) Includes 10,000 shares of Common Stock issuable upon exercise of options.

(10) Includes 31,213 shares of Common Stock held jointly with Mr. Lurio's spouse, 10,000 shares of Common Stock issuable upon exercise of options, 12,000 shares issuable upon conversion of his Senior Note, and 10,000 shares issuable upon exercise of 1999-B Warrants.

(11) Includes 17,245 shares of Common Stock owned by the Sellers Pension Plan of which Mr. Sellers is a trustee, 4,651 shares of Common Stock owned by Sellers Process Equipment Company of which he is a Director, and 9,929 shares of Common Stock owned by Mr. Seller's wife. Includes 25,500 shares of Common Stock issuable upon exercise of options, 28,000 shares issuable upon conversion of his Senior Note, and 130,000 shares issuable upon exercise of 1999-B Warrants.

(12) Includes 12,000 shares of Common Stock issuable upon conversion of the 12,000 shares of Preferred Stock beneficially owned by Mr. Smith. Includes 20,000 shares of Common Stock issuable upon exercise of options. Includes 8,000 shares of Common Stock issuable upon conversion of the 1996 Warrants held by trusts for the benefit of Mr. Smith's children of which he is a trustee. Does not include any shares of Common Stock issuable upon conversion of any accrued and unpaid dividends on the Series A Preferred Stock.

(13) Includes 22,500 shares of Common Stock issuable to Mr. Van Alen upon exercise of options and 10,000 shares issuable upon conversion of 1999-B Warrants.

(14) Includes all shares of Common Stock described in footnotes (2) through (13) above.


Preferred Stock

         The following table sets forth, as of March 31, 2000 the beneficial ownership of the Preferred Stock by the Company's directors and executive officers, as well as by the Company's directors and executive officers as a group. Except as set forth below, the Company is not aware of any beneficial owner of more than five percent of the Preferred Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Preferred Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.
                                      Number of Shares
Name and Address of                   of Preferred Stock           Percent
Beneficial Owner                      Beneficially Owned         of Class(l)
-------------------                   ------------------         -----------

Edwin R. Boynton
104 Leighton Avenue
Bryn Mawr, Pennsylvania 19010               5,500                        *

Henry B. duPont Smith
350 Mill Bank Road
Bryn Mawr, Pennsylvania 19010              12,000(2)                   2.0%

All Directors and
Executive Officers
As a Group (11 persons)                    17,500                      3.1%
--------------
*Less than one percent (1%)

(1) There were 595,027 shares of Preferred Stock issued and outstanding as of March 31, 2000.

(2) Includes 2,000 shares of Preferred Stock held by trusts for the benefit of Mr. Smith's children of which he is a trustee.

                              CERTAIN TRANSACTIONS

         At June 30, 1999 and 1998, approximately $84,000 and $26,000 respectively, of the Company's accounts payable are due to several shareholders for various legal and technical services performed. For the years ended June 30, 1999 and June 30, 1998, the Company incurred approximately $381,000 and $340,000 respectively for these services.

         On January 21, 1999, Mr. Jensen purchased ten units pursuant to the Company's private placement offering of Senior Notes for $100,000. In full payment therefore, Mr. Jensen has agreed to forego any base salary otherwise payable to him under his employment agreement during the period of time commencing on April 1, 1999 and ending on June 30, 2000, or such longer period of time as may be required based upon his monthly net base salary after all applicable withholding taxes and other deductions.

         In June and July 1999, the Company issued options to purchase an aggregate of 470,000 shares of Common Stock to its executive officers and an aggregate of 70,000 shares of Common Stock to its directors who were not executive officers. Each option is exercisable at $2.00 per share of Common Stock. See "Management - Director Compensation and Stock Options" and "Executive Stock Options".

         In July 1999, the Company extended the expiration dates until June 30, 2001 of the options to acquire Common Stock held by the following directors, officers, and employees: Adele Hepburn - 77,000 options; H. Brock Kolls - 20,000 options; Henry duPont Smith - 10,000 options; William Sellers - 15,500 options; and William Van Alen - 12,500 options. All of the foregoing options would have expired in the first two calendar quarters of the year 2000 or the first calendar quarter of year 2001.

         During the fiscal year ended June 30, 1999, the Company paid
Lurio & Associates, P.C., of which Mr. Lurio is President, professional fees of approximately $155,000 for legal services rendered to the Company by such law firm.

         During the fiscal year ended June 30, 1999, the Company paid Steven Katz & Associates, of which Mr. Katz is President, professional fees of approximately $15,500 for consulting services.

         In August 1999, the Company issued to Stephen P. Herbert, President of the Company, an aggregate of 25,000 shares of Common Stock. Such Common Stock was issued in exchange for services rendered or to be rendered to the Company by Mr. Herbert. The shares of Common Stock were valued at $2.00 per share, the closing bid price on the date of the grant. The Company has registered these shares under the Act.

         In August 1999, the Company agreed to issue to Leland P. Maxwell, Chief Financial Officer of the Company, an aggregate of 5,691 shares of Common Stock. Such Common Stock was issued in exchange for services rendered or to be rendered to the Company by Mr. Maxwell. The shares of Common Stock were valued at $2.00 per share, the closing bid price on the date of the grant. The Company has registered these shares under the Act.

         In August 1999, the Board of Directors authorized the Company to issue to Michael Lawlor, Vice President of the Company, an aggregate of up to 25,000 shares of Common Stock. Such Common Stock was issued in exchange for services rendered and to be rendered to the Company by Mr. Lawlor. The shares of Common Stock were valued at $2.00 per share, the closing bid price on the date of the grant. The Company has registered these shares under the Act.

         In August 1999, the Company also issued to Mr. Lawlor fully vested options to acquire up to 20,000 shares of Common Stock at $2.00 per share. The options are exercisable at any time within five years following issuance. The Company has agreed to register under the Act the Common Stock underlying the options for resale by Mr. Lawlor.

         In August 1999, the Company issued to Joseph Donahue, a former
Vice President of the Company, an aggregate of 7,500 shares of Common Stock. Such Common Stock was issued in exchange for services to be rendered to the Company by Mr. Donahue. The shares of Common Stock were valued at $2.00 per share, the closing bid price on the date of the grant. The Company has registered these shares under the Act.

         In August 1999, the Company issued to each of Stephen Herbert, President, Leland Maxwell, Chief Financial Officer, and Haven Brock Kolls, Vice-President - Research and Development, 2,000 shares of Common Stock. Such Common Stock was issued in exchange for services rendered or to be rendered to the Company. The shares were valued at $2.00 per share, the closing bid price on the date of grant. The Company has registered these shares under the Act.

         In November 1999, the Company issued fully vested options to purchase an aggregate of 90,000 shares of Common Stock to its executive officers as follows: Stephen P. Herbert - 45,000 options; Haven Brock Kolls - 30,000 options; and Leland Maxwell - 15,000 options. Each option is exercisable at $2.00 per share of Common Stock. The options are exercisable at any time within five years following issuance. The Company has agreed to register the Common Stock underlying these options for resale under the Act.

         During February 2000, the Company issued an aggregate of 87,500 shares of Common Stock to five executive officers: George R. Jensen, Jr. - 25,000 shares; Stephen P. Herbert - 20,000 shares; Haven Brock Kolls, Jr. - 20,000 shares; Leland P. Maxwell - 12,500 shares; and Michael Lawlor - 10,000 shares. Such shares were issued as a bonus for services rendered and to be rendered to the Company during calendar year 2000. The shares were valued at $2.00 per share, the closing bid price on the date of issuance. The Company has registered these shares under the Act.

         In February 2000, in connection with his relocation to the Philadelphia, Pennsylvania area, the Company agreed to pay the costs of relocation for Michael Lawlor, Vice President of the Company. As of June 30, 2000, a total of approximately $43,000 has been paid for this purpose.

                              SELLING SHAREHOLDERS


         Each of the Selling Shareholders listed below is, as of the date hereof, the holder of the number of shares of Common Stock set forth opposite such Selling Shareholder's name. All of these securities were issued by the Company to the Selling Shareholders pursuant to a transaction exempt from the registration requirements of the Act and various state securities laws.


         All of the Selling Shareholders purchased their 2,200,000 shares of Common Stock pursuant to a private placement of the Company conducted in June 2000. The shares were purchased for $1.50 each of an aggregate of $3,300,000. In July 2000, the purchase price was reduced to $1.00 per share or an aggregate of $2,200,000. Pursuant to the subscription agreements entered into by each Selling Shareholder and the Company, payment for the shares is to be made no later than August 31, 2000. To date, no payments have been received by the Company. The Company agreed to register all of such shares of Common Stock under the Act for resale by the holder thereof.


         The issuance by the Company of the Common Stock to the Selling Shareholders was a transaction exempt from the registration requirements of the Act and various state securities laws. The Company has agreed, at its expense, to register all of such Common Stock for resale by the Selling Shareholders under the Act. The Company expects to incur expenses of approximately $20,000 in connection with the registration statement of which this Prospectus is a part. The Common Stock may be sold from time to time by the Selling Shareholders pursuant to this Prospectus. See "Plan of Distribution".

         The following table sets forth information with respect to each Selling Shareholder and the respective amounts of Common Stock that may be offered pursuant to this Prospectus. None of the Selling Shareholders has, or within the past three years has had, any position, office or other material relationship with the Company, except as noted below. Except as specifically set forth below, following the offering, and assuming all of the Common Stock offered hereby has been sold, none of the Selling Shareholders will beneficially own one percent (1%) or more of the Common Stock.

                                                                                        Beneficial Ownership
Selling Shareholder                                  Common Stock Offered Hereby          After Offering(1)
-------------------                                  ---------------------------        --------------------
                                                                                        Number       Percent
                                                                                        ------       -------
Venture Capital USA                                            500,000
Angles Limited                                                 500,000
Clipper Holdings Limited                                       500,000
DF Investment                                                  500,000
Metropolitan Partners Ltd.                                     200,000
                                                             ---------
Total                                                        2,200,000
                                                             =========
___________

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to the securities, and includes any shares of Common Stock which a person has the right to acquire within 60-days of the date hereof.


                             MARKET FOR COMMON STOCK

         The Common Stock and Preferred Stock are currently traded on the OTC Electronic Bulletin Board under the symbols USTT and USTTP, respectively.

         The high and low bid prices on the OTC Electronic Bulletin Board for the Common Stock were as follows:


Fiscal

1998                                                     High            Low
----                                                     ----            ---
First Quarter (through September 30, 1997)              $ 8.00          $2.70
Second Quarter (through December 31, 1997)              $ 6.00          $2.20
Third Quarter (through March 31, 1998)                  $ 4.90          $2.50
Fourth Quarter (through June 30, 1998)                  $ 4.60          $2.50

1999
----
First Quarter (through September 30, 1998)              $ 3.10          $1.20
Second Quarter (through December 31, 1998)              $ 1.70          $ .80
Third Quarter (through March 31, 1999)                  $ 3.20          $1.10
Fourth Quarter (through June 30, 1999)                  $ 4.75          $1.20

2000
----
First quarter (through September 30, 1999)              $ 2.94          $1.63
Second quarter (through December 31, 1999)              $ 6.56          $1.63
Third quarter (through March 31, 2000)                  $ 4.50          $2.19

Fourth Quarter (through June 30, 2000)                  $ 3.38          $1.31


         Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

         On March 31, 2000, there were 1,003,007 shares of Common Stock issuable upon exercise of outstanding Management Options. See "Description of Securities-Shares Eligible for Future Sale." Of such Management Options, 15,000 are exercisable at $5.00 per share, 81,500 are exercisable at $4.50 per share, 116,500 are exercisable at $2.50 per share, 656,167 are exercisable at $2.00 per share, 117,100 are exercisable at $1.50 per share, and 5,000 are exercisable at $.50 per share. In addition, there are 11,740 purchase rights exerciseable at $10.00 per share. In January 2000, the exercise price of the purchase rights was temporarily reduced to $2.00 through June 1, 2000, and in May 2000 the expiration date was extended until June 30, 2000. In June 2000, the exercise price of the purchase rights was reduced to $1.50 through July 31, 2000, and in July 2000, the Company further reduced the exercise price to $1.00 and authorized the Chairman to extend the July 31, 2000 expiration date for up to sixty days. The Company has at its cost and expense, registered for resale under the Act the resale of the Common Stock underlying the Management Options. All of the Management Options have been issued by the Company to employees, Directors, officers, and consultants.

         As of March 31, 2000, there were 67,300 shares of Common Stock issuable upon exercise of the outstanding 1995 Warrants, which when and if issued would be freely tradeable under the Act. As of March 31, 2000, there are 86,800 shares of Common Stock issuable upon exercise of the outstanding 1996 Warrants, which when and if issued would be freely tradeable under the Act. As of March 31, 2000, there were 4,000 shares of Common Stock issuable upon exercise of the outstanding 1996-B Warrants, which when and if issued would be freely tradeable under the Act. As of March 31, 2000, there are 1,500 shares of Common Stock issuable upon exercise of the outstanding 1997 Warrants, which when and if issued would be freely tradeable under the Act. As of March 31, 2000, there were 100,000 shares of Common Stock issuable upon the exercise of outstanding Warrants issued to affiliates and/or consultants to GEMA in connection with the sale of Convertible Securities. As of March 31, 2000, there were 4,000 shares of Common Stock issuable upon the exercise of the outstanding 1998-A Warrants, which when and if issued would be freely tradeable under the Act. As of March 31, 2000, there were 5,000 shares of Common Stock issuable upon the exercise of the outstanding 1998-B Warrants, which when and if issued would be freely tradeable under the Act. As of March 31, 2000, there were 15,000 shares of Common Stock issuable upon the exercise of the outstanding 1999-A Warrants, 3,452,250 shares issuable upon the exercise of the outstanding 1999-B Warrants and 125,400 shares issuable upon exercise of the outstanding Consultant Warrants, which when and if issued would be freely tradeable under the Act.
As of March 31, 2000, there were 1,637,200 shares of Common Stock issuable upon conversion of the outstanding Senior Notes, which when and if issued would be freely tradeable under the Act.

         On March 31, 2000, there were 762 record holders of the Common Stock and 634 record holders of the Preferred Stock.

         The holders of the Common Stock are entitled to receive such dividends as the Board of Directors of the Company may from time to time declare out of funds legally available for payment of dividends. Through the date hereof, no cash dividends have been declared on the Company's securities. No dividend may be paid on the Common Stock until all accumulated and unpaid dividends on the Preferred Stock have been paid. As of March 31, 2000, such accumulated unpaid dividends amount to $3,991,449.

         During the first quarter of calendar year 2000, certain holders of the Company's Preferred Stock converted 27,350 shares into 27,350 shares of Common Stock. Certain of these shareholders also converted cumulative preferred dividends of $154,730 into 15,473 shares of Common Stock.

         During the quarter ended March 31, 2000, certain holders of 146,900 of the Company's 1999-A Warrants exercised them at $.50 per warrant, generating $73,450 in gross proceeds to the Company.

         During the quarter ended March 31, 2000, certain holders of 107,750 of the Company's 1999-B Warrants exercised them at $2.00 per warrant, generating $215,500 in gross proceeds to the Company.

         During the quarter ended March 31, 2000, the holder of 10,000 of the options exercised such options for 10,000 shares of Common Stock at $1.50 per share and the holders of 6,500 options exercised such options for 6,500 shares of Common Stock at $2.50 per share.

         During the quarter ended March 31, 2000, an aggregate of 34,000 Consultant Warrants were exercised at $2.00 per share by Harmonic Research, Inc.

                            DESCRIPTION OF SECURITIES
General

         The Company is authorized to issue up to 62,000,000 shares of Common Stock, no par value ("Common Stock"), and 1,800,000 shares of undesignated Preferred Stock. As of the date hereof, 900,000 shares have been designated as Series A Convertible Preferred Stock, no par value ("Series A Preferred Stock"), and 350,000 shares have been designated as Series B Equity Participating Preferred Stock ("Series B Preferred Stock"), no par value.

         As of March 31, 2000, there were 13,083,732 shares of Common Stock issued and outstanding and 595,027 shares of Series A Preferred Stock issued and outstanding which are convertible into 595,027 shares of Common Stock. Through March 31, 2000, a total of 515,123 shares of Preferred Stock have been converted into 546,380 shares of Common Stock and $2,046,373 of accrued and unpaid dividends thereon have been converted into 2,002,697 shares of Common Stock. As of March 31, 2000, there were 762 record owners of the Common Stock and 634 record owners of the Preferred Stock.


         On June 7, 1999 the Company effectuated a 1-for-10 reverse stock split of all of its issued and outstanding Common Stock. Pursuant thereto, on the effective date of the reverse stock split (i) each 10 shares of outstanding Common Stock were reduced to one share of Common Stock; (ii) the number of shares of Common Stock into which each outstanding warrant, purchase right or option is exercisable was proportionately reduced on a 10-to-1 basis; (iii) the exercise price of each outstanding warrant, purchase right, or option was proportionately increased on a 1-to-10 basis; (iv) the number of share of Common Stock into which each share of Series A Preferred Stock is convertible was reduced from 10 shares to 1 share; (v) the conversion of the accrued and unpaid dividends on the Series A Preferred Stock was increased from $1.00 to $10.00 per share of Common Stock; and (vi) each share of Series B Preferred Stock was converted into 4 shares of Common Stock. All of the share numbers, share prices, exercise prices, and all other similar items contained in this Prospectus have been properly adjusted, on a retroactive basis, to reflect the foregoing.

         From September 1998 through June 1999, the Company sold 461.8 units at $10,000 each, for an aggregate of $4,618,000. Each unit consisted of a $10,000 principal amount 12% Senior Note, 2,000 1999-A Warrants, and 1,000 shares of Series B Equity Participating Preferred Stock. The offering was sold to 222 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act. The Company paid compensation to Harmonic Research, Inc., a broker-dealer, in connection with the 46 units sold by such broker-dealer. In this regard, the Company paid to such broker-dealer cash compensation of $46,000 as well as 43,400 shares of Common Stock and 9,400 1999-A Warrants. The shares of Common Stock issued to such broker-dealer are restricted securities as such term is defined under Rule 144 promulgated under the Act. In April 2000, the Company agreed to register for resale under the Act 18,400 shares of the Common Stock issued to Harmonic Research, Inc. Pursuant to the private placement offering, the Company had issued 466,800 shares of Series B Preferred Stock. The Series B Preferred Stock was convertible into 4 shares of Common Stock in the event of a reverse stock split of the Common Stock. As a result of the 1-for-10 reverse stock split which became effective on June 7, 1999, all of the shares of Series B Preferred Stock were exchanged for 1,867,200 shares of Common Stock, and as of the date hereof, there are no issued and outstanding shares of Series B Preferred Stock. The shares of Common Stock issued to the holders of the Series B Preferred Stock are restricted securities as defined under Rule 144 promulgated under the Act, and can not be sold or transferred without registration under the Act or pursuant to an applicable exemption therefrom. The Company has registered for resale under the Act the shares of Common Stock underlying the 1999-A Warrants.

         In June and July 1999, the Company issued options to purchase an aggregate of 470,000 shares of Common Stock to its executive officers and an aggregate of 70,000 shares of Common Stock to its directors who were not executive officers. See "Management -- Director Compensation and Stock Options" and "Executive Stock Options."

         In June 1999, the Company issued options to purchase an aggregate of 12,000 shares of Common Stock to six employees. The options are fully vested and may be exercised at any time for five years following vesting at $2.00 per share of Common Stock.

         During August 1999, the Company's Board of Directors authorized issuance of a total of 377,800 shares of Common Stock to various employees and consultants at $2.00 per share for services rendered or to be rendered in fiscal year 2000, in lieu of cash compensation. Of such shares, 3,000 constitute restricted securities as such term is defined under the Act, and the remaining shares are to be registered under the Act. Of the 377,800 total shares, 278,000 shares were issued during the quarter ended September 30, 1999 and an additional 66,263 shares were issued during the quarter ended December 31, 1999.

         During the quarter ended September 30, 1999, an aggregate of 136,000 1999-A Warrants were exercised at $.50 per warrant, generating gross proceeds of $68,000. Such shares of Common Stock were issued pursuant to the exemption from registration set forth in Section 4(2) of the Act.

         During the quarter ended September 30, 1999, the Company issued 15,500 shares of Common Stock upon the conversion of 15,500 shares of Series A Preferred Stock and issued 9,337 shares of Common Stock upon the conversion of $93,370 of cumulative dividends accrued and unpaid on the aforesaid shares of Preferred Stock. Such shares of Common Stock were issued pursuant to the exemption from registration set forth in Section 3(a)(9) of the Act.

         In August 1999, the Company issued to an executive officer fully vested options to acquire up to 20,000 shares of Common Stock at $2.00 per share. The options are exercisable at any time within five years following issuance. The Company issued the options pursuant to the exemption from registration set forth in Section 4(2) of the Act. The Company has registered for resale under the Act the Common Stock underlying the options.

         In July 1999, the Company extended the expiration date until June 30, 2001 of options to acquire Common Stock held by certain Directors, officers or employees. All of such options would have expired in the first two calendar quarters of the year 2000 or the first calendar quarter of year 2001.

         In October 1999, the Company authorized a temporary reduction in the exercise price of 11,740 purchase rights for shares of Common Stock from $10.00 per share to $2.00 per share through January 31, 2000 (further extended to June 1, 2000 by the Company in January 2000). At that time the price shall revert back to $10.00 per share.


         In October 1999, the Company authorized a temporary reduction until January 31, 2000 in the exercise price of 168,600 Common Stock purchase warrants from the exercise prices listed below to $2.00 per share of Common Stock, as follows: 67,300 1995 Warrants from $5.00 to $2.00; 86,800 1996 Warrants from $5.00 to $2.00; 4,000 1996-B Warrants from $3.00 to $2.00; 1,500 1997 Warrants from $4.00 to 2.00; 4,000 1998-A Warrants from $4.00 to $2.00; and 5,000 1998-B
Warrants from $4.00 to $2.00. In January 2000, the Company further extended such temporary reductions until June 1, 2000 and in May 2000, the Company further extended such temporary reductions until June 30, 2000.


         During November 1999, the Company issued an aggregate of 150,000 shares of Common Stock to consultants for services rendered or to be rendered to the Company. All of such shares were registered under the Act.

         During the quarter ended December 31, 1999, an aggregate of 627,700 1999-A Warrants were exercised at $.50 per warrant, generating gross proceeds of $313,850. Such shares of Common Stock were issued pursuant to the exemption from registration set forth in Section 4(2) of the Act.

        During December 1999, the holder of 10,000 GEM Warrants exercised such Warrants for 10,000 shares of Common Stock at $2.00 per share. Such shares were issued pursuant to Regulation S promulgated under the Act.

        During December 1999, an aggregate of 100,000 Consultant Warrants were exercised at $2.00 per share. Such shares were registered for resale by the holder thereof under the Act.

        From January 1, 2000 through March 31, 2000, the following occurred: (1) the holder of Consultant Warrants exercised warrants at $2.50 per share for 34,000 shares of Common Stock; (ii) the holder of options exercised such options at $1.50 per share for 10,000 shares of Common Stock and $2.50 per share for 6,500 shares of Common Stock; (iii) the holders of the 1999-A Warrants exercised such warrants at $.50 per share for 146,900 shares of Common Stock; (iv) the holders of the 1999-B Warrants exercised such warrants at $2.00 per share for 117,750 shares of Common Stock; and (v) the holders of the Senior Notes converted an aggregate of $525,000 principal amount thereof at the rate of $2.50 per share for a total of 210,000 shares of Common Stock. The Company has registered under the Act all of such shares of Common Stock for resale by the holder thereof.


         In February, March and April 2000, the Company sold 1,300,000 shares of Common Stock at $2.00 per share pursuant to a private placement under Rule 506 promulgated under the Act. The Company has registered under the Act all of such shares of Common Stock for resale by the holders thereof.

         In July 2000, the Company received and accepted subscription agreements with five investors to sell to such investors an aggregate of 2,200,000 shares of restricted Common Stock. The purchase price for the stock is $1.50 per share or an aggregate of $3,300,000. In July 2000, the purchase price was reduced to $1.00 per share or an aggregate of $2,200,000. Pursuant to the agreements, full payment for the shares by the investors is to be made to the Company on or before August 31, 2000. To date, the Company has not received any of the purchase price. The shares of Common Stock were offered and sold by the Company pursuant to the exemptions from registration set forth in Regulation D and Regulation S promulgated under the Act. All of the investors in the Common Stock qualify as accredited investors as such term is defined in Rule 501 promulgated under the Act. Pursuant to this Prospectus, the Company has registered all of such shares of Common Stock for resale under the Act.

         In June 2000, the Company reduced the exercise price of all of the outstanding Common Stock purchase warrants (other than the 1999-A Warrants) to $1.50 per share through July 31, 2000. In July 2000, the Company authorized the Chairman of the Company to extend such date for up to sixty additional days or until September 30, 2000. In July 2000, the exercise price of all of the Common Stock purchase warrants (other than the 1999-A Warrants) was reduced to $1.00 through July 31, 2000 (subject to such sixty day extension).

Consultant Warrants

         Pursuant to a Financial Public Relations Agreement between the Company and I.W. Miller Group, Inc. ("Miller"), the Company retained Miller as its public relations consultant effective August 1, 1999. As part of the agreement, the Company issued to Miller fully vested warrants to acquire up to 100,000 shares, 50,000 of which are exercisable at $2.00 per share and 50,000 of which are exercisable at $3.00 per share. In October 1999, the exercise price of the warrants exercisable at $3.00 per share was temporarily reduced to $2.00 through January 30, 2000. The warrants are exercisable at any time for two years following issuance. The warrants were issued to Miller pursuant to Rule 506 under the Act, and the shares of Common Stock underlying the warrants will be issued to Miller pursuant to such exemption. During December 1999, Miller exercised all of his Warrants at $2.00 per share.

         The Company entered into a consulting agreement with Harmonic Research, Inc. ("Harmonic") pursuant to which the Company issued to Harmonic fully vested warrants to acquire up to 150,000 shares of Common Stock at $2.50 per share. The warrants are exercisable at any time for two years following issuance. The warrants were issued to Harmonic pursuant to Rule 506 under the Act, and the shares of Common Stock underlying the warrants will be issued to Harmonic pursuant to such exemption. Pursuant to the consulting agreement, the Company retained Harmonic as a consultant for a three month period ending December 1, 1999, and agreed to pay Harmonic a fee of $5,000 per month. During February 2000, Harmonic exercised warrants for 34,000 shares at $2.50 per share. In April 2000, the Company permanently reduced the exercise price of the remaining warrants to $1.00 per share.

         The Company has at its expense registered for resale under the Act all of the Common Stock underlying the Consultant Warrants.

Management Options


         As of March 31, 2000, the Company had issued to its directors, executive officers, consultants, and employees, options to acquire up to 15,000 shares of Common Stock at $5.00 per share, options to acquire up to 81,500 shares of Common Stock at $4.50 per share, options to acquire up to 110,000 shares of Common Stock at $2.50 per share, options to acquire up to 656,167 shares of Common Stock at $2.00 per share, options to acquire up to 117,100 shares of Common Stock at $1.50 per share, and options to acquire up to 5,000 shares of Common Stock at $.50 per share. See "Management--Executive Stock Options", and "Management - Director Compensation and Stock Options." The Company has also issued purchase rights to acquire up to 11,740 shares of Common Stock at $10.00 per share. In October 1999, the exercise price of the purchase rights was temporarily reduced to $2.00 per share through January 30, 2000 and such date was subsequently extended until June 30, 2000. In June 2000, the exercise price of the purchase rights was reduced to $1.50 through July 31, 2000 and in July 2000, the Company further reduced the exercise price to $1.00 and authorized the Chairman to extend the July 31, 2000 expiration date for up to sixty days. In connection with the Management Options, the Company has, at its cost and expense, filed a registration statement under the Act covering the resale of all the Common Stock underlying the options.

Common Stock

        The holder of each share of Common Stock is entitled to one vote on all matters submitted to a vote of the shareholders of the Company, including the election of directors. There is no cumulative voting for directors.

        The holders of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for payment of dividends. No dividend may be paid on the Common Stock until all accumulated and unpaid dividends on the Series A Preferred Stock have been paid.

        Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution, subject to the liquidation preference of the Series A Preferred Stock of $10.00 per share and any unpaid and accumulated dividends on the Series A Preferred Stock. The holders of the Common Stock do not have any preemptive rights to subscribe for or purchase shares, obligations, warrants, or other securities of the Company.

Series A Convertible Preferred Stock

         The holders of shares of Series A Preferred Stock have the number of votes per share equal to the number of shares of Common Stock into which each such share is convertible (i.e., 1 share of Series A Preferred Stock equals 1 vote). The shares of Preferred Stock are entitled to vote on all matters submitted to the vote of the shareholders of the Company, including the election of directors.

         The holders of Series A Preferred Stock are entitled to an annual cumulative cash dividend of $1.50 per annum, payable when, as and if declared by the Board of Directors. The record dates for payment of dividends on the Series A Preferred Stock are February 1 and August 1 of each year. Any and all accumulated and unpaid cash dividends on the Series A Preferred Stock must be declared and paid prior to the declaration and payment of any dividends on the Common Stock. Any unpaid and accumulated dividends will not bear interest. As of March 31, 2000 the accumulated and unpaid dividends on the Series A Preferred Stock were $3,991,449.

         Each share of Series A Preferred Stock is convertible at any time into 1 share of fully issued and non-assessable Common Stock. Accrued and unpaid dividends earned on shares of Series A Preferred Stock being converted into Common Stock are also convertible into Common Stock at the rate $10.00 per share of Common Stock at the time of conversion and whether or not such dividends have then been declared by the Company. As of March 31, 2000, a total of 515,123 shares of Series A Preferred Stock have been converted into Common Stock and accrued and unpaid dividends thereon have been converted into 2,002,697 shares of Common Stock. The conversion rate of the Series A Preferred Stock (and any accrued and unpaid dividends thereon) will be equitably adjusted for stock splits, stock combinations, recapitalizations, and in connection with certain other issuances of Common Stock by the Company. Upon any liquidation, dissolution, or winding-up of the Company, the holders of Series A Preferred Stock are entitled to receive a distribution in preference to the Common Stock in the amount of $10.00 per share plus any accumulated and unpaid dividends.

         The Company has the right, at any time, to redeem all or any part of the issued and outstanding Series A Preferred Stock for the sum of $11.00 per share plus any and all unpaid and accumulated dividends thereon. Upon notice by the Company of such call, the holders of the Series A Preferred Stock so called will have the opportunity to convert their shares of Series A Preferred Stock and any unpaid and accumulated dividends thereon into shares of Common Stock. The $11.00 per share figure was the redemption price approved by the Directors and shareholders of the Company at the time the Series A Preferred Stock was created and first issued. The Company currently has no plans to redeem the Preferred Stock.

         The Company paid a special stock dividend consisting of one-third of a share of Common Stock for each share of Series A Preferred Stock issued and outstanding on August 1, 1995. The stock dividend consisted of an aggregate of 190,860 shares of Common Stock.

12% Senior Notes

         The principal amount of each 12% Senior Note which is not voluntarily converted shall be payable on December 31, 2001, at which time any unpaid and accrued interest shall also become due. Interest shall accrue at the rate of 12% per annum from and after the date of issuance and shall be payable quarterly in arrears on December 31, March 31, June 30, and September 30 of each year until December 31, 2001. The Senior Notes are senior to all existing equity securities of the Company, including the Series A Preferred Stock.

         During October 1999, the Company's Board of Directors authorized voluntary conversion of all or any part of the 12% Senior Notes into shares of Common Stock at the rate of $2.50 per share, at any time until the maturity date of December 31, 2001. If all of the $4,618,000 principal amount of the Notes are converted, the Company would issue 1,847,200 shares of Common Stock. The Company has registered for resale under the Act the shares of Common Stock into which the Senior Notes are convertible. Through March 31, 2000, an aggregate principal amount of $525,000 of the Senior Notes have been converted into 210,000 shares of Common Stock.

         The indebtedness evidenced in the Senior Note is subordinated to the prior payment when due of the principal of, premium, if any, and interest on all "Senior Indebtedness", as defined herein, of the Company as follows: Upon any distribution of its assets in a liquidation or dissolution of the Company, or in bankruptcy, reorganization, insolvency, receivership or similar proceedings relating to the Company, the Lender shall not be entitled to receive payment until the holders of Senior Indebtedness are paid in full. Until a payment default occurs with respect to any Senior Indebtedness, all payments of principal and interest due to Lender under the Senior Note shall be made in accordance with this Senior Note. Upon the occurrence of any payment default with respect to any Senior Indebtedness then, upon written notice thereof to the Company and Lender by any holder of such Senior Indebtedness or its representative, no payments of principal or interest on the Senior Note shall be made by the Company until such payment default has been cured to the satisfaction of the holder of such Senior Indebtedness or waived by such holder, provided, however, that if during the 180 day period following such default, the holder of Senior Indebtedness has not accelerated its loan, commenced foreclosure proceedings or otherwise undertaken to act on such default then the Company shall be required to continue making payments under the Senior Note, including any which had not been paid during such 180 day period. In the event that any institutional lender to the Company at any time so requires, the Lender shall execute, upon request of the Company, any intercreditor or subordination agreement(s) with any such institutional lender on terms not materially more adverse to the Lender then the subordination terms contained in this Senior Note.

         The term "Senior Indebtedness" shall mean (a) all direct or indirect, contingent or certain indebtedness of any type, kind or nature (present or future) created, incurred or assumed by the Company with respect to any future bank or other financial institutional indebtedness of the Company, or (b) any indebtedness created, incurred, or assumed, by the Company secured by a lien on any assets of the Company.

         Notwithstanding anything herein to the contrary, Senior Indebtedness does not include (i) unsecured accounts payable to trade creditors of the Company incurred in the ordinary course of business, (ii) any debt owed by the Company, to any officer, director or stockholder of the Company, (iii) any obligation of Borrower issued or contracted for as payment in consideration of the purchase by the Company of the capital stock or substantially all of the assets of another person or in consideration for the merger or consolidation with respect to which the Company was a party, (iv) any operating lease obligations of the Company, (v) any other indebtedness which by its terms is subordinated to the Senior Note, or (vi) any "other indebtedness" which is subordinated to all indebtedness to which the Senior Note is subordinated in substantially like terms as the Senior Note; which such "other indebtedness" shall be treated as equal with the indebtedness evidenced by the Senior Note.

Series B Equity Participating Preferred Stock

         Pursuant to the private placement offering conducted by the Company from September 1998 through June 1999, the Company had issued 466,800 shares of Series B Preferred Stock. The Series B Preferred Stock was convertible into 4 shares of Common Stock in the event of a reverse stock split of the Common Stock. As a result of the 1-for-10 reverse stock split which became effective on June 7, 1999, all of the shares of Series B Preferred Stock were exchanged for 1,867,200 shares of Common Stock, and as of the date hereof, there are no issued and outstanding shares of Series B Preferred Stock. The 1,867,200 shares of Common Stock issued to the holders of the Series B Preferred Stock are restricted securities as defined under Rule 144 promulgated under the Act, and can not be sold or transferred without registration under the Act or pursuant to an applicable exemption therefrom.

Convertible Securities and GEM Warrants

         During June 1997, the Company issued an aggregate of $500,000 of Convertible Securities pursuant to an agreement with Gem Advisors Inc. ("GEM") which provided GEM with the exclusive right to place the Convertible Securities with qualified purchasers. Through December 31, 1997, the holders of all $500,000 of Convertible Securities converted their securities into 191,574 shares of Common Stock at an average price of $2.60 per share. The Convertible Securities were issued by the Company pursuant to Regulation S promulgated under the Act.

         Affiliates and/or consultants to GEM received non-redeemable warrants to purchase up to 200,000 shares of the Company's Common Stock at a price of $2.00 per share at any time prior to June 23, 2002 ("GEM Warrants"). These warrants have been issued by the Company pursuant to Regulation S. Through March 31, 2000, 100,000 GEM Warrants had been exercised, leaving a balance of 100,000 GEM Warrants.

1999-A Common Stock Purchase Warrants


         Each 1999-A Warrant entitles its holder to immediately purchase one share of Common Stock. The exercise price is $1.00 per share, except that through January 31, 2000, the exercise price has been reduced to $.50 per share. The 1999-A Warrants are exercisable at any time on or prior to December 31, 2001, or such later date as may be determined by the Company. As of March 31, 2000, an aggregate of 15,000 1999-A Warrants remain outstanding.

         The Company has, at its expense, registered for resale the Common Stock underlying the 1999-A Warrants. The Company will also seek to have the resale of the Common Stock by non-affiliates of the Company exempted from registration in applicable states.

         The 1999-A Warrants have been issued pursuant to a warrant agreement (the "1999-A Warrant Agreement") by and between the Company and American Stock Transfer & Trust Company, the warrant agent, and will be evidenced by warrant certificates.

         The exercise price of the 1999-A Warrants and the number of shares of Common Stock issuable upon exercise of the 1999-A Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Upon the merger, consolidation, sale of substantially all of the assets of the Company, or other similar transaction, the Warrant holders shall, at the option of the Company, be required to exercise the Warrants immediately prior to the closing of the transaction, or such Warrants shall automatically expire. Upon such exercise, the Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

         The 1999-A Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1999-A Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the expiration date of the 1999-A Warrants.

1999-B Common Stock Purchase Warrants


         Each 1999-B Warrant entitles its holder to immediately purchase one share of Common Stock. The exercise price is $2.00 per share. The 1999-B Warrants are exercisable at any time on or prior to March 31, 2000, or such later date as may be determined by the Company. As of March 31, 2000, 3,452,250 1999-B Warrants remain outstanding. In January 2000, the Company extended the expiration date of the 1999-B Warrants until June 1, 2000; provided, however, that if a holder of the 1999-B Warrants shall have exercised at least one-half of such holder's 1999-B Warrants on or prior to June 1, 2000, the expiration date for such holder's remaining 1999-B Warrants shall be November 1, 2000. In May 2000, the June 1, 2000 expiration date referred to above was extended until June 30, 2000. In June 2000, the exercise price of the 1999-B Warrants was temporarily reduced to $1.50 and the expiration date of June 30, 2000 was extended to July 31, 2000. In July 2000, the expiration date of November 1, 2000 referred to above was extended until March 31, 2001. In July 2000, the exercise price was reduced to $1.00 through July 31, 2000 (subject to extension for up to sixty days).

         The Company has, at its expense, registered for resale of the Common Stock underlying the 1999-B Warrants. The Company will also seek to have the resale the Common Stock by non-affiliates of the Company exempted from registration in applicable states.

         The 1999-B Warrants have been issued pursuant to a warrant agreement (the "1999-B Warrant Agreement") by and between the Company and American Stock Transfer & Trust Company, the warrant agent, and will be evidenced by warrant certificates.

         The exercise price of the 1999-B Warrants and the number of shares of Common Stock issuable upon exercise of the 1999-B Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Upon the merger, consolidation, sale of substantially all of the assets of the Company, or other similar transaction, the Warrant holders shall, at the option of the Company, be required to exercise the Warrants immediately prior to the closing of the transaction, or such Warrants shall automatically expire. Upon such exercise, the Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

         The 1999-B Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1999-B Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the expiration date of the 1999-B Warrants.

1998-B Common Stock Purchase Warrants

         Each 1998-B Warrant entitles its holder to immediately purchase one share of Common Stock. The exercise price is $4.00 per share, subject to reduction at any time by the Company. In January 2000, the exercise price was temporarily reduced to $2.00 through June 1, 2000 and in May 2000 the expiration date was extended until June 30, 2000. In June 2000, the exercise price was reduced to $1.50 through July 31, 2000, and in July 2000, the Company further reduced the exercise price to $1.00 and authorized the Chairman to extend the July 31, 2000 expiration date for up to sixty days. The 1998-B Warrants are exercisable at any time prior to August 17, 2003, or such later date as may be determined by the Company.

         The 1998-B Warrants have been issued pursuant to a warrant agreement (the "1998-B Warrant Agreement") dated as of July 1, 1998 by and between the Company and American Stock Transfer & Trust Company, the transfer agent. The Company issued 139,000 1998-B Warrants to the Selling Shareholders pursuant to the 1998-B Warrant Agreement in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws. As of March 31, 2000, 5,000 1998-B
Warrants remain outstanding.

         The Company has at its expense, registered for resale the Common Stock underlying the 1998-B Warrants under the Act, and exempted from registration such Common Stock for resale by non-affiliates of the Company, in those states in which the holders of the 1998-B Warrants are located.

         The exercise price of the 1998-B Warrants and the number of shares of Common Stock issuable upon exercise of the 1998-B Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Upon the merger, consolidation, sale of substantially all of the assets of the Company, or other similar transaction, the Warrant holders shall, at the option of the Company, be required to exercise the Warrants immediately prior to the closing of the transaction, or such Warrants shall automatically expire. Upon such exercise, the Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

         The 1998-B Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1998-B Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the expiration date of the 1998-B Warrants.

1998-A Common Stock Purchase Warrants

         Each 1998-A Warrant entitles its holder to immediately purchase one share of Common Stock. The exercise price is $4.00 per share, subject to reduction at any time by the Company. In January 2000, the exercise price was temporarily reduced to $2.00 through June 1, 2000 and in May 2000 the expiration date was extended until June 30, 2000. In June 2000, the exercise price was reduced to $1.50 through July 31, 2000, and in July 2000, the Company further reduced the exercise price to $1.00 and authorized the Chairman to extend the July 31, 2000 expiration date for up to sixty days. The 1998-A Warrants are exercisable at any time prior to March 5, 2003 or such later date as may be determined by the Company.

         The 1998-A Warrants have been issued pursuant to a warrant agreement (the "1998-A Warrant Agreement") dated as of January 28, 1998 by and between the Company and American Stock Transfer & Trust Company, the warrant agent. The Company issued 375,000 1998-A Warrants to the Selling Shareholders pursuant to the 1998-A Warrant Agreement in a transaction exempt from the registration requirements of the Act and applicable state securities laws. As of March 31, 2000, 4,000 1998-A Warrants remain outstanding.

         The Company has, at its expense, registered for resale the Common Stock underlying the 1998-A Warrants under the Act, and exempted from registration such Common Stock for resale by non-affiliates of the Company in those states in which the holders of the 1998-A Warrants are located.

     The exercise price of the 1998-A Warrants and the number of shares of Common Stock issuable upon exercise of the 1998-A Warrants are subject to adjustment in certain circumstances, including a stock split of stock dividend on, or a subdivision, combination or recapitalization of, the Common Stock. Upon the merger, consolidation, sale of substantially all of the assets of the Company, or other similar transaction, the Warrant holders shall, at the option of the Company, be required to exercise the Warrants immediately prior to the closing of the transaction, or such Warrants shall automatically expire. Upon such exercise, the Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

     The 1998-A Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1998-A Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the expiration date of the 1998-A Warrants.

1997 Common Stock Purchase Warrants

         Each 1997 Warrant entitles its holder to immediately purchase one share of Common Stock. The exercise price is $4.00 per share, subject to reduction at any time by the Company. In January 2000, the exercise price was temporarily reduced to $2.00 per share through June 1, 2000 and in May 2000 the expiration date was extended until June 30, 2000. In June 2000, the exercise price was reduced to $1.50 through July 31, 2000, and in July 2000, the Company further reduced the exercise price to $1.00 and authorized the Chairman to extend the July 31, 2000 expiration date for up to sixty days. The 1997 Warrants are exercisable at any time prior to July 3, 2002, or such later date as may be determined by the Company.

         The 1997 Warrants have been issued pursuant to a warrant agreement (the "1997 Warrant Agreement") dated as of April 8, 1997 by and between the Company and American Stock Transfer & Trust Company, the warrant agent. The Company issued 160,000 1997 Warrants to the Selling Shareholders pursuant to the 1997 Warrant Agreement in a transaction exempt from the registration requirements of the Act and applicable state securities laws. As of March 31, 2000, 158,500
1997 Warrants have been exercised and 1,500 remain outstanding.

         The Company has, at its expense, registered for resale the Common Stock underlying the 1997 Warrants under the Act, and has exempted from registration such Common Stock for resale by non-affiliates of the Company in those states in which the holders of the 1997 Warrants are located.

         The exercise price of the 1997 Warrants and the number of shares of Common Stock issuable upon exercise of the 1997 Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Upon the merger, consolidation, sale of substantially all of the assets of the Company, or other similar transaction, the Warrant holders shall, at the option of the Company, be required to exercise the Warrants immediately prior to the closing of the transaction, or such Warrants shall automatically expire. Upon such exercise, the Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

         The 1997 Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1997 Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the expiration date of the 1997 Warrants.

1996-B Common Stock Purchase Warrants

         Each 1996-B Warrant entitles its holder to immediately purchase one share of Common Stock. The exercise price is $3.00 per share, subject to reduction at any time by the Company. In January 2000, the exercise price was temporarily reduced to $2.00 per share through June 1, 2000 and in May 2000 the expiration date was extended until June 30, 2000. In June 2000, the exercise price was reduced to $1.50 through July 31, 2000, and in July 2000, the Company further reduced the exercise price to $1.00 and authorized the Chairman to extend the July 31, 2000 expiration date for up to sixty days. The 1996-B Warrants are exercisable at any time prior to February 28, 2002 or such later date as may be determined by the Company.

         The 1996-B Warrants have been issued pursuant to a warrant agreement dated as of February 28, 1997 (the "1996-B Warrant Agreement") dated as of December 27, 1996 by and between the Company and American Stock Transfer & Trust Company, the warrant agent. The Company issued 37,400 1996-B Warrants to the Selling Shareholders pursuant to the 1996-B Warrant Agreement in a transaction exempt from the registration requirements of the Act and applicable securities laws. As of March 31, 2000, 33,400 1996-B Warrants were exercised and 4,000 remain outstanding.

         The Company has, at its expense, registered for resale the Common Stock underlying the 1996-B Warrants under the Act, and has exempted from registration such Common Stock for resale by non-affiliates of the Company in those states in which the holders of the 1996-B Warrants are located.

         The exercise price of the 1996-B Warrants and the number of shares of Common Stock issuable upon exercise of the 1996-B Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Upon the merger, consolidation, sale of substantially all of the assets of the Company, or other similar transaction, the Warrant holders shall, at the option of the Company, be required to exercise the Warrants immediately prior to the closing of the transaction, or such Warrants shall automatically expire. Upon such exercise, the Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

         The 1996-B Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1996-B Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the expiration date of the 1996-B Warrants.

1996 Common Stock Purchase Warrants

         Each 1996 Warrant entitles its holder to immediately purchase one share of Common Stock. The exercise price is $5.00, or such lower price as may be determined by the Company from time to time. In January 2000, the exercise price was temporarily reduced to $2.00 per share through June 1, 2000 and in May 2000 the expiration date was extended until June 30, 2000. In June 2000, the exercise price was reduced to $1.50 through July 31, 2000, and in July 2000, the Company further reduced the exercise price to $1.00 and authorized the Chairman to extend the July 31, 2000 expiration date for up to sixty days. The 1996 Warrants are exercisable at any time through May 31, 2001, or such later date as may be determined by the Company.

         The 1996 Warrants have been issued pursuant to a 1996 Warrant Agreement dated as of May 1, 1996, by and between the Company and American Stock Transfer & Trust Company, the warrant agent. The Company issued 520,000 1996 Warrants to the Selling Shareholders pursuant to the 1996 Warrant Agreement in a transaction exempt from the registration requirements of the Act and applicable state securities laws. As of March 31, 2000, 433,200 1996 Warrants were exercised and 86,800 remain outstanding.

         The Company has, at its expense, registered for resale the Common Stock underlying the 1996 Warrants under the Act, and has exempted from registration such Common Stock for resale by non-affiliates of the Company in those states in which the holders of the 1996 Warrants are located.

         The exercise price of the 1996 Warrants and the number of shares of Common Stock issuable upon exercise of the 1996 Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Upon the merger, consolidation, sale of substantially all the assets of the Company, or other similar transaction, the 1996 Warrant holders shall, at the option of the Company, be required to exercise the 1996 Warrants immediately prior to the closing of the transaction, or such 1996 Warrants shall automatically expire. Upon such exercise, the 1996 Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

         The 1996 Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1996 Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the 1996 Warrant Termination Date.

1995 Common Stock Purchase Warrants

         Each 1995 Warrant entitles its holder to immediately purchase one share of Common Stock. The exercise price is $5.00, or such lower exercise price as may be determined by the Company from time to time. In January 2000, the exercise price was temporarily reduced to $2.00 per share through June 1, 2000 and in May 2000 the expiration date was extended until June 30, 2000. In June 2000, the exercise price was reduced to $1.50 through July 31, 2000, and in July 2000, the Company further reduced the exercise price to $1.00 and authorized the Chairman to extend the July 31, 2000 expiration date for up to sixty days. The 1995 Warrants are exercisable at any time through January 31, 2001, or such later date as may be determined by the Company.

         The 1995 Warrants have been issued pursuant to a 1995 Warrant Agreement dated as of June 21, 1995, by and between the Company and American Stock Transfer & Trust Company, the warrant agent. The Company issued 510,000 1995 Warrants to the Selling Shareholders pursuant to the 1995 Warrant Agreement in a transaction exempt from the registration requirements of the Act and applicable state securities laws. As of March 31, 2000, 442,700 1995 Warrants were exercised and 67,300 remain outstanding.

         The Company has registered for resale the Common Stock underlying the 1995 Warrants under the Act, and has registered or exempted from registration such Common Stock for resale by non-affiliates of the Company in those states in which the holders of the 1995 Warrants are located.

         The exercise price of the 1995 Warrants and the number of shares of Common Stock issuable upon exercise of the 1995 Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Upon the merger, consolidation, sale of substantially all the assets of the Company, or other similar transaction, the 1995 Warrant holders shall, at the option of the Company, be required to exercise the 1995 Warrants immediately prior to the closing of the transaction, or such Warrants shall automatically expire. Upon such exercise, the 1995 Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

         The 1995 Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1995 Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the 1995 Warrant Termination Date.

Shares Eligible for Future Sale


         Of the 13,083,732 shares of Common Stock issued and outstanding on March 31, 2000, 11,181,132 are freely transferable without registration under the Act (other than shares held by "affiliates" of the Company), and the remaining 1,902,600 are "restricted securities". As of March 31, 2000, there were 595,027 shares of Preferred Stock issued and outstanding, all of which are freely transferable without further registration under the Act (other than shares held by "affiliates" of the Company). The 595,027 shares of Preferred Stock issued and outstanding as of March 31, 2000 are convertible into 595,027 shares of Common Stock all of which would be fully transferrable without further registration under the Act (other than shares held by "affiliates" of the Company).


         As set forth in the prior paragraph, there were 1,902,600 shares of Common Stock which are "restricted securities" and cannot be resold without registration. All of such shares would become eligible for sale during calendar year 2000 without further registration under the Act pursuant to Rule 144 promulgated thereunder.


        In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including any affiliate of the Company, who beneficially owns "restricted securities" for a period of at least one year is entitled to sell within any three-month period, shares equal in number to the greater of (i) 1% of the then outstanding shares of the same class of shares, or (ii) the average weekly trading volume of the same class of shares during the four calendar weeks preceding the filing of the required notice of sale with the Securities and Exchange Commission. The seller must also comply with the notice and manner of sale requirements of Rule 144, and there must be current public information available about the Company. In addition, any person (or persons whose shares must be aggregated) who is not, at the time of sale, nor during the preceding three months, an affiliate of the Company, and who has beneficially owned restricted shares for at least two years, can sell such shares under Rule 144 without regard to the notice, manner of sale, public information or the volume limitations described above.

Limitation of Liability; Indemnification

        As permitted by the Pennsylvania Business Corporation Law of 1988 ("BCL"), the Company's By-laws provide that Directors of the Company will not be personally liable, as such, for monetary damages for any action taken unless the Director has breached or failed to perform the duties of a Director under the BCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation of personal liability does not apply to any responsibility or liability pursuant to any criminal statute, or any liability for the payment of taxes pursuant to Federal, State or local law. The By-laws also include provisions for indemnification of the Company's Directors and officers to the fullest extent permitted by the BCL. Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Transfer Agent and Registrar

         The Transfer Agent and Registrar for the Common Stock, Series A Preferred Stock, 1999-B Warrants, 1999-A Warrants, 1998-B Warrants, 1998-A Warrants, 1997 Warrants, 1996-B Warrants, 1996 Warrants and 1995 Warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

                              PLAN OF DISTRIBUTION

        The Common Stock is being registered to permit public secondary trading of the Common Stock by the Selling Shareholders from time to time after the date of this Prospectus. The Company has agreed to bear all the expenses (other than selling commissions) in connection with the registration and sale of the Common Stock covered by this Prospectus.

         The Common Stock offered by the Selling Shareholders pursuant to this Prospectus may be sold from time to time by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest. The sale of the Common Stock offered hereby by the Selling Shareholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders. The Registration Statement of which this Prospectus is a part must be current at any time during which a Selling Shareholder sells shares of Common Stock.

         Selling Shareholders may also offer the shares covered by this Prospectus under other registration statements or pursuant to exemptions from the registration requirements of the Act, including sales which meet the requirements of Rule 144 under the Act. Selling Shareholders should seek advice from their own counsel with respect to the legal requirements of such sales.

         This Prospectus may be supplemented or amended from time to time to reflect its use relating to the Common Stock for resales by Selling Shareholders not named in this Prospectus by such who obtain the right to sell the shares of Common Stock hereunder.

         The Company will not directly receive any of the proceeds from the sale of the Common Stock by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sale of the Common Stock and will pay all selling commissions, if any, applicable to the sale of the Common Stock. The Company is responsible for all other expenses incident to the offer and sale of the Common Stock.

        In order to comply with the securities laws of certain states, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Common Stock may not be sold unless it has been registered or qualified for resale by the Selling Shareholder in the applicable state or an exemption from the registration or qualification requirement is available and complied with.


                                  LEGAL MATTERS

         The validity of the Common Stock has been passed upon for the Company by Lurio & Associates, P.C., Philadelphia, Pennsylvania 19103.


                                     EXPERTS


         The consolidated financial statements of USA Technologies, Inc. at June 30, 1999 and 1998, and for each of the two years in the period ended June 30, 1999, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                             USA TECHNOLOGIES, INC.


Report of Independent Auditors                                       F-1

Consolidated Balance Sheets                                          F-2

Consolidated Statements of Operations                                F-3

Consolidated Statements of Shareholders' Equity                      F-4

Consolidated Statements of Cash Flows                                F-6

Notes to Consolidated Financial Statements                           F-7

                        Report of Independent Auditors

To the Board of Directors and Shareholders
USA Technologies, Inc.

We have audited the accompanying consolidated balance sheets of USA Technologies, Inc. as of June 30, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of USA Technologies, Inc. at June 30, 1999 and 1998, and the consolidated results of its operations and its cash flows for each of the two years in the period ended June 30, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming USA Technologies, Inc. will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company's recurring losses from operations from its inception and its accumulated deficit through June 30, 1999, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.


                                            /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
September 14, 1999

                             USA Technologies, Inc.
                           Consolidated Balance Sheets

                                                                                              June 30                  March 31,
                                                                                     1999              1998              2000
                                                                                                                      (Unaudited)
                                                                                 -------------------------------------------------
Assets
Current assets:
    Cash and cash equivalents                                                    $  1,665,016     $    324,824     $  3,385,430
    Accounts receivable, less allowance for uncollectible accounts of $69,555 and $23,764 in 1999 and 1998, respectively and
       $79,915 at March 31, 2000                                                      361,463          222,743          192,635
    Inventory                                                                       1,255,836          436,971        1,117,375
    Subscriptions receivable                                                          178,873           19,875          340,222
    Prepaid expenses and deposits                                                      42,746           20,515          615,112
                                                                                 ----------------------------------------------
Total current assets                                                                3,503,934        1,024,928        5,650,774

Property and equipment, net                                                           143,670          151,906          361,861
Other assets                                                                           10,250           10,250           14,740
                                                                                 ----------------------------------------------
Total assets                                                                     $  3,657,854     $  1,187,084     $  6,027,375
                                                                                 ==============================================

Liabilities and shareholders' equity (deficit)
Current liabilities:
    Accounts payable                                                             $    917,141     $    576,787     $    758,018
    Note payable - equipment                                                          804,485               --           83,689
    Accrued expenses                                                                  498,548          430,643          729,523
    Current obligations under capital leases                                            4,393           22,810            9,144
                                                                                 ----------------------------------------------
Total current liabilities                                                           2,224,567        1,030,240        1,580,374

Senior Note, net of unamortized discount                                            2,054,232             --          2,466,640
Obligations under capital leases, less current portion                                 22,584            1,669           37,450
                                                                                 ----------------------------------------------
Total liabilities                                                                   4,301,383        1,031,909        4,084,464

Shareholders' equity (deficit):
   Preferred Stock, no par value:
     Authorized shares - 1,800,000
       Series A Convertible Preferred Authorized shares - 900,000
       Issued and outstanding shares - 640,577 and 618,236 at
       June 30, 1999 and 1998, respectively and 595,027 at March 31, 2000 -
       unaudited (liquidation preference of $9,734,212 at June 30, 1999 and
       $9,941,719 at March 31, 2000 - unaudited)                                    4,537,128        4,538,114        4,214,634

   Common Stock, no par value:
     Authorized shares - 62,000,000
     Issued and outstanding shares - 6,191,097 and 4,016,384 at
       June 30, 1999 and 1998, respectively and 13,083,732 at                      14,277,763       11,223,213       23,398,919
       March 31, 2000 (unaudited)
   Subscriptions receivable                                                           (83,983)              --          (31,446)
   Accumulated deficit                                                            (19,374,437)     (15,606,152)     (25,639,196)
                                                                                 ----------------------------------------------
Total shareholders' equity (deficit)                                                 (643,529)         155,175        1,942,911
                                                                                 ----------------------------------------------
Total liabilities and shareholders' equity (deficit)                             $  3,657,854     $  1,187,084     $  6,027,375
                                                                                 ==============================================


See accompanying notes.

                             USA Technologies, Inc.
                      Consolidated Statements of Operations
                                   (Unaudited)

                                                       Year ended                     Nine months ended
                                                        June 30,                           March 31,
                                                  1999             1998             2000             1999
                                              -----------      -----------      -----------      -----------
Revenues:
    Equipment Sales                           $ 3,442,197      $ 1,588,487      $   931,797      $ 3,021,727
    License and transaction fees                  448,319          236,742          475,963          318,555
                                              -----------      -----------      -----------      -----------
Total revenues                                  3,890,516        1,825,229        1,407,760        3,340,282


Operating Expenses:
    Cost of equipment sales                     2,962,922        1,261,729          864,402        2,576,394
    General and administrative                  2,687,744        2,213,984        3,555,753        1,614,407
    Compensation                                1,553,189        1,909,682        1,664,299        1,025,154
    Depreciation and amortization                  91,773          116,255           46,736           82,012
                                              -----------      -----------      -----------      -----------
Total operating expenses                        7,295,628        5,501,650        6,131,190        5,297,967
                                              -----------      -----------      -----------      -----------
                                               (3,405,112)      (3,676,421)      (4,723,430)      (1,957,685)


Other income (expense):
    Interest income                                 8,347           18,225           49,471            5,229
    Interest expense                             (135,505)          (8,443)      (1,245,332)         (28,260)
    Joint Venture activities                     (119,354)          98,358          (78,398)        (158,064)
                                              -----------      -----------      -----------      -----------
Total other income (expense)                     (246,512)         108,140       (1,274,259)        (181,095)
                                              -----------      -----------      -----------      -----------
Net loss                                       (3,651,624)      (3,568,281)      (5,997,689)      (2,138,780)


Cumulative preferred dividends and other
    adjustments                                (1,002,453)      (1,754,566)        (930,078)      (1,002,453)

                                              -----------      -----------      -----------      -----------
Loss applicable to common shares              $(4,654,077)     $(5,322,847)     $(6,927,767)     $(3,141,233)
                                              ===========      ===========      ===========      ===========
Loss per common share (basic and diluted)     $     (1.07)     $     (1.51)     $     (0.76)     $     (0.77)
                                              ===========      ===========      ===========      ===========
Weighted average number of common shares
    outstanding (basic and diluted)             4,348,866        3,532,048        9,138,032        4,059,540
                                              ===========      ===========      ===========      ===========


See accompanying notes.

                             USA Technologies, Inc.
                 Consolidated Statements of Shareholders' Equity


                                                   Series A
                                                  Convertible
                                                   Preferred        Common         Accumulated
                                                     Stock           Stock           Deficit          Total
                                                -----------------------------------------------------------------
Balance, June 30, 1997                          $  7,024,811   $   4,355,334     $ (10,534,004)   $    846,141
Issuance of 20,500 shares of Common Stock in
   exchange for consulting services                       --          68,096                --          68,096
Issuance of 950 shares of Common Stock to
   employees as compensation                              --           2,565                --           2,565
Conversion of 392,969 shares of Convertible
   Preferred Stock to 466,453 shares of
   Common Stock                                   (3,188,207)      3,188,207                --              --
Conversion of $1,388,772 of cumulative
   preferred dividends into 167,455 shares of
   Common Stock at $8.30 per share                        --       1,388,772        (1,388,772)             --
Conversion of $115,095 of cumulative
   preferred dividends into 11,509 shares of
   Common Stock at $10.00 per share                       --         115,095          (115,095)             --
Common Stock warrants exercised - 371,000 at
   $1.50 per warrant                                      --         556,500                --         556,500
Common Stock warrants exercised - 281,900 at
   $2.00 per warrant, net of offering costs
                                                          --         521,639                --         521,639
Common Stock warrants exercised - 187,100 at
   $2.50 per warrant                                      --         467,750                --         467,750
Exercise of 7,000 Common Stock options -
   at $.50 per share                                      --           3,500                --           3,500
Exercise of 4.50 Common Stock purchase rights
   - at $2.50 per share                                   --           1,125                --           1,125
Cancellation of 436,500 shares of Common
   Stock by the President of the Company                  --              --                --              --
Issuance of 150,000 shares (75 units) of
   Convertible Preferred Stock at $5.00 per
   share, in connection with 1997B Private
   Placement, net of offering costs                  701,510              --                --         701,510
Reduction in exercise price below the fair
   market value for 189,600 Common Stock
   options                                                --         554,630                 -         554,630
Net loss                                                  --              --        (3,568,281)     (3,568,281)
                                               ------------------------------------------------------------------
Balance, June 30, 1998                          $  4,538,114   $  11,223,213     $ (15,606,152)   $    155,175


                             USA Technologies, Inc.
           Consolidated Statements of Shareholders' Equity (continued)

                                                     Series A
                                                    Convertible
                                                     Preferred         Common       Subscriptions    Accumulated
                                                       Stock            Stock         Receivable       Deficit          Total
                                                    -------------------------------------------------------------------------------
Issuance of 55,600 shares (27.8 units) of
   Convertible Preferred Stock at $5.00 per
   share, in connection with 1998B Private
   Placement, net of offering costs                 $    234,485    $         --     $       --     $          --    $    234,485
Issuance of 9,200 warrants of Common Stock in
   exchange for services                                      --          18,400             --                --          18,400
Issuance of 80,400 shares of Common Stock in
   exchange for services                                      --         150,820             --                --         150,820
Issuance of 50 shares of Common Stock to an
   employee as compensation                                   --             100             --                --             100
Conversion of 3,326 shares of Convertible
   Preferred Stock to 3,326 shares of
   Common Stock                                         (235,471)        235,471             --                --              --
Conversion of $116,661 of cumulative
   preferred dividends into 11,666 shares of
   Common Stock at $10.00 per share                           --         116,661             --          (116,661)             --
Common Stock warrants exercised - 134,000 at
   $1.00 per warrant                                          --         134,000             --                --         134,000
Exercise of 45,000 Common Stock options - at
   $1.00 per share                                            --          45,000             --                --          45,000
Exercise of 3,540 Common Stock purchase
   rights - at $1.00 per share                                --           3,540             --                --           3,540
Issuance of 1,867,200 shares of Common
   Stock from the conversion of 466,800
   shares of Series B Equity Participating
   Preferred Stock, in connection with the
   1999 Senior Note Offering (Note 9)                         --         524,485             --                --         524,485
Issuance of 933,600 warrants in connection
   with the 1999 Senior Note Offering                         --       1,826,073             --                --       1,826,073
Subscriptions receivable relating to the 1999
   Senior Note Offering                                       --              --        (83,983)               --         (83,983)
Net loss                                                      --              --             --        (3,651,624)     (3,651,624)
                                                    -------------------------------------------------------------------------------
Balance, June 30, 1999                                 4,537,128      14,277,763        (83,983)      (19,374,437)       (643,529)

                             USA Technologies, Inc.

                 Consolidated Statement of Shareholders' Equity
                                   (Unaudited)


                                            Series A
                                           Convertible
                                           Preferred        Common        Subscriptions        Accumulated
                                             Stock          Stock           Receivable           Deficit               Total
                                         ------------      -------        -------------        ------------       ---------------
Balance, June 30, 1999                   $4,537,128     $14,277,763       $ (83,983)           $(19,374,437)       $ (643,529)
Issuance of 210,023 shares of
   Common Stock to employees as
   compensation                                  --         504,425                                      --           504,425
Conversion of 45,550 shares of
   Convertible Preferred Stock to
   45,550 shares of Common Stock           (322,494)        322,494                                      --
Conversion of $267,070 of cumulative
   preferred dividends into 26,707
   shares of Common Stock at $10.00
   per share                                     --         267,070             --                 (267,070)               --
Issuance of 418,000 shares of Common
   Stock in exchange for professional
   and consulting services                                  836,000             --                       --           836,000
Exercise of 910,600 Common Stock
   warrants at $.50 per share                    --         455,300             --                       --           455,300
Exercise of 217,750 Common Stock
   warrants at $2.00 per share                   --         435,500                                      --           435,500
Exercise of 34,000 Common Stock
   Warrants at $2.50 per share                   --          85,000             --                       --            85,000
Exercise of 10,000 Common Stock
   Options at $1.50 per share                    --          15,000             --                       --            15,000
Exercise of 6,500 Common Stock
   Options at $2.50 per share                    --          16,250             --                       --            16,250
Issuance of 150,000 Common Stock
   warrants in exchange for professional
   services                                      --          99,000             --                       --            99,000
Issuance of 210,000 shares of Common
   Stock from the conversion of $525,000 of
   the 12% Senior Notes                                     339,931             --                       --           339,931
Issuance of 3,560,000 shares of Common
   Stock at $1.00 per share in connection
   with the 1999-B Private Placement, net of
   offering costs of $96,058                     --       3,463,942             --                       --         3,463,942
Issuance of 1,263,500 shares of Common
   Stock at $2.00 per share in connection
   with the 2000-A Private Placement, net of
   offering costs of $220,902                    --       2,306,098             --                       --         2,306,098
Reduction of 20,000 shares of Common
   Stock issued in connection with the
   cancellation of $50,000 Senior Notes                      (5,618)                                                   (5,618)
Reduction of 10,000 warrants in connection
   with the cancellation of $50,000
   Senior Notes                                             (19,559)                                                   (19,559)
Collection of subscriptions receivable                                       52,537                                     52,537
Net loss                                         --              --                              (5,997,689)        (5,997,689)
                                         ----------------------------------------------------------------------------------------
Balance, March 31, 2000                  $4,214,634     $23,398,919       $ (31,446)           $(25,639,196)       $ 1,942,911
                                         ========================================================================================



See accompanying notes.

                             USA Technologies, Inc.
                      Consolidated Statements of Cash Flows
                                  (Unaudited)

                                                              Year ended June 30             Nine months ended
                                                                                                  March 31,
                                                              1999           1998           2000            1999
                                                          --------------------------------------------------------
                                                                                                 (Unaudited)
Operating activities
Net loss                                                  $(3,651,624)   $(3,568,281)   $(5,997,689)   $(2,138,780)
Adjustments to reconcile net loss to net cash used in
    operating activities:
       Compensation charges incurred in connection
           with the issuance of Common Stock and
           Common Stock Purchase Warrants and
           Repricing Purchase Warrants and repricing of
           Common Stock options                               169,320        625,291        848,969         37,100
       Depreciation                                            91,773        116,255        752,339             --
       Interest relating to Senior Note Offering               35,494             --         68,741         82,012
       Provision for allowance for uncollectible
            accounts                                           45,791         10,441         10,360             --
       Changes in operating assets and liabilities:
          Accounts receivable                                (184,511)      (204,224)       158,468       (526,321)
          Inventory                                          (832,685)      (147,634)        38,215       (367,708)
          Prepaid expenses, deposits, and other assets        (22,231)         5,155         13,923        (11,946)
          Accounts payable                                    340,354        200,499       (159,123)     1,701,139
          Accrued expenses                                     67,905        383,901        230,975        (20,709)
                                                          --------------------------------------------------------
Net cash used in operating activities                      (3,940,414)    (2,578,597)    (4,054,822)    (1,245,213)
Investing activities
Purchase of property and equipment                            (40,141)          (723)      (139,704)        (8,984)
                                                          --------------------------------------------------------
Net cash used in investing activities                         (40,141)          (723)      (139,704)        (8,984)
Financing activities
Proceeds/(repayment) of line of credit agreement              804,485             --       (720,796)            --
Net proceeds from issuance of Senior Notes                  4,106,440             --        171,411        883,192
Net proceeds from issuance of Common Stock and
    Exercise of Common Stock Purchase Warrants                182,540      1,530,639      6,422,691        193,775
Net proceeds from issuance of Convertible
    Preferred Stock                                           254,360        761,510             --        234,485
Net decrease in Subscriptions Receivable                                                     48,999             --
Repayment of principal on capital lease obligations           (27,078)       (18,271)        (7,365)       (19,567)
                                                          --------------------------------------------------------
Net cash provided by financing activities                   5,320,747      2,273,878      5,914,940      1,291,885
                                                          --------------------------------------------------------
Net increase (decrease) in cash and cash equivalents        1,340,192       (305,442)     1,720,414         37,688
Cash and cash equivalents at beginning of year                324,824        630,266      1,665,016        324,824
                                                          --------------------------------------------------------
Cash and cash equivalents at end of year                  $ 1,665,016    $   324,824    $ 3,385,430    $   362,512
                                                          ========================================================
Supplemental disclosures of cash flow information:
Conversion of Convertible Preferred Stock to
    Common Stock                                          $   235,471    $ 3,188,207    $   322,494    $    99,007
                                                          ========================================================
Conversion of Cumulative Preferred Dividends to
    Common Stock                                          $   116,661    $ 1,503,867    $   267,070    $    62,549
                                                          ========================================================
Conversion of Senior Notes to Common Stock                $        --    $        --    $   339,931    $        --
                                                          ========================================================
Subscriptions receivable                                  $   262,856    $    19,875    $   340,222    $        --
                                                          ========================================================
Cash paid during the year for interest                    $    95,089    $    18,777    $   270,939    $        --
                                                          ========================================================
Prepaid stock compensation                                         --             --    $   590,779             --
                                                          ========================================================
Transfer of depreciation to cost of goods                 $        --    $        --    $    22,005    $        --
                                                          ========================================================
Non-cash addition to property and equipment               $        --    $        --    $    20,000    $        --
                                                          ========================================================
Transfer of inventory to property and equipment           $    13,820    $    88,981    $   100,246             --
                                                           =======================================================
Capital lease obligations incurred                        $    29,576    $        --             --    $    29,242
                                                           =======================================================


See accompanying notes.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements


1. Business

USA Technologies, Inc., a Pennsylvania corporation (the "Company"), was incorporated on January 16, 1992. The Company is a provider and licensor of unattended, credit card activated control systems for the copying, debit card and personal computer industries. The Company's customers are principally located in the United States and are comprised of hotels, retail locations, university libraries, and public libraries. The Company generates its revenues from the direct sale of equipment utilizing its control systems, from retaining a percentage of the gross licensing fees generated by the control systems, and from a monthly administrative service fee. The Company offers the Business Express(R) principally to the hospitality industry. The Business Express(R) combines the Company's business applications for computers, copiers and facsimile machines into a business center unit.

2. Accounting Policies

Basis of Financial Statement Presentation

The consolidated financial statements of the Company have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue in existence. The Company has incurred substantial losses of $3.7 million and $3.6 million during each of the fiscal years ending June 30, 1999 and 1998, respectively, and cumulative losses from its inception through March 31, 2000 amounting to $22.6 million. Losses have continued through June 2000. The Company's ability to meet its future obligations is dependent upon the success of its products in the marketplace and its ability to raise capital until the Company's products can generate sufficient operating revenues. These factors raise doubt about the Company's ability to continue as a going concern. Management believes that actions presently being taken will allow for the Company to continue as a going concern. Such actions include the generation of revenues from operations, additional private placement offerings, the exercise of Common Stock purchase warrants and options, and continued efforts to reduce costs.

Interim Financial Information

The consolidated financial statements and disclosures included herein for the nine months ended March 31, 2000 and 1999 are unaudited. These financial statements and disclosures have been prepared by the Company in accordance with generally accepted accounting principles and reflect all adjustments consisting of adjustments of a normal and recurring nature which, in the opinion of management, are necessary for a fair presentation of the Company's consolidated financial position and the results of its operations and cash flows.

                             USA Technologies, Inc.

2. Accounting Policies (continued)

Consolidation

The consolidated financial statements include the accounts of the Joint Venture (Note 3). All significant intercompany accounts and transactions have been eliminated in consolidation for the years ended June 30, 1999 and 1998, respectively.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash Equivalents

Cash equivalents represent all highly liquid investments with original maturities of three months or less. Cash equivalents are comprised of a money market fund and certificates of deposit.

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment

Property and equipment are recorded at cost. Property and equipment consists of control systems, which generate monthly transaction fees from usage and are depreciated using the straight-line method over three years, and furniture and vehicles, which are depreciated using the straight-line method over seven and five years, respectively, for financial statement purposes and accelerated methods for income tax reporting purposes.

Revenue Recognition

Revenue from the sale of equipment is recognized upon installation and customer acceptance of the related equipment. License and transaction fee revenue is recognized upon the usage of the Company's credit card activated control systems.

                             USA Technologies, Inc.

Research and Development

Research and development costs are charged to operations as incurred. Such research and development costs amounted to approximately $198,000 and $199,000 for the years ended June 30, 1999 and 1998, respectively. These costs are reflected in general and administrative and compensation expenses in the accompanying financial statements.

Income Taxes

The Company provides for income taxes using the asset and liability approach whereby deferred tax assets and liabilities are recorded based on the difference between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Such differences result from differences in the timing of recognition by the Company of certain expenses, and the periods of amortization and depreciation of certain assets.

Accounting for Stock Options

Financial Accounting Standards Board issued Statement No. 123 ("SFAS 123"), Accounting for Stock-Based Compensation. SFAS 123 provides companies with a choice to follow the provisions of SFAS 123 in determination of stock- based compensation expense or to continue with the provisions of Accounting Principles Board Opinion No. 25 ("APB 25"). The Company has elected to follow the provisions of APB 25. Under APB 25, if the exercise price of the Company's stock options equals or exceeds the market price of the underlying Common Stock on the date of grant, no compensation expense is recognized. The effect of applying SFAS 123 to the Company's stock-based awards results in net loss and net loss per common share that are disclosed on a proforma basis in Note 12.

                             USA Technologies, Inc.

2. Accounting Practices (continued)

Loss Per Common Share

Basic earnings per share is calculated by dividing net income (loss) by the weighted average common shares outstanding for the period. Diluted earnings per share is calculated by dividing net income (loss) by the weighted average common shares outstanding of the period plus the dilutive effect of equity instruments. No exercise of stock options, purchase rights, stock purchase warrants, or the conversion of preferred stock and cumulative preferred dividends was assumed during fiscal 1999 or 1998 because the assumed exercise of these securities would be antidilutive.

Impact of Recent Accounting Pronouncements

During June 1997, the Financial Accounting Standards Board issued Statement No. 130, Reporting Comprehensive Income ("SFAS 130") and Statement No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"). SFAS 130 requires financial statement reporting of all non-owner related changes in equity for the periods presented. SFAS 131 requires disclosure about revenue, earnings and other financial information pertaining to business segments by which a company is managed, as well as factors used by management to determine segments. Both SFAS 130 and SFAS 131 are effective for fiscal years beginning after December 15, 1997. The adoption of SFAS 130 and SFAS 131 had no material effect on the Company's results of operations or financial condition.

Fair Value of Financial Instruments

Financial Accounting Standards Board Statement No. 107, Disclosures About Fair Value of Financial Instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. Cash and cash equivalents, accounts receivable, other current assets, accounts payable and accrued expenses reported in the consolidated balance sheets equal or approximate fair value due to their short maturities. The fair value of the Company's Senior Notes approximates book value as such notes are at market rates currently available to the Company.

                             USA Technologies, Inc.

3. Joint Venture

During September 1997, the Company entered into a five year Joint Venture Agreement with Mail Boxes Etc. ("MBE") to operate under the name "MBE Express Joint Venture" (hereinafter referred to as "Joint Venture") and exclusively sell and market the Company's Business Express(R) product under the name MBE Business Express(TM). Gross profits earned by the Joint Venture from sales on a National Account level and sales referred to the Joint Venture by MBE franchisees are split equally by the partners. Any sales generated by either of the partners responsible for obligating the customer for the sale would receive 75% of the gross profit and the other partner would receive 25% of the gross profit. The agreement also allows the Company to have the option to directly sell its Business Express products. All other revenues and expenses of the Joint Venture are shared equally by the partners. The Joint Venture Agreement specifies that if certain sales goals are not met by the Joint Venture, the Company may terminate the exclusivity provisions of the agreement after the second year. The Company manages the operations of the Joint Venture and handles all of its administrative matters. The Joint Venture also specifies that it may be terminated at any time by either partner if the other partner has breached any material term or condition of the agreement; provided that the terminating partner has allowed the other partner at least a sixty-day period to cure any alleged breach.

During March 1998, the Joint Venture entered into an agreement with International Business Machines Corporation ("IBM") whereby IBM agreed to be the executional partner for certain aspects of the Joint Venture's business, including project management services, asset procurement and inventory financing, configuration and testing of equipment, site preparation, installation, maintenance services, and asset management. Services provided under this agreement commenced during the first quarter of fiscal 1999.

During 1998, the Joint Venture entered into an agreement with a hospitality corporation ("Corporation") that represented various hotel chains. The agreement provided for the Corporation to purchase a minimum of 100 MBE Business Express(TM) units for installation. Through June 30, 1999, all but two installations were completed. Revenues generated in connection with this agreement represented 49% of the fiscal year 1999 consolidated revenues.

                             USA Technologies, Inc.

3. Joint Venture (continued)

During September 1998, MBE commenced a legal action against the Company in the Superior Court of the State of California, (subsequently removed to the United States District Court for the southern District of California), alleging that 195 terminals purchased by MBE were defective and a refund of $141,260 plus lost profits (claimed to be several hundred thousand dollars) were sought by MBE. MBE further claimed that it was not obligated to purchase 600 additional terminals ordered in April 1998. The Company filed a counterclaim against MBE which claimed numerous areas where MBE breached the Joint Venture Agreement, breached its fiduciary responsibility, and trade libel. The counterclaim seeks recovery from MBE of monetary damages caused by MBE's actions, including lost profits, consequential damages and/or incidental damages and punitive damages for a total amount in excess of $10 million. As of June 30, 1999, limited discovery has been conducted by the parties and a trial date has not been set. Discovery is to be completed by February 18, 2000. On May 14, 1999 the Company notified MBE that the Company was terminating the Joint Venture Agreement, citing the numerous breaches of the Joint Venture Agreement. The Company believes the claims made by MBE are without merit and it will prevail in this matter. Accordingly, there has been no provision recorded in the consolidated financial statements.

At June 30, 1999 and 1998 the Joint Venture recorded accounts payable to MBE of approximately $64,000 and $64,000, respectively and approximately $141,000 (unaudited) at March 31, 2000 which principally represents amounts payable for inventory and other expenditures paid by MBE on behalf of the Joint Venture.

4. Property and Equipment

Property and equipment consist of the following:

                                            June 30               March 31
                                       1999         1998            2000
                                    --------      --------    ----------------
                                                                (Unaudited)

Control systems                     $410,983      $357,021       $637,724
Furniture and equipment              105,286        75,710        159,972
Vehicles                              10,258        10,259         10,259
                                    --------      --------       --------
                                     526,527       442,990        807,955
Less accumulated depreciation        382,857       291,084        446,094
                                    --------      --------       --------
                                    $143,670      $151,906       $361,861
                                    ========      ========       ========

Depreciation expense was approximately $92,000 and $116,000 for the years ended June 30, 1999 and 1998, respectively, and approximately $47,000 and $82,000 for the nine months ended March 31, 2000 and 1999, respectively.

                             USA Technologies, Inc.

5. Accrued Expenses

Accrued expenses consist of the following:
                                                                   March 31,
                                              June 30                2000
                                        1999          1998        (Unaudited)
                                     ---------      --------     -------------

Accrued product warranty costs       $ 117,300      $102,520       $ 64,929
Accrued professional fees              101,000        76,000        303,547
Accrued compensation and related
   sales commissions                    88,135        79,147         55,644
Accrued interest                             -             -        134,720
Accrued other                          110,831        75,154         66,822
Accrued software license and
  support costs                         60,312        84,297         91,033
Advanced customer billings              20,970        13,525         12,828
                                     ---------      --------       --------
                                     $ 498,548      $430,643       $729,523
                                     =========      ========       ========

6. Related Party Transactions

At June 30, 1999 and 1998, and March 31, 2000 approximately $84,000, $26,000 and
$429,000, respectively, of the Company's accounts payable were due to several shareholders for various legal and technical services performed. During the years ended June 30, 1999 and 1998 and for the nine months ended March 31, 2000, the Company incurred approximately $381,000, $340,000 and $1,660,000 respectively, for these services.

7. Commitments

During May 1999, the Company entered into an agreement with IBM whereby IBM agreed to be the executional partner for certain aspects of the Company's business, including project management services, asset procurement, configuration and testing of equipment, site preparation, installation, maintenance services, and asset management. The agreement expands the original agreement entered into with the Joint Venture (Note 3) and provides for an increase from 1,000 to 5,000 locations and expanded the array of USA products which are eligible for IBM installation. In connection with this agreement, the Company has also entered into an inventory financing arrangement with IBM Credit Corporation whereby IBM Credit Corporation granted the Company an equipment line of credit of up to $1.5 million. Interest accrues on the outstanding line of credit balance at 10% per annum. At June 30, 1999 and March 31, 2000, respectively, $804,485 and $83,689 (unaudited) was outstanding.

                             USA Technologies, Inc.

7. Commitments (continued)

During November 1997, the Company entered into a new Employment and Non-Competition Agreement through June 30, 2000 (the Employment Agreement) with the Company's Chief Executive Officer, providing for a base annual salary of $100,000. The Employment Agreement is automatically renewed annually thereafter unless canceled by either the Chief Executive Officer or the Company. In connection with the Employment Agreement, the Chief Executive Officer canceled an aggregate of 436,500 shares of Common Stock held in escrow in accordance with the terms of an agreement with Pennsylvania Securities Commission entered into at the time of the initial public offering. The Employment Agreement also granted the Chief Executive Officer in the event of a "USA Transaction," as defined, irrevocable and fully vested rights equal to that number of shares of Common Stock that when issued to him equals five percent (subsequently amended to eight percent during fiscal year 1999) of all the then issued and outstanding shares of the Company's Common Stock. The Chief Executive Officer is not required to pay any additional compensation for such shares. The stock rights have no expiration and are not affected by the Chief Executive Officer's termination of employment.

The Company conducts its operations from various facilities under operating leases. Rental expense under such arrangements was approximately $83,000, $70,000 and $100,428 during the years ended June 30, 1999 and 1998 and for nine months ended March 31, 2000 (unaudited), respectively. During the year ended June 30, 1999, the Company entered into agreements to lease $29,576 of equipment which was accounted for as capital leases. This computer equipment is included in control systems in the accompanying consolidated financial statements. Lease amortization of $25,076, $20,129 and $8,097 is included in depreciation expense for the years ended June 30, 1999 and 1998, and for nine months ended March
31, 2000 (unaudited), respectively.

   Future minimum lease payments subsequent to June 30, 1999 under capital and noncancelable operating leases are as follows:

                                                                    Capital         Operating
                                                                    Leases           Leases
                                                                   --------        ----------
2000                                                               $  8,478         $139,000
2001                                                                  8,478          135,000
2002                                                                  8,478          133,000
2003                                                                  8,478          132,000
2004, thereafter                                                      4,413          126,000
                                                                   --------         --------
Total minimum lease payments                                         38,325         $665,000
Less amount representing interest                                    11,348         ========
                                                                   --------
Present value of net minimum lease payments                          26,977
Less current obligation under capital leases                          4,393
                                                                   --------
Obligation under capital leases, less current portion              $ 22,584
                                                                   ========

                             USA Technologies, Inc.

8. Income Taxes

At June 30, 1999 and 1998, the Company had net operating loss carryforwards of approximately $15,115,000 and $11,231,000, respectively, to offset future taxable income expiring through 2013. At June 30, 1999 and 1998, the Company recorded a deferred tax asset of $6,013,100 and $4,905,000, respectively, which were reduced by a valuation allowance of the same amount as the realization of these deferred tax assets are not certain.

The deferred tax assets arose primarily from the use of different accounting methods for financial statement and income tax reporting purposes as follows:

                                                                            June 30
                                                                     1999               1998
                                                                 -----------        -----------
Deferred tax asset:
   Net operating loss carryforwards                              $ 5,530,000        $ 4,384,000
   Compensation expense on stock option re-pricing                   207,000            222,000
   Deferred research and development costs                           143,000            207,000
   Deferred pre-operating costs                                          900             18,000
   Other temporary differences                                       132,200             81,000
                                                                 -----------        -----------
                                                                   6,013,100          4,912,000
Deferred tax liabilities:
   Depreciation                                                            -             (7,000)
                                                                 -----------        -----------
Deferred tax asset, net                                            6,013,100          4,905,000
Valuation allowance                                               (6,013,100)        (4,905,000)
                                                                 -----------        -----------
                                                                 $         -        $         -
                                                                 ===========        ===========


As of June 30, 1993, the timing and manner in which the Company can utilize operating loss carryforwards and future tax deductions for capitalized items in any year was limited by provisions of the Internal Revenue Code regarding changes in ownership of corporations. The Company believes that such limitation could have an impact on the ultimate realization of its carryforwards and future tax deductions (generated through June 30, 1993). Cumulative losses generated for income tax purposes after June 30, 1993 through June 30, 1999, may be subject to similar limitation.

                             USA Technologies, Inc.

9. Senior Note Offering

During September 1998, the Company's Board of Directors authorized a $2,000,000 private placement offering (the "Senior Note Offering") of 200 units at a unit price of $10,000. Each unit consisted of a 12% Senior Note in the principal amount of $10,000, 1,500 1999-A Common Stock Purchase Warrants (subsequently increased to 2,000 Warrants) and 1,000 shares of Series B Equity Participating Preferred Stock (Series B). The Board of Directors also authorized the creation of 200,000 shares of the Series B. Each 1999-A Common Stock purchase warrant entitles the holder to purchase one share of Common Stock for $1.00 at any time through December 31, 2001. During January 1999, the Board of Directors authorized the reduction of the exercise price of the 1999-A Common Stock purchase warrants to $.50 through December 31, 1999. Each share of the Series B was automatically convertible into 4 shares of Restricted Common Stock at the time of a "USA Transaction," as defined in the Offering agreement. During January 1999, the Company's Board of Directors authorized the expanding of the rights of the Series B holders providing for each share of Series B to convert into 4 shares of Restricted Common Stock in the event of a reverse stock split.

During fiscal year 1999, the Company's Board of Directors authorized several increases to the allowable size of the Senior Note Offering with a total authorization of 500 units, $5,000,000 in gross proceeds, 1,000,000 1999-A Common Stock Purchase Warrants and 500,000 shares of Series B Equity Participating Preferred Stock.

During January 1999, the Chief Executive Officer purchased ten units of the Senior Note Offering for $100,000. The Board of Directors also approved the Chief Executive Officer's commitment to purchase an additional ten units for $100,000 which will be funded by his foregoing salary from April 1, 1999 through June 30, 2000. At June 30, 1999 and March 31, 2000, $84,296 and $31,446,
(unaudited), respectively, of this amount is included in subscriptions receivable.

The Senior Note Offering closed on June 23, 1999, generating net proceeds of $4,106,440 through the sale of 466.8 units, the issuance of 933,600 1999-A Common Stock purchase warrants and the issuance of 466,800 shares of Series B. In connection with the reverse stock split approved by the Company's shareholders at the Annual Meeting on May 27, 1999 (Note 11), the 466,800 shares of Series B were converted into 1,867,200 shares of restricted Common Stock effective June 7, 1999. The estimated fair value of the debt issue costs consisting of the 1999-A Common Stock purchase warrants and the Restricted Common Stock issued in connection with this Offering in the amount of $2,350,558 have been allocated to paid in capital. The resulting debt discount is being amortized over the term of the Senior Notes. Accumulated debt discount amortization at June 30, 1999 and March 31, 2000 was $23,497 and $718,354, (unaudited), respectively.

                             USA Technologies, Inc.

10. Preferred Stock

The Preferred Stock authorized may be issued from time to time in one or more series, each series with such rights, preferences or restrictions as determined by the Board of Directors. Each share of Series A Preferred Stock shall have the right to one vote and is convertible at any time into one share of Common Stock (1.2 shares from March 31, 1997 to December 31, 1997). Each share of Common Stock entitles the holder to one voting right. Series A Convertible Preferred Stock provides for an annual cumulative dividend of $1.50 per share payable to the shareholders of record in equal parts on February 1 and August 1 of each year. Cumulative unpaid dividends at June 30, 1999 and 1998 and March 31, 2000 amounted to $3,328,442, $2,442,650 and $3,991,449, respectively. Cumulative unpaid dividends are convertible into common shares at $10.00 per common share at the option of the shareholder ($8.30 from March 31, 1997 to December 31, 1997). During the years ended June 30, 1999 and 1998 and the nine months ended March 31, 2000, certain holders of the Preferred Stock converted 33,259, 392,969 and 45,550 shares, respectively, into 33,029, 466,453 and 45,550 shares of Common Stock, respectively. Certain of these shareholders also converted cumulative preferred dividends of $116,661, $1,503,867 and $267,070, respectively, into 11,564, 178,964 and 26,707 shares of Common Stock during the years ended June 30, 1999 and 1998 and the nine months ended March 31, 2000, respectively. The Series A Preferred Stock may be called for redemption at the option of the Board of Directors at any time on and after January 1, 1998 for a price of $11.00 per share plus payment of all accrued and unpaid dividends. No such redemption has occurred as of June 30, 1999 or March 31, 2000. In the event of any liquidation, the holders of shares of Series A Preferred Stock issued shall be entitled to receive $10.00 for each outstanding share plus all cumulative unpaid dividends. If funds are insufficient for this distribution, the assets available will be distributed ratably among the preferred shareholders.

11. Common Stock Transactions

On May 27, 1999 the Company's shareholders approved a Plan of Recapitalization and amendment to the Company's Articles of Incorporation to effect a 1-for-10 reverse split of Common Stock. The reverse stock split became effective on June 7, 1999. All Common Stock per share amounts, and related Common Stock equivalents have been restated to reflect the reverse split in the accompanying consolidated financial statements.

The shareholders also approved an increase in the number of authorized shares of undesignated Series Preferred Stock from 1,200,000 to 1,800,000 and an increase in the number of authorized shares of Series A Preferred Stock from 787,591 to 900,000.

                             USA Technologies, Inc.

11. Common Stock Transactions (continued)

During July 1998, the Company's Board of Directors authorized a $700,000 private placement offering of 70 units at a unit price of $10,000. Each unit includes 2,000 shares of Convertible Preferred Stock and 5,000 1998-B Common Stock purchase warrants at an exercise price of $1.50 through January 1, 1999 and $4.00 per warrant thereafter. The Company terminated the offering on August 17, 1998, with 27.8 units sold generating net proceeds of $234,485 ($278,000 less offering costs of $43,515). During January 1999, the Company's Board of Directors reduced the exercise price of the 1998-B warrants to $1.00 per warrant through March 31, 1999. During fiscal year 1999, 134,000 warrants were exercised generating gross proceeds of $134,000. At June 30, 1999, there were 5,000 1998-B Common Stock purchase warrants outstanding from this offering.

During January 1998, the Company's Board of Directors authorized a $750,000 private placement offering of 75 units at a unit price of $10,000. Each unit included 2,000 shares of Convertible Preferred Stock and 5,000 1998-A Common Stock purchase warrants at an exercise price of $1.50 through June 30, 1998 and $4.00 thereafter through March 5, 2003. The Company terminated this offering during February 1998 selling all 75 units and generating net proceeds of $701,510 ($750,000 less offering costs of $48,490). During fiscal year 1998, 371,000 1998-A Common Stock purchase warrants were exercised at $1.50 per warrant generating gross proceeds of $556,500. At June 30, 1999, there were 4,000 1998-A Common Stock purchase warrants outstanding from this offering.

During June 1997, the Company closed on a private placement offering of Convertible Debentures (the Placement) resulting in net proceeds to the Company of $451,169. The Placement was issued pursuant to Regulation S of the Securities Act of 1933 to five qualified purchasers, as defined, (Purchasers). The Placement was convertible by the Purchasers into Common Stock at any time after 45 days from issuance (August 7, 1997) and through the Placement's maturity of June 1, 2002 at the option of the Purchaser. The conversion or redemption rate (hereinafter referred to as conversion rate) was equal to the lesser of 100% of the average closing bid price of the Common Stock for the five trading days immediately preceding June 23, 1997, or 65% of the average closing bid price of the Common Stock for the five trading days immediately preceding the date prior to the conversion or redemption date. Upon maturity (unless converted or redeemed prior thereto), the Placement would be automatically converted into shares of Common Stock at the conversion rate. During fiscal year 1998, the entire Placement was converted (at varying prices) into 191,574 common shares. Certain affiliates of the placement agent

                             USA Technologies, Inc.

11. Common Stock Transactions (continued)

were issued non-detachable Common Stock purchase warrants, exercisable immediately, to purchase up to 200,000 shares of the Company's Common Stock at $2.00 per warrant at any time through June 22, 2002. Through June 30, 1999, 90,000 of these warrants were exercised generating gross proceeds of $180,000. At June 30, 1999, there were 110,000 purchase warrants outstanding.

In connection with a March 1997 private placement offering, the Company issued 160,000 1997 Common Stock purchase warrants at an exercise price of $2.00 per warrant through October 31, 1997 and $4.00 per warrant thereafter through February 28, 2002. Through June 30, 1999, 158,500 warrants were exercised at $2.00 per warrant generating gross proceeds of $317,000. At June 30, 1999, 1,500 of the 1997 Common Stock purchase warrants were outstanding.

In connection with a November 1996 private placement offering, the Company issued 37,400 1996-B Common Stock purchase warrants at an exercise price of $2.00 per share through October 31, 1997 and $3.00 per warrant thereafter through February 28, 2002. Through June 30, 1999, 33,400 warrants were exercised at $2.00 per warrant generating gross proceeds of $66,800.
At June 30, 1999, 4,000 of the 1996-B Common Stock purchase warrants were outstanding.

In connection with a 1996 private placement offering, the Company issued 520,000 1996 Common Stock purchase warrants at an exercise price of $4.00 through December 31, 1996 and $5.00 per warrant thereafter through May 31, 2001. Through June 30, 1999, 433,200 warrants were exercised generating gross proceeds of $922,900. At June 30, 1999, 86,800 1996 Common Stock purchase warrants were outstanding.

In connection with a 1995 private placement offering, the Company issued 141,400 1995 Common Stock purchase warrants at an exercise price of $2.50 through October 1997 and $5.00 per warrant thereafter through January 31, 2001. Through June 30, 1999, 74,100 warrants were exercised at $2.50 per warrant generating gross proceeds of $185,250. At June 30, 1999, 67,300 1995 Common Stock purchase warrants were outstanding.

At June 30, 1999 and 1998, the Company had outstanding 11,740 and 15,280 Common Stock purchase rights, respectively. These Common Stock purchase rights, issued in 1993, allow the holder to purchase shares of the Company's Common Stock at $10.00 per share and are exercisable through June 30, 2000. During fiscal year 1999, the Company's Board of Directors authorized a reduction in the exercise price from $10.00 per share to $1.00 per share from January 21, 1999 through March 31, 1999.

                             USA Technologies, Inc.

12. Stock Options

The Company's Board of Directors has granted options to employees and consultants to purchase shares of Common Stock at or above fair market value. All options granted have 5 year terms and vest and become fully exercisable on the schedule established by the contract which granted the option. During April 1998, the Company's Board of Directors authorized the reduction in the exercise price of 189,600 options from $2.50-$4.50 per share to $.50-$2.00 per share. As the new exercise prices were below the fair market value of the Company's common stock on the date of repricing, the Company recorded a non-cash charge to compensation expense of approximately $555,000 during fiscal year 1998.

The following table summarizes all stock option activity:

                                                                    Exercise
                                          Common Shares Under         Price
                                            Options Granted         Per Share
                                          -------------------      ----------
Balance at June 30, 1997                        397,100           $  .50-$5.00
Granted                                          30,000           $ 4.50-$5.00
Exercised                                        (7,000)              $  .50
                                              ---------           ------------
Balance at June 30, 1998                        420,100           $  .50-$5.00
Granted                                         542,000               $ 2.00
Exercised                                       (45,000)              $ 1.00
                                              ---------           ------------
Balance at June 30, 1999                        917,100           $  .50-$5.00
Granted (unaudited)                             120,000               $ 2.00
Exercised (unaudited)                           (10,000)              $ 1.50
Cancelled (unaudited)                           (35,833)          $ 1.50-$4.50
                                              ---------           ------------
Balance at March 31, 2000 (unaudited)           991,267           $  .50-$5.00
                                              =========           ============

The price range of the outstanding and exercisable common stock options at June 30, 1999 is as follows:

                                           Weighted
                                            Average                                                Weighted
     Option                                Remaining          Weighted                             Average
    Exercise              Options        Contract Life        Exercise              Options        Exercise
     Prices             Outstanding          (Yrs.)             Price             Exercisable       Price
    --------            -----------      -------------        ---------           -----------      --------
   $   0.50                 5,000             2.02          $    0.50                 5,000        $   0.50
   $   1.50               132,100             1.31          $    1.50               132,100        $   1.50
   $   2.00               549,500             4.76          $    2.00               346,167        $   2.00
   $   2.50               131,500             2.76          $    2.50               131,500        $   2.50
   $   4.50                84,000             2.34          $    4.50                84,000        $   4.50
   $   5.00                15,000             2.55          $    5.00                15,000        $   5.00
                          -------                           ---------------         -------
                          917,100                           $    0.50-$5.00         713,767
                          =======                           ===============         =======

The price range of the outstanding and exercisable common stock options at March 31, 2000 is as follows:

                                           Weighted
                                            Average                                                Weighted
     Option                                Remaining          Weighted                             Average
    Exercise              Options        Contract Life        Exercise              Options        Exercise
     Prices             Outstanding          (Yrs.)             Price             Exercisable       Price
    --------            -----------      -------------        ---------           -----------      --------
   $   0.50                 5,000             1.26          $    0.50                 5,000        $   0.50
   $   1.50               117,100             0.71          $    1.50               117,100        $   1.50
   $   2.00               656,167             4.26          $    2.00               476,167        $   2.00
   $   2.50               116,500             0.89          $    2.50               116,500        $   2.50
   $   4.50                81,500             1.78          $    4.50                81,500        $   4.50
   $   5.00                15,000             1.78          $    5.00                15,000        $   5.00
                        ---------                           ---------------         -------
                          991,267                           $    0.50-$5.00         811,267
                        =========                           ===============         =======

                             USA Technologies, Inc.

12. Stock Options (continued)

Pro forma information regarding net loss and net loss per common share determined as if the Company is accounting for stock options granted under the fair value method of SFAS 123 is as follows:

                                                                                 June 30                     March 31
                                                                          1999             1998                2000
                                                                      -------------    -------------     ----------------
                                                                                                            (unaudited)
Net loss applicable to common shares as reported under APB 25:
                                                                      $ (4,654,077)    $ (5,322,847)       $(6,927,767)
Stock option expense per SFAS 123                                         (620,236)        (391,704)          (329,062)
                                                                      ------------     ------------        -----------
Pro forma net loss                                                    $ (5,274,313)    $ (5,714,551)       $(7,256,829)
                                                                      ============     ============        ===========

Loss per common share as reported                                     $      (1.07)    $      (1.51)       $     (0.76)
Pro forma net loss per common share                                   $      (1.21)    $      (1.62)       $     (0.79)

The fair value for the Company's stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for fiscal years 1999 and 1998; risk-free interest rate of 6.0% and 5.5%, respectively; an expected life of 2 years; no expected cash dividend payments on common stock and volatility factors of the expected market price of the Company's common stock, based on historical volatility of
1.364 and 0.793, respectively.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. As noted above, the Company's stock options are vested over an extended period. In addition, option models require the input of highly subjective assumptions including future stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimates, in management's opinion, the Black-Scholes model does not necessarily provide a reliable measure of the fair value of the Company's stock options. The Company's pro forma information reflects the impact of the reduction in price of certain stock options.

                             USA Technologies, Inc.

13. Retirement Plan

During September 1998, the Company adopted a Savings and Retirement Plan (the
Plan) which allows employees who have attained the age of 21 and have completed one year of service to make voluntary contributions up to a maximum of 15% of their annual compensation, as defined in the Plan. The Plan does not provide for any matching contribution by the Company, however, the Board of Directors may authorize, at its sole discretion, Company contributions to the Plan. During fiscal year 1999 and 1998, there were no contributions made to the Plan by the Company.

14. Subsequent Events

During July 1999, the Company's Board of Directors granted a new director 10,000 options to purchase Common Stock of the Company at $2.00 per share. The Board also granted to two consultants a total of 250,000 Common Stock purchase warrants at $2.50 per share in connection with financial and public relations services. During August 1999, the Company's Board of Directors issued to various employees and consultants a total of 377,800 shares of Common Stock at $2.00 per share for services rendered or to be rendered in fiscal year 2000 in lieu of cash compensation.

Subsequent to June 30, 1999 136,000 1999-A Common Stock purchase warrants were exercised at $.50 per warrant, generating gross proceeds of $68,000.

15. Events (Unaudited) Subsequent to the Date of the Auditors' Report

During October 1999, the Company's Board of Directors authorized that at any time through December 31, 2001, each holder of the 12% Senior Notes shall have the right to convert all or any portion of the principal amount of their Note into shares of the Company's Common Stock at $2.50 per share. As of March 31, 1999, $525,000 of Senior Notes were converted into 210,000 shares of Common Stock.

During October 1999, the Company's Board of Directors authorized a private placement offering for up to $1,500,000. Each $10,000 unit in the offering consisted of 10,000 shares of the Company's restricted Common Stock and 10,000 1999-B Common Stock purchase warrants. Each 1999-B Common Stock purchase warrant is exercisable at $2.00 per share. The warrants expire on March 31, 2000 or such later date as may be determined by the Company. During November 1999 and January 2000, the Company's Board of Directors authorized two increases in the aggregate amount of the pending private placement offering from $1,500,000 to $3,560,000. Through December 12, 1999, the Company sold 356 units generating gross proceeds of $3,560,000 and has issued 3,560,000 1999-B Common Stock purchase warrants.

During October 1999, the Company's Board of Directors reduced the exercise price of the outstanding Common Stock purchase rights from $10.00 to $2.00 per share through January 31, 2000. Additionally, through January 31, 2000, the 1995 and 1996 Common Stock Purchase Warrants were reduced from $5.00 to $2.00; the 1996-B warrants were reduced from $3.00 to $2.00 and the 1997, 1998-A and 1998-B warrants were reduced from $4.00 to $2.00. Additionally, the Company's Board of Directors reduced the exercise price from $3.00 to $2.00 of the outstanding Common Stock purchase warrants issued to I.W. Miller Group, Inc., to purchase up to 50,000 shares of Common Stock. The reduction is effective through January 31, 2000.

During the quarter ended September 30, 1999, 136,000 1999-A Warrants were exercised at $.50 per share, resulting in gross proceeds to the Company of $68,000. From October 1, 1999 through December 31, 1999, an additional 627,700 1999-A Common Stock purchase warrants were exercised at $.50 per warrant generating gross proceeds of $313,850.

During November 1999, the Company issued fully vested Common Stock options to purchase an aggregate of 90,000 shares of Common Stock to its executive officers. Each option is exercisable at $2.00 per share, which was at or above the fair market value on the grant date, and any time within 5 years from the issuance date.

During November 1999, the Company's Board of Directors authorized the issuance of 150,000 shares of fully vested Common Stock to members of the law firm that currently represents the Company in connection with the pending litigation with Mail Boxes Etc. in lieu of a cash payment for such services.

From January 1, 2000 through March 31, 2000, the following occurred: (i) the holder of Consultant Warrants exercised such Warrants at $2.50 per share for 34,000 shares of Common Stock; (ii) the holders of options exercised options at $1.50 per share for 10,000 shares of Common Stock and at $2.50 per share for 6,500 shares of Common Stock; (iii) the holders of the 1999-A Warrants exercised such warrants at $.50 per share for 146,900 shares of Common Stock; (iv) the holders of the 1999-B Warrants exercised such warrants at $2.00 per share for 107,750 shares of Common Stock; and (v) the holders of the Senior Notes converted an aggregate of $525,000 principal amount thereof at the rate of $2.50 per share for a total of 210,000 shares of Common Stock. The Company has registered under the Act all of such shares of Common Stock for resale by the holder thereof.

         In February, March and April 2000, the Company sold 1,300,000 shares of Common Stock at $2.00 per share pursuant to a private placement under Rule 506 promulgated under the Act. The Company has registered under the Act all of such shares of Common Stock for resale by the holder thereof.

         In April 2000, the Company permanently reduced the exercise price of the remaining Consultant Warrants from $2.50 to $1.00 per share.

         On January 7, 2000 the Company filed a First Amended Answer and Counterclaims to the legal action described in Note 3. As set forth above, the Company has denied the allegations set forth in MBE's original complaint of September 1998. In addition to the counterclaims previously set forth, the Company has stated additional claims against MBE, including that MBE misrepresented to USA that MBE's franchisees would be capable of selling the Joint Venture's products. The new counterclaims seek relief from MBE for intentional and negligent misrepresentation and seek recovery of an unspecified amount of money damages in excess of $10 million dollars as well as punitive damages. The Company has eliminated its demand for injunctive relief regarding the Joint Venture Agreement and ICW Project as described above because the Joint Venture has now been terminated.

         On January 7, 2000, MBE filed a First Amended Complaint. In addition to the allegations set forth in MBE's original complaint, MBE has stated numerous additional claims against the Company, including that the Company failed to develop for MBE a working ICW Project as promised, the Company owes MBE $392,760 under the Joint Venture Agreement, the Company has breached the Joint Venture Agreement, and the Company's technology was not viable and "public proof" as promised. The new claims seek relief from the Company for intentional misrepresentation, breach of the Joint Venture Agreement, breach of express and implied warranty, breach of fiduciary duty, and trade libel, and seek recovery of an unspecified amount of money damages in excess of $10 million dollars as well as punitive damages.

         On January 27, 2000 MBE filed a motion to dismiss three claims of the Company's amended counterclaims against MBE. Subsequent to this filing, MBE has withdrawn a portion of its motion to dismiss that relates to one of the Company's claims. By court order dated May 3, 2000, MBE's motion to dismiss was denied in part and granted in part. None of the Company's claims against the Company was dismissed.

         Both parties have requested a jury trial. By court order, discovery is required to be completed by March 20, 2001, and the jury trial is scheduled to commence on June 18, 2001.

         On June 26, 2000, MBE filed its Answer to the Company's First Amended Counterclaims in which it denied the Company's counterclaims and asserted various affirmative defenses.

         By Court order, a mandatory settlement conference is scheduled for August 9, 2000.

         The Company believes that the claims of MBE are without merit and that it will prevail in this matter. Accordingly, there continues to be no provision recorded for this action in the accompanying consolidated financial statements.

         During July 2000, the Company received and accepted subscription agreements from five investors to sell an aggregate of 2,200,000 shares of restricted Common Stock. The purchase price for the stock is $1.50 per share or an aggregate of $3,300,000. In July 2000, the purchase price was reduced to $1.00 per share or an aggregate of $2,200,000. Pursuant to the agreements, full payment for the shares by the investors is to be made to the Company on or before August 31, 2000. Through July 20, 2000, none of the purchase price has been paid to the Company.

         During June 2000, the Company reduced the exercise price of all of the outstanding Common Stock purchase warrants (other than the 1999-A Warrants) to $1.50 per share through July 31, 2000. In July 2000, the Company further reduced the exercise price to $1.00 and authorized the Chairman of the Company to extend such date for up to sixty additional days or until September 30, 2000.

         During January 2000, the expiration date of each outstanding 1999-B Common Stock purchase warrant was extended from March 31, 2000 to June 1, 2000; provided, however, that if a holder of the 1999-B Warrants shall have exercised any of such holder's 1999-B Warrants on or prior to June 1, 2000, such holder shall have until the close of business on November 1, 2000 to exercise the lesser of (i) all of the holder's remaining 1999-B Warrants, or (ii) that number of the holder's remaining 1999-B Warrants which equal the number of 1999-B Warrants already exercised by such holder on or before June 1, 2000. During May 2000, the June 1, 2000 expiration date was extended to June 30, 2000, and during June 2000, the June 30, 2000 expiration date was extended until July 31, 2000. In July 2000, the November 1, 2000 expiration date was extended until March 31, 2001. The Chairman of the Company was authorized to extend the July 31, 2000 expiration date for up to sixty additional days or until September 30, 2000, and the exercise price was reduced to $1.00 per share through July 31, 2000 (subject to up to a sixty day extension).
                                      F-22

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Officers and Directors.

        Section 1746 of the Pennsylvania Business Corporation Law of 1988, as amended ("BCL"), authorizes a Pennsylvania corporation to indemnify its officers, directors, employees and agents under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the corporation and to purchase and maintain insurance of such indemnification. The Company's Bylaws substantively provide that the Company will indemnify its officers, directors, employees and agents to the fullest extent provided by Section 1746 of the BCL.

        Section 1713 of the BCL permits a Pennsylvania corporation, by so providing in its By-laws, to eliminate the personal liability of a director for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office and the breach or failure constitutes self-dealing, willful misconduct or recklessness. In addition, no such limitation of liability is available with respect to the responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to Federal, state or local law. The Company's By-laws eliminate the personal liability of the directors to the fullest extent permitted by
Section 1713 of the BCL.

Item 25. Other Expenses of Issuance and Distribution.

        The following is an itemized statement of the estimated amounts of all expenses payable by the Registrant in connection with the registration of the Common Stock, other than underwriting discounts and commissions.




Securities and Exchange Commission - Registration Fee .          $   843.92
Printing and Engraving Expenses . . . . . . . . . . . .          $ 4,156.08
Accounting Fees and Expenses. . . . . . . . . . . . . .          $ 7,500.00
Legal Fees and Expenses . . . . . . . . . . . . . . . .          $ 7,500.00
                                                                 ----------

         Total . . . . . . . . . . . . . . . . . .               $20,000.00
                                                                 ==========





Item 26. Recent Sales of Unregistered Securities.


        During the three years immediately preceding the date of the filing of this Registration Statement, the following securities were issued by the Company without registration under the Securities Act of 1933, as amended ("Act"):

I.      Private Placements.



         During July and August 1998, the Company sold 27.8 units at $10,000. Each unit consisted of 2,000 shares of Preferred Stock and 5,000 1998-B Common Stock Purchase Warrants. An aggregate of 55,600 shares of Preferred Stock and 139,000 1998-B Common Stock Purchase Warrants were sold to 20 accredited investors. The offering was sold only to accredited investors, involved no general solicitation or advertising, and was therefor exempt from registration under Rule 506 of Regulation D promulgated under the Act.

         From September 1998 through June 23, 1999, the Company sold 461.8 units at $10,000 each, for an aggregate of $4,618,000. Each unit consisted of a $10,000 principal amount 12% Senior Note, 2,000 1999-A Common Stock Purchase Warrants, and 1,000 shares of Series B Equity Participating Preferred Stock. The offering was sold to 222 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

         In June 1999, pursuant to the terms of the Series B Preferred Stock, each share of Series B Preferred Stock was exchanged for 4 shares of Common Stock, or an aggregate of 1,867,200 shares of Common Stock. Such exchange was exempt from registration under the Act pursuant to Section 3(a)(9) of the Act. The 1,867,200 shares of Common Stock are restricted securities as defined under Rule 144 promulgated under the Act.

         In June 1999, the Company issued 43,400 shares of Common Stock to Harmonic Research, Inc., a broker-dealer, as part of its compensation in connection with its assisting the Company to raise monies in a private placement offering. The Company also issued to Harmonic Research, Inc. 9,400 1999-A Common Stock Purchase Warrants. The shares and warrants are restricted securities as such term is defined in Rule 144 promulgated under the Act and were issued pursuant to Section 4(2) thereof.

         In June 1999, the Company issued to Robert Flaherty 4,000 shares of Common Stock in connection with public relations services rendered to the Company. Such shares were exempt from registration under Section 4(2) promulgated under the Act.

         In June 1999, the Company issued 10,000 shares of Common Stock to Rick Joshi in consideration of consulting services performed on behalf of the Company. The shares were esxempt from registration pursuant to Section 4(2) promulgated under the Act.

         In July 1999, the Company issued to I. W. Miller Group, Inc. fully vested warrants to acquire up to 100,000 shares, 50,000 of which are exercisable at $2.00 per share and 50,000 of which are exercisable at $3.00 per share. The warrants are exercisable at any time for two years following issuance. The warrants were issued to Miller pursuant to Rule 506 under the Act, and the shares of Common Stock underlying the Warrants will be issued pursuant to such exemption.

         In July 1999, the Company issued to Harmonic Research, Inc. fully vested warrants to acquire up to 150,000 shares of Common Stock at $2.50 per share. The warrants are exercisable at any time for two years following issuance. The warrants were issued pursuant to Rule 506 under the Act, and the shares of Common Stock underlying the Warrants will be issued pursuant to such exemption.

         In August 1999, the Company issued 3,000 shares of Common Stock to Robert Flaherty in consideration of public relations services performed on behalf of the Company. The shares were exempt from registration under Rule 701 promulgated under the Act.

         During October, November and December, 1999, the Company sold 356 units at $10,000 each, for an aggregate of $3,560,000. Each unit consisted of
10,000 shares of Common Stock and 10,000 1999-B Common Stock Purchase Warrants. The offering was sold to 196 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

         During February, March and April 2000, the Company sold an aggregate of 1,300,000 shares of Common Stock at $2.00 per share for a total of $2,600,000. The offering was sold to 22 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.


         In June 2000, the Company sold an aggregate of 2,200,000 shares of Common Stock at $1.50 per share for a total of $3,300,000. In July 2000, the purchase price was reduced to $1.00 per share or an aggregate of $2,200,000. Pursuant to the subscription agreements payment is due on or before August 31, 2000. The offering was sold to 5 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act, or in the alternative were exempt from registration pursuant to Registration S promulgated under the Act.

II. Stock Options


         In September 1997, the Company issued to RAM Group, a consultant, options to purchase up to 5,000 shares of Common Stock at $5.00 per share.

         In December 1997, the Company issued to Joseph Donahue options to purchase up to 5,000 shares of Common Stock at $4.50 per share.

         In December 1997, the Company issued Phillip A. Harvey options to purchase up to 5,000 shares of Common Stock at $4.50 per share.

         In April 1998, the Company issued to Stephen Herbert options to purchase up to 5,000 shares of Common Stock at $4.50 per share.

         In April 1998, the Company issued to Haven Brock Kolls options to purchase up to 5,000 shares of Common Stock at $4.50 per share.

         In April 1998, the Company issued to Leland P. Maxwell options to purchase up to 5,000 shares of Common Stock at $4.50 per share.

         In June 1999, the Company issued options to purchase an aggregate of 470,000 shares of Common Stock at $2.00 per share to its executive officers, as follows: George R. Jensen, Jr. - 180,000 options; Stephen P. Herbert - 110,000 options; Haven Brock Kolls - 100,000 options; Leland Maxwell - 40,000 options; Michael Lawlor - 20,000 options; and Joseph Donahue - 20,000 options.

         In June and July 1999, the Company issued options to purchase an aggregate of 70,000 shares of Common Stock at $2.00 per share to its outside directors, as follows; Steven Katz - 10,000 options; Edwin R. Boynton - 10,000 options; Peter Kapourelos - 10,000 options; William Sellers - 10,000 options; Henry Smith - 10,000 options; William Van Alen, Jr. - 10,000 options; and Douglas M. Lurio - 10,000 options.

         In June 1999, the Company issued options to purchase an aggregate of 12,000 shares of Common Stock at $2.00 per share to six employees as follows:
Margaret Broadwell - 5,000 options; Cecil Ledesma - 2,000 options; Amy Thigpen - 2,000 options; Vivian Stroud - 1,000 options; Jim Tierney - 1,000 options; and Dave DeMedio - 1,000 options.

         In August 1999, the Company issued to Michael Lawlor options to purchase an aggregate of 20,000 shares of Common Stock at $2.00 per share.

         In November 1999, the Company issued fully vested options to purchase an aggregate of 90,000 shares of Common Stock to its executive officers as follows: Stephen P. Herbert - 45,000 options; Haven Brock Kolls - 30,000 options; and Leland Maxwell - 15,000 options. Each option is exercisable at $2.00 per share.

         The issuance of all of the foregoing options was made in reliance upon the exemption provided by Section 4(2) of the Act as all of the options were issued to officers, directors, employees or consultants to the Company, each of such issuances were separate transactions not part of any plan, and none of the issuances involved any general solicitation or advertising.

III.     Common Stock-For Cash.

         In September 1997, options to purchase 7,000 shares of Common Stock at $.50 per share were exercised by the holders thereof.

         In December 1999, warrants to purchase 100,000 shares of Common Stock at $2.00 per share were exercised by the holder thereof.

         In February 2000, warrants to purchase 34,000 shares of Common Stock at $2.50 per share were exercised by the holder thereof.

         In February 2000, options to purchase 10,000 shares of Common Stock at $1.50 per share were exercised by the holder thereof.

         In February 2000, options to purchase 6,500 shares of Common Stock at $2.50 per share were exercised by the holders thereof.

         All of the foregoing issuances were made in reliance upon the exemption provided by Section 4(2) of the Act as all of the issuances were to existing securityholders of the Company, the securities issued contained restrictive legends, and the issuance did not involve any general solicitation or advertising.

            Exhibit
            Number                           Description
            -------------------------------------------------------
            3.1 Articles of Incorporation of Company filed on January 16, 1992 (Incorporated by reference to Exhibit 3.1 to Form SB-2 Registration Statement No. 33-70992).

            3.1.1 First Amendment to Articles of Incorporation of the Company filed on July 17, 1992 (Incorporated by reference to Exhibit 3.1.1 to Form SB-2 Registration Statement No. 33-70992).

            3.1.2 Second Amendment to Articles of Incorporation of the Company filed on July 27, 1992 (Incorporated by reference to Exhibit 3.1.2 to Form SB-2 Registration Statement No. 33-70992).

            3.1.3 Third Amendment to Articles of Incorporation of the Company filed on October 5, 1992 (Incorporated by reference to Exhibit 3.1.3 to Form SB-2 Registration Statement No. 33-70992).

            3.1.4 Fourth Amendment to Articles of Incorporation of the Company filed on October 18, 1993 (Incorporated by reference to Exhibit 3.1.4 to Form SB-2 Registration Statement No. 33-70992).

            3.1.5 Fifth Amendment to Articles of Incorporation of the Company filed on June 7, 1995(Incorporated by reference to Exhibit 3.1 to Form SB-2 Registration Statement No. 33-98808).

            3.1.6 Sixth Amendment to Articles of Incorporation of the Company filed on May 1, 1996 (Incorporated by reference to Exhibit 3.1.6 to Form SB-2 Registration Statement No. 333-09465).

            3.1.7 Seventh Amendment to Articles of Incorporation of the Company filed on March 24, 1997 (Incorporated by reference to Exhibit 3.1.7 to Form SB-2 Registration Statement No. 333-30853).

            3.1.8 Eighth Amendment to Articles of Incorporation of the Company filed on July 5, 1998 (Incorporated by reference to Exhibit 3.1.8 to Form 10-KSB for fiscal year ended June 30, 1998).

            3.1.9 Ninth Amendment to Articles of Incorporation of the Company filed on October 1, 1998. (Incorporated by reference to Exhibit 3.1.9 to Form SB-2 Registration Statement No. 333-81591).

            3.1.10 Tenth Amendment to Articles of Incorporation of the Company filed on April 12, 1999. (Incorporated by reference to Exhibit 3.1.10 to Form SB-2 Registration Statement No. 333-81591).

            3.1.11 Eleventh Amendment to Articles of Incorporation of the Company filed on June 7, 1999. (Incorporated by reference to Exhibit 3.1.11 to Form SB-2 Registration Statement No. 333-81591).

            3.2 By-Laws of the Company (Incorporated by reference to Exhibit 3.2 to Form SB-2 Registration Statement No. 33-70992).

            4.1 Warrant Agreement dated as of June 21, 1995 between the company and American Stock Transfer and Trust Company (Incorporated by reference to Exhibit 4.1 to Form SB-2 Registration Statement N. 33-98808, filed October 31,
                       1995).

            4.2        Form of Warrant Certificate (Incorporated by reference to
                       Exhibit 4.2 to Form SB-2 Registration Statement, No. 33-98808, filed October 31, 1995).

            4.3 1996-B Warrant Agreement dated as of December 27, 1996 between the Company and American Stock Transfer and Trust Company (Incorporated by reference to Exhibit 4.1 to Form SB-2 Registration Statement No. 333-30853).

            4.4 Form of 1996-B Warrant Certificate (Incorporated by reference to Exhibit 4.2 to Form SB-2 Registration Statement No. 333-30853).

            4.5        Form of 1997 Warrant (Incorporated by reference to
                       Exhibit 4.1 to Form SB-2 Registration Statement No. 333-38593, filed February 4, 1998).

            4.6        Form of 12% Senior Note (Incorporated by reference to
                       Exhibit 4.6 to Form SB-2 Registration Statement No. 333-81591).

            4.7        Warrant Certificate of I.W. Miller Group, Inc.
                       (Incorporated by reference to Exhibit 4.7 to Form SB-2 Registration Statement No. 333-84513, filed August 4,
                       1999)

            4.8        Warrant Certificate of Harmonic Research, Inc.
                       (Incorporated by reference to Exhibit 4.8 to Form SB-2 Registration Statement No. 333-84513, filed August 4,
                       1999)

          **5.1        Opinion of Lurio & Associates, P.C.

            10.1 Employment and Non-Competition Agreement between the Company and Adele Hepburn dated as of January 1, 1993 (Incorporated by reference to Exhibit 10.7 to Form SB-2 Registration Statement No. 33-70992).

            10.2 Robert L. Bartlett common Stock Options dated as of July 1, 1993 (incorporated by reference to Exhibit 10.9 to Form SB-2 Registration Statement No. 33-70992).

            10.3 Edward J. Sullivan Common Stock Options dated as of July 1, 1993 (Incorporated by reference to Exhibit 10.10 to Form SB-2 Registration Statement No. 33-70992).

            10.4 Keith L. Sterling Common Stock Options dated July 1, 1993 (Incorporated by reference to Exhibit 10.11 to Form SB-2 Registration Statement No. 33-70992).

            10.5 Adele Hepburn Common Stock Options dated as of July 1, 1993 (Incorporated by reference to Exhibit 10.12 to Form SB-2 Registration Statement No. 33-70992).

            10.6 Gregory C. Rollins Common Stock Options dates as of August 23, 1993 (Incorporated by reference to Exhibit
                       10.13 to Form SB-2 Registration Statement No. 33-70992).


            10.7 Certificate of Appointment of American Stock Transfer & Trust Company as Transfer Agent and Registrar dated October 8, 1993 (Incorporated by reference to Exhibit
                       10.23 to Form SB-2 Registration Statement No.
                       33-70992).

            10.8 Employment and Non-Competition Agreement between the Company and H. Brock Kolls dated as of May 1, 1994 (Incorporated by reference to Exhibit 10.32 to Form SB-2 Registration Statement No. 33-70992).

            10.8.1 First Amendment to Employment and Non-Competition Agreement between the Company and H. Brock Kolls dated as of May 1, 1994 (Incorporated by reference to Exhibit
                       10.13.1 to Form SB-2 Registration Statement No.
                       333-09465).

            10.8.2 Third Amendment to Employment and Non-Competition Agreement between the Company and H. Brock Kolls dated February 22, 2000 (Incorporated by reference to Exhibit
                       10.3 to Form S-8 Registration Statement No. 333-34106).

            10.9 Agreement of Lease dated March 16,1994, by and between the Company and G.F. Florida Operating Alpha, Inc. (Incorporated by reference to Exhibit 10.33 to Form SB-2 Registration Statement No. 33-70992).

            10.10 Megan N. Cherney Common Stock Options dated as of April 1, 1994 (Incorporated by reference to Exhibit 10.41 to Form SB-2 Registration Statement No. 33-70992).

            10.11 H. Brock Kolls Common Stock Options dated as of May 1, 1994 (Incorporated by reference to Exhibit 10.42 to Form SB-2 Registration Statement No. 33-70992).

            10.11.1 H. Brock Kolls Common Stock Options dated as of March 20, 1996 (Incorporated by reference to Exhibit 10.19 to Form SB-2 Registration Statement No. 33-70992)

            10.12 Barry Slawter Common Stock Options dated as of August 25, 1994 (Incorporated by reference to Exhibit 10.43 to Form SB-2 Registration Statement No. 33-70992).


            10.13 Employment and Non-Competition Agreement between the Company and Michael Lawlor dated June 7, 1996 (Incorporated by reference to Exhibit 10.28 to Form SB-2 Registration Statement No. 333-09465).

            10.13.1 First Amendment to Employment and Non-Competition Agreement between the Company and Michael Lawlor dated February 22, 2000 (Incorporated by reference to Exhibit
                       10.5 to Form S-8 Registration Statement No. 333-34106).

            10.14 Michael Lawlor Common Stock Option Certificate dated as of June 7, 1996 (Incorporated by reference to Exhibit
                       10.29 to Form SB-2 Registration Statement
                       No.333-09465).

            10.15 Employment and Non-Competition Agreement between the Company and Stephen P. Herbert dated April 4, 1996 (Incorporated by reference to Exhibit 10.30 to Form SB-2 Registration Statement No. 333-09465).

            10.15.1 First Amendment to Employment and Non-Competition Agreement between the Company and Stephen P. Herbert dated February 22, 2000 (Incorporated by reference to Exhibit 10.2 to Form S-8 Registration Statement No. 333-34106).

            10.16 Stephen P. Herbert Common Stock Option Certificate dated April 4, 1996 (Incorporated by reference to Exhibit 10.31 to Form SB-2 Registration Statement No. 333-09465).

            10.17 RAM Group Common Stock Option Certificate dated as of August 22, 1996 (Incorporated by reference to Exhibit
                       10.34 to Form SB-2 Registration No. 33-98808).

            10.18 RAM Group Common Stock Option Certificate dated as of November 1, 1996 (Incorporated by reference to Exhibit
                       10.35 to Form SB-2 Registration No. 33-98808).

            10.19 Philip A. Harvey Common Stock Option Certificate dated as of November 1, 1996 (Incorporated by reference to Exhibit 10.36 to Form SB-2 Registration No. 33-98808).

            10.20 Joseph Donahue Common Stock Option Certificate dated as of September 2, 1996 (Incorporated by reference to Exhibit 10.37 to Form SB-2 Registration No. 33-98808).

            10.21 Employment and Non-Competition Agreement between the Company and Leland P. Maxwell dated February 24, 1997 (Incorporated by reference to Exhibit 10.39 to Form SB-2 Registration No. 33-98808)

            10.21.1 Second Amendment to Employment and Non-Competition Agreement between the Company and Leland P. Maxwell dated February 22, 2000 (Incorporated by reference to Exhibit
                       10.4 to Form S-8 Registration Statement No. 333-34106)

            10.22 Leland P. Maxwell Common Stock Option Certificate dated February 24, 1997 (Incorporated by reference to Exhibit
                       10.40 to Form SB-2 Registration No. 33-98808).

            10.23 Letter between the Company and GEM Advisers, Inc. signed May 15, 1997 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on May 22, 1997).

            10.24 Business Express Agreement between the Company and 1217909 Ontario Inc. dated May 20, 1997 (Incorporated by reference to Exhibit 10.42 to Form 8-K filed on May 22, 1997).

            10.25 H. Brock Kolls Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit
                       10.43 to Form SB-2 Registration Statement No.
                       333-30853).

            10.26 Stephen Herbert Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit 10.44 to Form SB-2 Registration Statement No. 333-30853).

            10.27 Keith Sterling Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit
                       10.45 to Form SB-2 Registration Statement No.
                       333-30853).

            10.28 Michael Feeney Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit
                       10.46 to Form SB-2 Registration Statement No.
                       333-30853).

            10.29 Joint Venture Agreement dated September 24, 1997 between the Company and Mail Boxes Etc. (Incorporated by reference to Exhibit 10.47 to Form 10-KSB filed on September 26, 1997).

            10.30 Employment and Non-competition Agreement between the Company and George R. Jensen, Jr. dated November 20, 1997 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on November 26, 1997).

            10.31.1 First Amendment to Employment and Non-Competition Agreement between the Company and George R. Jensen, Jr., dated as of June 17, 1999.

            10.31.2 Second Amendment to Employment and Non-Competition Agreement between the Company and George R. Jensen, Jr., dated February 22, 2000 (Incorporated by reference to Exhibit 10.1 to Form S-8 Registration Statement No. 333-34106).

            10.31 Agreement between the Compapny and Promus Hotels, Inc. dated May 8, 1997 (incorporated by reference to Exhibit
                       10.49 to Form SB-2 Registration Statement No. 333-38593, filed on February 4, 1998).

            10.32 Agreement between the Company and Choice Hotels International, Inc. dated April 24, 1997 (Incorporated by reference to Exhibit 10.50 to Form SB-2 Registration Statement No. 333-38593, filed on February 4, 1998).

            10.33 Agreement between the Company and PNC Merchant Services dated July 18, 1997 (Incorporated by reference to Exhibit
                       10.51 to Form SB-2 Registration Statement No. 333-38593, filed on February 4, 1998).

            10.34 Separation Agreement between the Company and Keith L. Sterling dated April 8, 1998 (Incorporated by reference to Exhibit to Exhibit 10.1 to Form 10-QSB filed May 12,
                       1998).

            10.35 Phillip A. Harvey Common Stock Option Certificate dated as of April 22, 1999 (Incorporated by reference to Exhibit 10.35 to Form SB-2 Registration Statement No. 333-81591).

            10.36 Consulting Agreement between Ronald Trahan and the Company dated November 16, 1998 (incorporated by reference to Exhibit 28 to Registration Statement No. 333-67503 on Form S-8 filed on November 18, 1998).

            10.37 Consulting Agreement between Mason Sexton and the Company dated March 10, 1999 (incorporated by reference to Exhibit 28 to Registration Statement No. 333-74807 on Form S-8 filed on March 22, 1999).

            10.38 Financial Public Relations Agreement between the Company and I.W. Miller Group, Inc. dated August 1, 1999 (incorporated by reference to Exhibit 10.38 to Registration Statement No. 333-84513 on Form SB-2 filed on August 4, 1999).

            10.39 Consulting Agreement between Harmonic Research, Inc. and the Company dated August 3, 1999 (incorporated by reference to Exhibit 10.39 to Registration Statement No. 333-84513 on Form SB-2 filed on August 4, 1999).

            10.40 Subscription Agreement between the Company and Venture Capital USA dated June 19, 2000 (incorporated by reference to Exhibit 10.1 to Report on Form 8-K (No. 333-70992) filed June 29, 2000).

            10.41 Subscription Agreement between the Company and Angles Co. Limited dated June 9, 2000 (incorporated by reference to
                       Exhibit 10.2 to Report on Form 8-K (No. 333-70992) filed June 29, 2000).

            10.42 Subscription Agreement between the Company and Clipper Holdings Limited dated June 19,2000 (incorporated by reference to Exhibit 10.3 to Report on Form 8-K (No. 333-70992) filed June 29, 2000).

            10.43 Subscription Agreement between the Company and DF Investment dated June 9, 2000 (incorporated by reference to Exhibit 10.4 to Report on Form 8-K (No. 333-70992) filed June 29, 2000).

            10.44 Subscription Agreement between the Company and Metropolitan Partners Ltd. dated June 19, 2000 (incorporated by reference to Exhibit 10.5 to Report on Form 8-K (No. 333-70992) filed June 29, 2000).

          **23.1       Consent of Ernst & Young LLP.

          **27.1       Power of Attorney


     -------------------------------------------------------------------
     ** -- Filed herewith.

Item 28.  Undertakings.

        The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on July 24, 2000.


                                    USA TECHNOLOGIES, INC.

                                By: /s/ George R. Jensen, Jr.
                                    ------------------------------------
                                    George R. Jensen, Jr.,
                                    Chairman and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George R. Jensen, Jr. and Leland P. Maxwell, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been duly signed below by the following persons in the capacities and dates indicated.

     Signatures                          Title                Date
     ----------                          -----                ----

/s/ George R. Jensen, Jr.        Chairman of the Board,       July 24, 2000
----------------------------        and Chief Executive
George R. Jensen, Jr.               Officer (Principal
                                    and Chief Executive
                                    Officer) Director

/s/ Leland P. Maxwell            Vice President, Chief        July 24, 2000
----------------------------        Financial Officer
Leland P. Maxwell                   Treasurer (Principal
                                    Accounting Officer)

/s/ Stephen P. Herbert           President, Chief             July 24, 2000
----------------------------        Operating Officer,
Stephen P. Herbert                  Director


/s/ William W. Sellers           Director                     July 24, 2000
---------------------------
William W. Sellers


                                 Director                     July __, 2000
----------------------------
Henry B. duPont Smith


/s/ William L. Van Alen, Jr.     Director                     July 24, 2000
----------------------------
William L. Van Alen, Jr.

                                 Director                     July __, 2000
----------------------------
Steven Katz

/s/ Douglas M. Lurio             Director                     July 24, 2000
----------------------------
Douglas M. Lurio

                                 Director                     July __, 2000
----------------------------
Edwin R. Boynton



                                  EXHIBIT INDEX

Exhibit
Number            Description
-------           -----------

   5.1            Opinion of Lurio & Associates


  23.1            Consent of Independent Auditors


  24.1            Power of Attorney (appears as part of signature page)


----------------